Exhibit 10.1
AMENDMENT NO. 2
November 14, 2023
THIS AMENDMENT NO. 2 (this “Amendment”), dated as of the date first set forth above, is entered into by and among, inter alios, LIFETIME BRANDS, INC. (the “Borrower”), each other Loan Party party hereto, the Lenders (as defined below) party hereto (the “Extended Term Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, the other Loan Parties party thereto, the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent, are party to the Loan Agreement, dated as of March 2, 2018 (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Loan Agreement” and as amended hereby, the “Amended Loan Agreement”);
WHEREAS, certain Tranche B Term Loans are outstanding under the Loan Agreement as of the date hereof, immediately prior to giving effect to this Amendment and such Tranche B Term Loans shall otherwise be referred to herein as the “Existing Term Loans”.
WHEREAS, in accordance with Section 9.02 of the Loan Agreement, the Borrower has requested to amend the Loan Agreement on the terms set forth herein;
WHEREAS, each Amendment No. 2 Consenting Lender (as defined in Exhibit A) that has so indicated on its signature page hereto has agreed, on the terms and conditions set forth herein, to exchange (on a cashless basis) its Tranche B Term Loans (or such lesser amount as may be notified to it by the Administrative Agent) for, or to cause one of its affiliates to receive a primary allocation of, Extended Term Loans (as defined in Exhibit A) in a principal amount at least equal to the principal amount of Tranche B Term Loans held by such Amendment No. 2 Consenting Lender immediately prior to the effectiveness of this Amendment (or such lesser amount as may be notified to it by the Administrative Agent), in each case, effective as of the Amendment No. 2 Effective Date;
WHEREAS, the Amendment No. 2 Additional Extended Term Loan Lender (as defined in Exhibit A) shall make Amendment No. 2 Additional Extended Term Loans (as defined in Exhibit A) to the Borrower on the Amendment No. 2 Effective Date in the amount of $55,990,841.48 the proceeds of which shall be used to repay a portion of the Existing Term Loans;
WHEREAS, the Borrower will make a voluntary prepayment, pursuant to Section 2.12(a) of the Amended Loan Agreement (the “Term Loan Repayment”), which combined with the proceeds of the Amendment No. 2 Additional Extended Term Loans, will be applied to repay all Tranche B Term Loans other than the Converted Tranche B Term Loans;
WHEREAS, the Converted Tranche B Term Loans have an outstanding principal amount of $94,009,158.52;
WHEREAS, the Loan Parties expect to realize substantial direct and indirect benefits as a result of this Amendment becoming effective and the consummation of the transactions contemplated hereby, and agree to reaffirm their obligations under the Amended Loan Agreement, the Collateral Documents and the other Loan Documents to which they are a party; and

WHEREAS, the Administrative Agent, the Lenders party hereto and the Borrower agree to amend the Loan Agreement, on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.     Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Loan Agreement, as amended by this Amendment.
2.    Amendments.
a.The Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.

b.each of Schedule 3.05, Schedule 3.06, Schedule 3.14, Schedule 3.15, Schedule 6.01, Schedule 6.02, Schedule 6.03, Schedule 6.04, Schedule 6.09 and Schedule 6.10 to the Loan Agreement is amended and restated to read in its entirety as Schedule 3.05, Schedule 3.06, Schedule 3.14, Schedule 3.15, Schedule 6.01, Schedule 6.02, Schedule 6.03, Schedule 6.04, Schedule 6.09 and Schedule 6.10 attached to this Amendment, respectively.

3.    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions (the date of the satisfaction of all such conditions, the “Amendment No. 2 Effective Date”):
(a)    The Administrative Agent (or its counsel) shall have received from each of the Borrower, the Loan Parties party hereto and the Lenders constituting Required Lenders and the Amendment No. 2 Additional Extended Term Loan Lender either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Amendment by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Amendment.
(b)    The Borrower shall have paid to the Administrative Agent, for the account of each Extended Term Lender, an upfront fee equal to 4.00% of the aggregate Extended Term Loans of such Lender as of the Amendment No. 2 Effective Date (after giving effect to the Term Loan Repayment).
(c)    The Administrative Agent shall have received payment of the Administrative Agent’s (and its Affiliates’) fees separately agreed upon with the Borrower and its reasonable charges, disbursements and expenses in connection with the preparation, execution and delivery of this Amendment, including all reasonable fees, charges, disbursements and expenses of counsel to the Administrative Agent.
(d)    The Administrative Agent shall have received the Term Loan Repayment.
(e)    The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, such other opinions, instruments and documents as the Administrative Agent or its counsel shall have reasonably requested prior to the date hereof.
4.    Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent that, as of the date hereof:
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(a)this Amendment has been duly authorized, executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(b)the execution, delivery and performance by such Loan Party of this Amendment (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (ii) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents;

(c)At the time of and immediately after effectiveness of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower set forth in the Amended Loan Agreement are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect are true and correct in all respects) as of such earlier date (in each case, with each reference therein to the Effective Date, being deemed to be a reference to the date hereof).

5.     Reaffirmation; Reference to and Effect on the Loan Documents.

(a)From and after the Amendment No. 2 Effective Date, each reference in the Loan Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Loan Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Loan Agreement as amended by this Amendment. This Amendment is a Loan Document.
(b)The Loan Documents, and the obligations of the Loan Parties under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.
(c)The Borrower and each other Loan Party (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce, except to the extent of the Term Loan Repayment when made, or discharge its obligations under the Loan Documents, (iv) agrees that the Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (v) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the Secured Obligations and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents remain and continue in full force and effect in respect of, and to secure, the Secured Obligations. Each Loan Party hereby reaffirms its obligations under the Loan Guaranty and agrees that its obligation to guarantee the Secured Obligations is in full force and effect as of the date hereof.
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(d)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(e)In the event of any conflict between the terms of this Amendment and the terms of the Loan Agreement or the other Loan Documents, the terms hereof shall control.
6.    Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc.

(a)    This Amendment shall be construed in accordance with and governed by the law of the State of New York, but giving effect to federal laws applicable to national banks.

(b)    EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.09(b) THROUGH 9.09(d) AND SECTION 9.10 OF THE LOAN AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.
7.    Amendments; Headings; Severability. This Amendment may not be amended nor may any provision hereof be waived except in accordance with Section 9.02 of the Loan Agreement. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8.     Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

9.     Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Loan Agreement.

[remainder of page intentionally left blank]

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.
BORROWER:    LIFETIME BRANDS, INC.

By:    /s/ Laurence Winoker
Name: Laurence Winoker
Title:    Executive Vice President, Treasurer and Chief Financial Officer

OTHER LOAN PARTIES:    PFALTZGRAFF FACTORY STORES, INC.

    By: /s/ Laurence Winoker
Name: Laurence Winoker
Title:    Executive Vice President, Treasurer and Chief Financial Officer
    THE CHEF’N CORPORATION

    By: /s/ Laurence Winoker
Name: Laurence Winoker
Title:    Executive Vice President, Treasurer and Chief Financial Officer

[Signature Page to Amendment]

ADMINISTRATIVE AGENT:    JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
By:    /s/ Ronica Logani
Name: Ronica Logani
Title: Authorized Officer

[Signature Page to Amendment]

LENDER:    JPMORGAN CHASE BANK, N.A.,
as Amendment No. 2 Additional Extended Term Loan Lender
By:    /s/ Ronica Logani
Name: Ronica Logani
Title: Authorized Officer
[Signature Page to Amendment]

Lender Signature Pages on file with the Administrative Agent
[Signature Page to Amendment]

Exhibit A

LOAN AGREEMENT
dated as of
March 2, 2018
among
LIFETIME BRANDS, INC.
The Other Loan Parties Party Hereto
The Lenders Party Hereto
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
and
~~GOLUB CAPITAL LLC,~~
MANUFACTURERS AND TRADERS TRUST COMPANY,
as Syndication Agent

_________________________

JPMORGAN CHASE BANK, N.A.,
and ~~GOLUB CAPITAL LLC~~
MANUFACTURERS AND TRADERS TRUST COMPANY,
as Joint Bookrunners and Joint Lead Arrangers

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CONTENTS
    Page
ARTICLE I DEFINITIONS    1
SECTION 1.01.    Defined Terms    1
SECTION 1.02.    Classification of Loans and Borrowings    ~~49~~46
SECTION 1.03.    Terms Generally    ~~49~~46
SECTION 1.04.    Accounting Terms; GAAP; Pro Forma Calculations; Limited Conditionality Acquisition    ~~50~~46
SECTION 1.05.    Status of Obligations    ~~51~~48
SECTION 1.06.    Interest Rates; Benchmark Notification    ~~52~~48
SECTION 1.07.    Divisions    48
ARTICLE II THE CREDITS    ~~52~~49
SECTION 2.01.    Commitments    ~~52~~49
SECTION 2.02.    Loans and Borrowings    ~~52~~49
SECTION 2.03.    Procedure for Borrowings    ~~53~~49
SECTION 2.04.    [Intentionally Omitted]    ~~54~~50
SECTION 2.05.    [Intentionally Omitted]    ~~54~~50
SECTION 2.06.    [Intentionally Omitted]    ~~54~~50
SECTION 2.07.    [Intentionally Omitted]    ~~54~~50
SECTION 2.08.    [Intentionally Omitted]    ~~54~~50
SECTION 2.09.    Interest Elections    ~~54~~50
SECTION 2.10.    Termination of Commitments    ~~55~~51
SECTION 2.11.    Repayment and Amortization of Loans; Evidence of Debt    ~~55~~51
SECTION 2.12.    Prepayment of Loans    ~~56~~52
SECTION 2.13.    Fees    ~~59~~55
SECTION 2.14.    Interest    ~~59~~55
SECTION 2.15.    Alternate Rate of Interest    ~~60~~56
SECTION 2.16.    Increased Costs    ~~63~~58
SECTION 2.17.    Break Funding Payments    ~~64~~59
SECTION 2.18.    Taxes    ~~64~~59
SECTION 2.19.    Payments Generally; Allocation of Proceeds; Sharing of Set-offs    ~~67~~62
SECTION 2.20.    Mitigation Obligations; Replacement of Lenders    ~~69~~63
SECTION 2.21.    Incremental Term Facilities    ~~70~~64
SECTION 2.22.    Returned Payments    ~~73~~66
SECTION 2.23.    [Intentionally Omitted]    ~~73~~67
SECTION 2.24.    [Intentionally Omitted]    ~~73~~67
SECTION 2.25.    [Intentionally Omitted]    ~~73~~67
SECTION 2.26.    Defaulting Lenders    ~~73~~67
SECTION 2.27.    Loan Modification Offers    ~~74~~68
SECTION 2.28.    Refinancing Amendments    ~~75~~69

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ARTICLE III REPRESENTATIONS AND WARRANTIES    ~~76~~70
SECTION 3.01.    Organization; Powers    ~~76~~70
SECTION 3.02.    Authorization; Enforceability    ~~76~~70
SECTION 3.03.    Governmental Approvals; No Conflicts    ~~76~~70
SECTION 3.04.    Financial Condition; No Material Adverse Change    ~~76~~70
SECTION 3.05.    Properties    ~~77~~71
SECTION 3.06.    Litigation and Environmental Matters    ~~77~~71
SECTION 3.07.    Compliance with Laws and Agreements    ~~77~~71
SECTION 3.08.    Investment Company Status    ~~78~~71
SECTION 3.09.    Taxes    ~~78~~71
SECTION 3.10.    ERISA; Non-U.S. Pension Plans    ~~78~~72
SECTION 3.11.    Disclosure    ~~78~~72
SECTION 3.12.    Material Agreements    ~~79~~72
SECTION 3.13.    Solvency    ~~79~~73
SECTION 3.14.    Insurance    ~~79~~73
SECTION 3.15.    Capitalization and Subsidiaries    ~~79~~73
SECTION 3.16.    No Burdensome Restrictions    ~~80~~73
SECTION 3.17.    Federal Reserve Regulations    ~~80~~73
SECTION 3.18.    Security Interest in Collateral    ~~80~~73
SECTION 3.19.    Employment Matters    ~~80~~74
SECTION 3.20.    Common Enterprise    ~~80~~74
SECTION 3.21.    Anti-Corruption Laws and Sanctions    ~~80~~74
SECTION 3.22.    ~~EEA~~Affected Financial Institutions    ~~81~~74
SECTION 3.23.    Plan Assets; Prohibited Transactions    ~~81~~74
ARTICLE IV CONDITIONS    ~~81~~75
SECTION 4.01.    Effective Date    ~~81~~75
ARTICLE V AFFIRMATIVE COVENANTS    ~~82~~76
SECTION 5.01.    Financial Statements and Other Information    ~~83~~76
SECTION 5.02.    Notices of Material Events    ~~84~~78
SECTION 5.03.    Existence; Conduct of Business    ~~85~~79
SECTION 5.04.    Payment of Obligations    ~~85~~79
SECTION 5.05.    Maintenance of Properties    ~~86~~79
SECTION 5.06.    Books and Records; Inspection Rights    ~~86~~79
SECTION 5.07.    Compliance with Laws    ~~86~~79
SECTION 5.08.    Use of Proceeds    ~~86~~80
SECTION 5.09.    Insurance    ~~86~~80
SECTION 5.10.    Casualty and Condemnation    ~~87~~80
SECTION 5.11.    [Intentionally Omitted]    ~~87~~80
SECTION 5.12.    [Intentionally Omitted]    ~~87~~80
SECTION 5.13.    [Intentionally Omitted]    ~~87~~80

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SECTION 5.14.    Additional Collateral; Further Assurances    ~~87~~80
SECTION 5.15.    Maintenance of Ratings    ~~89~~82
ARTICLE VI NEGATIVE COVENANTS    ~~89~~82
SECTION 6.01.    Indebtedness    ~~89~~82
SECTION 6.02.    Liens    ~~91~~84
SECTION 6.03.    Fundamental Changes    ~~94~~86
SECTION 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions    ~~95~~87
SECTION 6.05.    Asset Sales    ~~98~~90
SECTION 6.06.    Sale and Leaseback Transactions    ~~99~~91
SECTION 6.07.    Swap Agreements    ~~99~~91
SECTION 6.08.    Restricted Payments    ~~99~~91
SECTION 6.09.    Transactions with Affiliates    ~~100~~92
SECTION 6.10.    Restrictive Agreements    ~~100~~92
SECTION 6.11.    Amendment of Material Documents    ~~102~~93
SECTION 6.12.    Subordinated Indebtedness    ~~102~~94
SECTION 6.13.    Material Intellectual Property    94
SECTION 6.14.    Financial Covenant    95
ARTICLE VII EVENTS OF DEFAULT    ~~103~~95
ARTICLE VIII THE ADMINISTRATIVE AGENT    ~~106~~98
SECTION 8.01.    ~~Appointment    106~~Authorization and Action    98
SECTION 8.02.    ~~Rights as a Lender    106~~Administrative Agent’s Reliance, Limitation of Liability, Etc.    100
SECTION 8.03.    ~~Duties and Obligations    106~~Posting of Communications    101
SECTION 8.04.    ~~Reliance    107~~The Administrative Agent Individually    102
SECTION 8.05.    ~~Actions through Sub-Agents    107~~Successor Administrative Agents    102
SECTION 8.06.    ~~Resignation    107~~Acknowledgements of Lenders    103
SECTION 8.07.    ~~Non-Reliance    108~~Collateral Matters    105
SECTION 8.08.    ~~Other Agency Titles    109~~Credit Bidding    106
SECTION 8.09.    ~~Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties    109~~[Reserved]    106
SECTION 8.10.    Foreign Law    ~~112~~106
SECTION 8.11.    Flood Laws    ~~114~~108
SECTION 8.12.    Certain ERISA Matters    ~~114~~108
ARTICLE IX MISCELLANEOUS    ~~116~~109
SECTION 9.01.    Notices    ~~116~~109
SECTION 9.02.    Waivers; Amendments    ~~118~~110
SECTION 9.03.    Expenses; Limitation of Liability; Indemnity~~; Damage Waiver    121~~, Etc.    113

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SECTION 9.04.    Successors and Assigns    ~~122~~115
SECTION 9.05.    Survival    ~~128~~121
SECTION 9.06.    Counterparts; Integration; Effectiveness; Electronic Execution    ~~129~~121
SECTION 9.07.    Severability    ~~129~~122
SECTION 9.08.    Right of Setoff    ~~129~~122
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process    ~~130~~123
SECTION 9.10.    WAIVER OF JURY TRIAL    ~~130~~123
SECTION 9.11.    Headings    ~~131~~124
SECTION 9.12.    Confidentiality    ~~131~~124
SECTION 9.13.    Several Obligations; Nonreliance; Violation of Law    ~~132~~125
SECTION 9.14.    USA PATRIOT Act    ~~132~~125
SECTION 9.15.    Disclosure    ~~132~~125
SECTION 9.16.    Appointment for Perfection    ~~132~~125
SECTION 9.17.    Interest Rate Limitation    ~~132~~125
SECTION 9.18.    Marketing Consent    ~~133~~126
SECTION 9.19.    Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions    ~~133~~126
SECTION 9.20.    No Fiduciary Duty, etc.    ~~133~~126
SECTION 9.21.    Release of Loan Guarantors    ~~134~~127
SECTION 9.22.    Intercreditor Agreements    ~~135~~127
SECTION 9.23.    Acknowledgement Regarding Any Supported QFCs    128
ARTICLE X LOAN GUARANTY    ~~135~~128
SECTION 10.01.    Guaranty    ~~135~~128
SECTION 10.02.    Guaranty of Payment    ~~136~~129
SECTION 10.03.    No Discharge or Diminishment of Loan Guaranty    ~~136~~129
SECTION 10.04.    Defenses Waived    ~~137~~129
SECTION 10.05.    Rights of Subrogation    ~~137~~130
SECTION 10.06.    Reinstatement; Stay of Acceleration    ~~137~~130
SECTION 10.07.    Information    ~~137~~130
SECTION 10.08.    Termination    ~~138~~130
SECTION 10.09.    Taxes    ~~138~~131
SECTION 10.10.    Maximum Liability    ~~138~~131
SECTION 10.11.    Maximum Liability    ~~138~~131
SECTION 10.12.    Contribution    ~~139~~131
SECTION 10.13.    Liability Cumulative    ~~139~~132

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SCHEDULES:

Schedule 2.01 – Commitments
Schedule 3.05 – Properties
Schedule 3.06 – Disclosed Matters*
Schedule 3.14 – Insurance
Schedule 3.15 – Capitalization and Subsidiaries*
Schedule 6.01 – Existing Indebtedness*
Schedule 6.02 – Existing Liens*
Schedule 6.03 – Fundamental Changes*
Schedule 6.04 – Existing Investments*
Schedule 6.09 – Transaction with Affiliates*
Schedule 6.10 – Existing Restrictions*

EXHIBITS:

Exhibit A – Form of Assignment and Assumption
Exhibit B – [Intentionally Omitted]
Exhibit C – ~~[Intentionally Omitted]~~Form of Interest Election Request
Exhibit D – Form of Compliance Certificate
Exhibit E – Joinder Agreement
Exhibit F – List of Closing Documents
Exhibit G-1 – Form of U.S. Tax Certificate (for Non-U.S. [Lenders][Participants] That Are Not Partnerships)
Exhibit G-2 – Form of U.S. Tax Certificate (for Non-U.S. [Lenders][Participants] That Are Partnerships)
Exhibit H-1 – Auction Procedures
Exhibit H-2 – Affiliated Lender Assignment and Assumption

*Schedules and exhibits to this Exhibit have been omitted in accordance with Regulation S-K Items 601(a)(5) and/or 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.

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LOAN AGREEMENT dated as of March 2, 2018 (as it may be amended or modified from time to time, this “Agreement”), among LIFETIME BRANDS, INC., the other Loan Parties from time to time party hereto, the Lenders from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and GOLUB CAPITAL LLC, as Syndication Agent.
The parties hereto agree as follows:
ARTICLE I

Definitions
ARTICLE 1VDefined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABL Agent” means JPMCB, in its capacity as administrative agent under the ABL Credit Agreement (or any successor agent thereunder or under any replacement thereof).
“ABL Credit Agreement” means that certain Credit Agreement, dated as of the Effective Date, among Lifetime Brands, Inc., as the Borrower, the other borrowers from time to time party thereto, the other loan parties from time to time party thereto, the ABL Agent and the lenders from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time and as replaced or refinanced in whole or in part (whether with the same group of lenders or a different group of lenders) in accordance with the terms hereof and of the ABL/Term Loan Intercreditor Agreement.
“ABL Documents” means, collectively, the ABL Credit Agreement and all other agreements, instruments, documents and certificates executed and/or delivered in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and of the ABL/Term Loan Intercreditor Agreement.
“ABL Facility” means the asset-based revolving credit facility incurred pursuant to the terms of the ABL Credit Agreement.
“ABL Obligations” means the Indebtedness and other obligations of the Borrower and its Subsidiaries under the ABL Documents.
“ABL Priority Collateral” has the meaning assigned thereto in the ABL/Term Loan Intercreditor Agreement, and is intended to indicate that portion of the Collateral subject to a prior Lien in favor of the ABL Agent and the other secured parties for which it acts.
“ABL/Term Loan Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Effective Date, by and among the Administrative Agent, as Term Loan Representative, the ABL Agent, as ABL Representative, and each of the Loan Parties party thereto.
“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.
“Accepting Lenders” has the meaning given to such term in Section 2.27(a).
“Account” has the meaning assigned to such term in the Security Agreement.

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“Account Debtor” means any Person obligated on an Account.
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.
“Additional Refinancing Lender” has the meaning set forth in Section 2.28(a).
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.11448%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) the applicable Term SOFR Adjustment provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (~~including its branches and~~or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Foreign Subsidiary” means any Foreign Subsidiary to the extent greater than 65% of the Equity Interests of such Foreign Subsidiary being pledged to support the Secured Obligations could reasonably be expected to cause a Deemed Dividend Issue.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.
“~~Agent Party~~Agent-Related Person” has the meaning assigned to ~~such term~~it in Section ~~9.01~~9.03(d).
“Agreement” has the meaning set forth in the preliminary statements hereto.
“All-in Yield” means, with respect to any Loans (or other Indebtedness, if applicable), the effective yield on such Loans (or other Indebtedness, if applicable), as reasonably determined by the Administrative Agent in consultation with the Borrower, taking into account applicable interest rate margins, original issue discount (amortized over the shorter of (x) the original stated life of such Loans (or other Indebtedness, if applicable) and (y) the four years following the date of incurrence thereof), upfront or similar fees, interest rate floors or similar devices and fees payable to Lenders (or other lenders, as applicable) making such Loans (or other Indebtedness, if applicable); provided that, that “All-in Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees or

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other fees payable to any lead arranger (or its affiliates) in connection with the commitment or syndication of such Loans (or other Indebtedness, if applicable).
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.15 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.15(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Amendment No. 1 Effective Date” means December 29, 2022.
“Amendment No. 2” means that certain Amendment No. 2, dated as of the Amendment No. 2 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto.
“Amendment No. 2 Additional Extended Term Loan Commitment” means, with respect to the Amendment No. 2 Additional Extended Term Loan Lender, its commitment to make an Amendment No. 2 Additional Extended Term Loan. As of the Amendment No. 2 Effective Date, immediately prior to the making of the Amendment No. 2 Additional Extended Term Loan, the Amendment No. 2 Additional Extended Term Loan Commitment is equal to $55,990,841.48.
“Amendment No. 2 Additional Extended Term Loan Lender” means JPMorgan Chase Bank, N.A.
“Amendment No. 2 Additional Extended Term Loan” means a loan made pursuant to Section 2.01(b) by the Amendment No. 2 Additional Extended Term Loan Lender on the Amendment No. 2 Effective Date.
“Amendment No. 2 Consenting Lender” means each Lender that provided the Administrative Agent with a counterpart to Amendment No. 2 executed by such Lender on or prior to the Amendment No. 2 Effective Date.
“Amendment No. 2 Effective Date” has the meaning assigned to such term in Amendment No. 2.
“Ancillary Document” has the meaning assigned to it in Section 9.06(b).

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“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Party” has the meaning assigned to it in Section 8.03(c).
“Applicable Percentage” means, with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the ~~Tranche B~~Extended Term Loans and the denominator of which is the aggregate outstanding principal amount of the ~~Tranche B~~Extended Term Loans of all ~~Tranche B~~Extended Term Lenders.
“Applicable Pledge Percentage” means 100% but 65% in the case of a pledge by the Borrower or any Domestic Subsidiary of its Equity Interests in a Foreign Subsidiary that is an Affected Foreign Subsidiary due to a Deemed Dividend Issue.
“Applicable Rate” means a rate per annum equal to (i) ~~3.50~~5.50% in the case of Term Benchmark Loans or RFR Loans and (ii) ~~2.50~~4.50% in the case of ABR Loans.
“Approved Account” means an Account subject to an Approved Account Sale.
“Approved Account Sale” has the meaning assigned to such term in Section 6.05(j).
“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).
“Approved Fund” has the meaning assigned to such term in Section 9.04.
“Arrangers” means, collectively, (i) JPMorgan Chase Bank, N.A. and Manufacturers and Traders Trust Company, in their capacities as joint bookrunners and joint lead arrangers in respect of the Extended Term Loans and (ii) JPMorgan Chase Bank N.A. and Golub Capital LLC, in their capacities as joint bookrunners and joint lead arrangers for the Tranche B Term Loans.
“Arranger Fee Letter” means the Term Loan Arranger Fee Letter, dated December 22, 2017, by and among the Borrower, Golub Capital LLC and JPMCB.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, at any time, with respect to any Approved Account Sale, the principal amount of Indebtedness which would be outstanding at such time pursuant to such Approved Account Sale if the sale of the related Approved Accounts thereunder were instead structured as a financing.
“Auction” shall mean an auction pursuant to which a Purchasing Borrower Party offers to purchase Term Loans pursuant to the Auction Procedures.
“Auction Manager” shall mean (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction; provided that, the Borrower shall not designate the Administrative Agent as the Auction Manager without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Manager).

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“Auction Procedures” shall mean the procedures set forth in Exhibit H-1.
“Auction Purchase Offer” shall mean an offer by a Purchasing Borrower Party to purchase Term Loans pursuant to an auction process conducted in accordance with the Auction Procedures and otherwise in accordance with Section 9.04(e).
“Available Amount” means, on any date of determination (the “Available Amount Reference Date”), an amount (which shall not be less than zero) equal to (without duplication):
(a)$15,000,000; plus
(b)the Cumulative Retained Excess Cash Flow Amount as of the Available Amount Reference Time; plus
(c)to the extent not otherwise included, the aggregate amount of cash Returns to the Borrower or any Subsidiary in respect of investments made pursuant to Section 6.04(aa) during the period from and including the Business Day immediately following the Effective Date through and including the Available Amount Reference Date; plus
(d)the aggregate amount of Retained Declined Proceeds retained by the Borrower during the period from the Business Day immediately following the Effective Date through and including the Available Amount Reference Date; minus
(e)the sum of (i) the aggregate amount of investments made using the Available Amount pursuant to Section 6.04(aa), (ii) the aggregate amount of Restricted Payments made using the Available Amount pursuant to clause (e)(B) of Section 6.08, and (iii) the aggregate amount of payments made of or in respect of Subordinated Indebtedness made using the Available Amount pursuant to Section 6.12(a)(v), in each case, during the period from and including the Business Day immediately following the Effective Date through and including the Available Amount Reference Date (without taking account of the intended usage of the Available Amount on such Available Amount Reference Date for which such determination is being made).
“Available Tenor” means, as of any date of determination and with respect to the ~~then-current~~then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.15.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

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“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to any Loan Party by any lender under the ABL Facility or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts, cash pooling services, and interstate depository network services).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or any other jurisdiction or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.15.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)the Adjusted Daily Simple SOFR;
(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (1) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in Dollars at such time in the United States and (ii) the related Benchmark Replacement Adjustment;

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provided that if the Benchmark Replacement as determined pursuant to clause (a) or clause (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such ~~non-representativeness~~non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

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For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15.

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code ~~or~~to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of ~~ERISA Section 3(42)~~the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
~~“Billing Statement” has the meaning assigned to such term in Section 2.19(f).~~
~~“Board” means the Board of Governors of the Federal Reserve System of the United States of America.~~
“Borrower” means Lifetime Brands, Inc., a Delaware corporation.
“Borrowing” means a Term Loan of the same Class and Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Burdensome Restrictions” means any consensual encumbrance or restriction ~~of the type described in clause (a) or (b) of~~prohibited by Section 6.10.
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.
“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

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“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the ~~date hereof~~Amendment No. 2 Effective Date), of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not (i) directors of the Borrower on the Effective Date, (ii) nominated or appointed by the board of directors of the Borrower or (iii) approved by the board of directors of the Borrower as director candidates prior to their election; (c) the acquisition of direct or indirect Control of the Borrower by any Person or group; or (d) the occurrence of a change in control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing).
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty (including any rules or regulations issued under or implementing any existing law), (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.16(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, rule, requirement, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender); provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III~~,~~  shall, in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Charges” has the meaning assigned to it in Section 9.17.
“Class” (a) when used with respect to Lenders, refers to whether such Lenders have a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are ~~Tranche B Term Loan Commitments,~~ commitments in respect of Amendment No. 2 Additional Extended Term Loan Commitment, Incremental Term Loans, or Refinancing Term Loan Commitments of a given Refinancing Series and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are ~~Tranche B~~Extended Term Loans, Incremental Term Loans, Other ~~Tranche B~~Extended Term Loans or Refinancing Term Loans of a given Refinancing Series.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

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“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means any and all property owned, leased or operated by any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations; provided that in no case shall the “Collateral” include any Excluded Assets.
“Collateral Documents” means, collectively, the Security Agreement, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.
“Commitment” means a Term Loan Commitment, commitments in respect of Incremental Term Facilities, or a Refinancing Term Loan Commitment, as the context may require.
“Commitment Letter” means the Commitment Letter, dated December 22, 2017, by and among the Borrower, Golub Capital LLC and JPMCB.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section ~~9.01~~8.03(~~d~~c).
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of the last day of the most recent Test Period, determined on a pro forma basis.
“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis.
“Consolidated Total Secured Indebtedness” means, as of any date of determination, the aggregate principal amount of all Indebtedness of the Borrower or any of its Subsidiaries at such date that is secured by Liens on any assets or property of the Borrower or any of its Subsidiaries, determined on a consolidated basis.
“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries on such date, but excluding, without duplication, (1) the current portion of any Funded Debt, (2) all Indebtedness consisting of loans and obligations under letters of credit under the ABL Credit Agreement, to the extent otherwise included therein, (3) the current portion of interest and (4) the current portion of current and deferred income taxes. Notwithstanding the foregoing, increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes as a result of (x) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (y) the effects of purchase accounting.

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“Contribution Notice” means a contribution notice issued by the Pensions Regulator pursuant to Section 38 or 47 of the United Kingdom Pensions Act 2004.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Converted Tranche B Term Loan” means each Tranche B Term Loan held by an Amendment No. 2 Consenting Lender, on the Amendment No. 2 Effective Date immediately prior to the effectiveness of Amendment No. 2, that has indicated on its signature page to Amendment No. 2 that such Lender wishes to exchange (on a cashless basis) its Tranche B Term Loans (or such lesser amount as may be notified to it by the Administrative Agent).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.23.
“Credit Exposure” means, as to any Lender at any time, an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.
“Credit Party” means the Administrative Agent or any Lender.
“Cumulative Retained Excess Cash Flow Amount” means, as of any date, an amount not less than zero in the aggregate for any Excess Cash Flow Period, determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Effective Date and prior to such date.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Rate Day, SOFR in respect of such SOFR Rate Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Rate Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

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“Deemed Dividend Issue” means, with respect to any Foreign Subsidiary, such Foreign Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to the Borrower or the applicable parent Domestic Subsidiary under Section 956 of the Code and the effect of such repatriation causing adverse tax consequences to the Borrower or such parent Domestic Subsidiary, in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding a loan under this Agreement (specifically identified and including the particular Default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(a)matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;
(b)is or becomes convertible into or exchangeable for, either mandatorily or at the option of the holder thereof, Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

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(c)is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Borrower or any Subsidiary, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date that is ninety one (91) days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the Effective Date, the Effective Date); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after the Final Release Conditions are satisfied and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Lenders” means (a) entities that have been specifically identified by the Borrower to the Administrative Agent in writing prior to December 22, 2017, or after December 22, 2017 and prior to the Effective Date with the reasonable consent of the Administrative Agent, (b) entities that are reasonably determined by the Borrower to be competitors of the Borrower or its subsidiaries (including Taylor Precision and its subsidiaries) and which are specifically identified in a written supplement to the list of “Disqualified Lenders”, which supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders in accordance with Section 9.01 and (c) in the case of the foregoing clauses (a) and (b), any of such entities’ Affiliates to the extent such Affiliates (x)(i) are clearly identifiable as Affiliates of such entities based solely on the similarity of such Affiliates’ and such entities’ names and (ii) are not affiliates that are primarily engaged in, or that advise funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which such Disqualified Lender does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity (such affiliates, “Bona Fide Debt Funds”) or (y)(i) upon reasonable notice to the Administrative Agent after the Effective Date, are identified as Affiliates in writing after the Effective Date in a written supplement to the list of “Disqualified Lenders”, which supplement shall become effective three (3) Business Days after delivery to the Administrative Agent and the Lenders, but which shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the Loans and (ii) are not Bona Fide Debt Funds. It is understood and agreed that (i) any supplement to the list of Persons that are Disqualified Lenders contemplated by the foregoing clause (b) or (c) shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans), (ii) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Lender, (iii) the Borrower’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective and (iv) “Disqualified Lender” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Lender” by written notice delivered to the Administrative Agent from time to time in accordance with Section 9.01.

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“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollars”, “dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.
“DQ List” has the meaning assigned to such term in Section 9.04(d)(iv).
“Earn Out Obligations” means and includes any cash earn out obligations, performance payments or similar obligations of the Borrower or any of its Subsidiaries to any sellers arising out of or in connection with any acquisition permitted hereunder, including any Permitted Acquisition and the Taylor Precision Acquisition, but excluding any working capital adjustments or payments for services or licenses provided by such sellers.
“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of: (i) Interest Expense for such period, (ii) income tax expense for such period (net of tax refunds), (iii) all amounts attributable to depreciation and amortization expense for such period (including amortization of goodwill and other intangible assets and amortization or write off of assets comprised of debt discount or deferred financing costs), (iv) any non-cash charges for such period (excluding any non-cash charge in respect of an item that was included in Net Income in a prior period), including purchase accounting adjustments and non-cash compensation expense, or other non-cash expenses or charges arising from the granting of restricted stock, stock options, stock appreciation rights or similar equity arrangements, (v) any reasonable advisory and other professional services fees, transaction fees and related expenses paid in connection with the following transactions to the extent not prohibited hereunder: acquisitions (including the Taylor Precision Acquisition), investments, dispositions, equity issuances, or financings (including factoring activity), in each case whether or not consummated, (vi) extraordinary, unusual or non-recurring charges incurred during such period, including restructuring charges and integration charges; provided that, the aggregate amount added to EBITDA for any period pursuant to this clause (a)(vi), when combined with the aggregate amount added to EBITDA in respect of such period pursuant to clause (a)(x), shall not exceed 10% of the EBITDA for such period (calculated without giving effect to clauses (a)(x) and (a)(xi) and this clause (a)(vi)), (vii) any extraordinary losses from sales, exchanges and other dispositions of property not in the ordinary course of business, (viii) Earn Out Obligation expense, (ix) expenses incurred in connection with extraordinary casualty events to the extent such expenses are covered by insurance and actually reimbursed in cash, (x) severance costs, relocation costs, consolidation and closing costs, integration and facilities opening costs, transition costs, restructuring costs or costs, fees and expenses arising from discontinued operations (other than costs, fees and expenses to the extent constituting losses arising from operation of such discontinued operations); provided that, the aggregate amount added to EBITDA for any period pursuant to this clause (a)(x), when combined with the aggregate amount added to EBITDA in respect of such period pursuant to clause (a)(vi), shall not exceed 10% of the EBITDA for such period (calculated without giving effect to clauses (a)(vi) and (a)(xi) and this clause (a)(x)), (xi) the amount of “run-rate” cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Borrower in good faith to be realized as a result of actions taken or expected to be taken during such period (calculated on a pro forma basis as

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though such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided, that (1) such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies are reasonably identifiable and factually supportable, (2) such cost savings, operating expense reductions, restructuring charges and expenses and cost saving synergies are commenced within eighteen (18) months of such actions, (3) no cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies may be added pursuant to this clause (a)(xi) to the extent duplicative of any expenses or charges relating thereto that are either excluded in computing Net Income or included (i.e., added back) in computing EBITDA for such period, (4) such adjustments may be incremental to (but not duplicative of) other pro forma adjustments set forth in Section 1.04(b) and (5) the aggregate amount of cost savings, operating expense reductions and cost saving synergies added pursuant to this clause (a)(xi) shall not exceed 15% of EBITDA for such period (calculated without giving effect to clauses (a)(vi) and (a)(x) and this clause (a)(xi)) plus the amount of any such cost savings, operating expense reductions, restructuring charges and expenses and cost-savings synergies that would be permitted to be included in financial statements prepared in accordance with Regulation S-X under the Securities Act during such period, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(iv) taken in a prior period, (ii) extraordinary income or gains, and (iii) Earn Out Obligation income. For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (in the manner described in Section 1.04(b)) as if such Material Acquisition occurred on the first day of such Reference Period. As used in this Agreement, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $10,000,000; and “Material Disposition” means any disposition of property or series of related sales, transfers, or dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $10,000,000. Notwithstanding the foregoing, but subject to any adjustment set forth above (and in Section 1.04(b)) with respect to any transactions occurring after the Effective Date, for purposes of determining EBITDA for any period that includes any of the fiscal quarters of the Borrower ended March 31, 2017, June 30, 2017 and September 30, 2017, EBITDA for such fiscal quarters shall be deemed to be $11,600,000, $8,100,000 and $26,500,000, respectively.
“ECF Percentage” has the meaning assigned to such term in Section 2.12(d).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
~~“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrower, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.~~
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any Hazardous Material or ~~to~~(iv) health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the presence of or exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(a)(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

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“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status or in reorganization, within the meaning of Title IV of ERISA.
“Establishment” means, in respect of any Person, any place of operations where such Person carries out a non-transitory economic activity with human means and goods, assets or services.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excess Cash Flow” means, for any period, an amount equal to the excess of:
(a)the sum, without duplication, of:
(i)Net Income for such period;
(ii)an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Net Income;
(iii)decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions by the Borrower and its Subsidiaries completed during such period);
(iv)an amount equal to the aggregate net non-cash loss on sales, transfers or other dispositions by the Borrower and its Subsidiaries during such period (other than sales, transfers or other dispositions in the ordinary course of business) to the extent deducted in arriving at such Net Income; and
(v)cash receipts in respect of Swap Agreements during such period to the extent not otherwise included in Net Income; over
(b)the sum, without duplication, of:
(i)an amount equal to the amount of all non-cash credits included in arriving at such Net Income and cash charges to the extent included in arriving at such Net Income;

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(ii)without duplication of amounts deducted pursuant to clause (ix) below in prior fiscal years, the amount of Capital Expenditures or Acquisitions made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of Indebtedness of the Borrower or its Subsidiaries;
(iii)the aggregate amount of all principal payments of Indebtedness of the Borrower and its Subsidiaries (including (A) the principal component of Capital Lease Obligations and (B) the amount of any scheduled repayment of Term Loans, but excluding (1) all prepayments of Term Loans and (2) prepayments in respect of any revolving credit facility, except, in the case of clause (2), to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of an incurrence or issuance of other Indebtedness of the Borrower or its Subsidiaries;
(iv)an amount equal to the aggregate net non-cash gain on sales, transfers or other dispositions by the Borrower and its Subsidiaries during such period (other than sales, transfers or other dispositions in the ordinary course of business) to the extent included in arriving at such Net Income;
(v)increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Borrower and its Subsidiaries completed during such period);
(vi)cash payments by the Borrower and its Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Subsidiaries other than Indebtedness, to the extent not already deducted from Net Income;
(vii)without duplication of amounts deducted pursuant to clause (ix) below in prior periods, the amount of investments (including acquisitions) made by the Borrower and its Subsidiaries (on a consolidated basis) during such period pursuant to Section 6.04 (other than clauses (a), (b), (c) and (e) of Section 6.04) except to the extent that such investments were financed with the proceeds of an incurrence or issuance of Indebtedness of the Borrower or its Subsidiaries;
(viii)the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness except to the extent that such amounts were financed with the proceeds of an incurrence or issuance of Indebtedness of the Borrower or its Subsidiaries;
(ix)without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or acquisitions to be consummated or made, plus any restructuring cash expenses, pension payments or tax contingency payments that have been added to Excess Cash Flow pursuant to clause (a) above required to be made, in each case during the period of four (4) consecutive fiscal quarters of the Borrower following the end of such period except to the extent intended to be financed with the proceeds of an incurrence or issuance of other Indebtedness of the Borrower or its Subsidiaries; provided that, to the extent the aggregate amount utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions during such period of four (4) consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall, shall be added to the calculation of Excess Cash Flow at the end of such period of four (4) consecutive fiscal quarters;

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(x)the amount of Taxes (including penalties and interest) paid in cash or Tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of Tax expense deducted in determining Net Income for such period;
(xi)the amount equal to the aggregate amount of any gain attributable to the Borrower or its Subsidiaries as a result of the redemption of one or more of the Borrower’s or its Subsidiaries’ corporation owned life insurance policies to the extent such amounts are held in trust for the payment of employee benefits;
(xii)cash expenditures in respect of Swap Agreements during such period to the extent not deducted in arriving at such Net Income; and
(xiii)the aggregate amount of Restricted Payments paid by the Borrower during such period in reliance on Section 6.08(d), except to the extent that such Restricted Payments were financed with the proceeds of Indebtedness of the Borrower or its Subsidiaries.
“Excess Cash Flow Period” means each fiscal year of the Borrower commencing with the fiscal year ending on or about December 31, ~~2019~~2024, but in all cases for purposes of calculating the Cumulative Retained Excess Cash Flow Amount shall only include such fiscal years for which financial statements have been delivered in accordance with Sections 5.01(a) and 5.01(b) and for which any prepayments required by Section 2.12(d) (if any) have been made.
“Excluded Assets” means: (i) any fee-owned real property that does not constitute Material Real Property and all leasehold interests in real property, (ii) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (iii) assets in respect of which pledges and security interests are prohibited by applicable U.S. law, rule or regulation or by agreements with any U.S. governmental authority (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions, such assets shall automatically cease to constitute Excluded Assets, (iv) margin stock, (v) assets subject to certificates of title (including motor vehicles (other than motor vehicles subject to certificates of title, provided that perfection of security interests in such motor vehicles shall be limited to the filing of UCC financing statements), aircraft and aircraft engines), letter of credit rights with a value of less than $2,500,000 (other than to the extent the security interest in such letter of credit right may be perfected by the filing of UCC financing statements) and commercial tort claims with a value of less than $2,500,000, (vi) any lease, license, capital lease obligation or other agreement or any property subject to a purchase money security interest or similar agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, capital lease obligation or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party) (other than (x) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (y) to the extent that any such term has been waived or (z) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such term, such assets shall automatically cease to constitute Excluded Assets, (vii) assets to the extent a security interest in such assets would result in material adverse tax consequences to the Borrower or any of its subsidiaries as reasonably determined by the Borrower in consultation with the Administrative Agent, (viii) Equity Interests in any Excluded Subsidiary, and (ix) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby. Notwithstanding the foregoing, Excluded Assets shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

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“Excluded Subsidiary” means any Subsidiary that constitutes (a) a dormant entity with no material assets, (b) an entity that is actively in the process of being dissolved and/or (c) an entity that has been formed but does not yet have any material assets.
“Excluded Taxes” means, with respect to any payment made by any Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient:
(a)income or franchise Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located;
(b)any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Borrower is located;
(c)in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Borrower under Section 2.20(b)), any U.S. ~~Federal~~federal withholding Taxes resulting from any law in effect on the date such Non-U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non-U.S. Lender’s failure to comply with Section 2.18(f), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.18(a); and
(d)any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of January 13, 2014 by and among the Borrower, the foreign subsidiary borrowers from time to time party thereto, the other loan parties from time to time party thereto, the lenders party thereto, JPMCB, as administrative agent and co-collateral agent, and HSBC Bank USA, National Association, as co-collateral agent, as amended, restated, supplemented or otherwise modified prior to the Effective Date.
“Existing Taylor Precision Credit Agreement” means the Amended and Restated Credit Agreement, dated as of November 6, 2013, by and among Taylor Precision Products, Inc., the other parties thereto designated as credit parties, the financial institutions from time to time party thereto as lenders, and General Electric Capital Corporation, as amended, restated, supplemented or otherwise modified prior to the Effective Date.

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“Existing Taylor Precision Note Purchase Agreement” means the Amended and Restated Note Purchase and Guaranty Agreement, dated as of November 6, 2013, by and among Taylor Precision Products, Inc., the other guarantors from time to time party thereto and the purchasers from time to time party thereto, as amended, restated, supplemented or otherwise modified prior to the Effective Date.
“Extended Term Lender” means, at any time, each Lender that holds Extended Term Loans.
“Extended Term Loans” means the Term Loans converted from a Converted Tranche B Term Loan pursuant to Section 2.01(b) or funded pursuant to the Amendment No. 2 Additional Extended Term Loan Commitment pursuant to Section 2.01(b).
“Facility” means (a) the term loan facility evidenced by the Tranche B Term Loan Commitments and the Tranche B Term Loans ~~or~~, (b) ~~any other credit~~the term loan facility evidenced by the Amendment No. 2 Additional Extended Term Loan Commitment and the Extended Term Loans or (c) any other loan facility created hereunder pursuant to an Incremental Amendment, a Loan Modification Agreement or a Refinancing Amendment, as the context may require.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof ~~and~~, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Final Release Conditions” has the meaning assigned to such term in Section 9.21(c).
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Financial Support Direction” means a financial support direction issued by the Pensions Regulator pursuant to Section 43 of the United Kingdom Pensions Act 2004.
“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which the Borrower and/or any Domestic Subsidiary directly owns or Controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.

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“Flood Laws” has the meaning assigned to such term in Article VIII.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 1.00%.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“Funded Debt” means all Indebtedness of the Borrower and the Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

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“Incremental Amendment” has the meaning assigned to such term in Section 2.21.
“Incremental Term Facility” means the incurrence by the Borrower of one or more additional tranches of Loans hereunder or the increase in the amount of the Loans hereunder in accordance with the terms of Section 2.21 (such Loans, the “Incremental Term Loans”).
“Incremental Term Loan” has the meaning assigned to such term in the definition of “Incremental Term Facility”.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any liquidated earn-out and (l) any other Off-Balance Sheet Liability; provided, that the term Indebtedness shall not include endorsements for collection or deposit in the ordinary course of business. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, the term “Indebtedness” shall not include (i) purchase price adjustments, earnouts, holdbacks or deferred payments of a similar nature (including deferred compensation representing consideration or other contingent obligations incurred in connection with an acquisition), except in each case to the extent that such amount payable is, or becomes, reasonably determinable and contingencies have been resolved or such amount would otherwise be required to be reflected on a balance sheet prepared in accordance with GAAP; (ii) current accounts payable incurred in the ordinary course of business; (iii) obligations in respect of non-competes and similar agreements; (iv) obligations under any Swap Agreement; (v) obligations in respect of Banking Services; or (vi) licenses and operating leases.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) Other Taxes.
“Indemnitee” has the meaning assigned to it in Section 9.03(c).
“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
“Information” has the meaning assigned to it in Section 9.12.
“Intercreditor Agreement” means (a) in respect of the ABL Facility, the ABL/Term Loan Intercreditor Agreement, (b) in respect of any other Indebtedness intended to be secured by some or all of the Collateral on a pari passu basis with the Obligations, an intercreditor agreement reasonably acceptable to the Administrative Agent, the terms of which are consistent with market terms governing security arrangements for the sharing of Liens on a pari passu basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such Liens, as reasonably determined by the Administrative Agent and the Borrower and (c) in respect of any other Indebtedness intended to be secured by some or all of the Collateral on a junior priority basis with the Obligations, an intercreditor agreement reasonably acceptable to the Administrative Agent the terms of which are

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consistent with market terms governing security arrangements for the sharing of Liens on a junior basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such Liens, as reasonably determined by the Administrative Agent and the Borrower.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.09, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent.
“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Borrower and its Subsidiaries for such period in accordance with GAAP. For purposes of clarity, “Interest Expense” shall not include any non-cash “mark-to-market” accounting adjustments in respect of such Swap Agreements.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date~~.~~; provided, that the Amendment No. 2 Effective Date shall constitute an Interest Payment Date with respect to accrued and unpaid interest up to, but excluding, the Amendment No. 2 Effective Date for the Tranche B Term Loans prepaid or converted on such date (including the Converted Tranche B Term Loans).
“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.15(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

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“IRS” means the United States Internal Revenue Service.
“ITA” means the United Kingdom Income Tax Act of 2007.
“Joinder Agreement” has the meaning assigned to such term in Section 5.14(a).
“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time.
“Lender-Related Person” has the meaning assigned to it in Section 9.03(b).
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 2.21 or Section 2.28 or pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, assignment by way of security, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.
“Limited Conditionality Acquisition” means any acquisition by the Borrower or any Subsidiary of all or substantially all of the Equity Interests or assets or business of another Person or assets constituting a business unit, line of business or division of such Person (a) that is permitted by this Agreement and (b) the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by the Borrower or its Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement.
“Limited Conditionality Acquisition Agreement” means, with respect to any Limited Conditionality Acquisition, the definitive acquisition documentation in respect thereof.
“Limited Conditionality Provision” means that, to the extent any Collateral (including the grant or perfection of any security interest therein) is not or cannot be provided on the Effective Date (other than the grant and perfection of security interests in (x) assets of the Borrower and any other Loan Party with respect to which a Lien may be perfected solely by the filing of a financing statement under the UCC or (y) Equity Interests, if any, of Taylor Precision or any wholly-owned Material Domestic Subsidiary of Taylor Precision with respect to which a Lien may be perfected by the delivery of certificates representing such Equity Interests (to the extent required to be pledged hereunder and received from the Borrower after its use of commercially reasonable efforts to do so)) after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision of such Collateral (including the grant or perfection of any security interest therein) shall not constitute a condition precedent to the effectiveness of this Agreement on the Effective Date or to the initial funding

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of Loans on the Effective Date and, notwithstanding any provisions set forth in Section 5.14 to the contrary, such Collateral shall not be required to be provided (including the grant and perfection of any security interest therein) until the ninetieth (90th) day following the Effective Date (or such later date as may be agreed upon by the Administrative Agent in its reasonable discretion).
“Loan Agreement Refinancing Indebtedness” means Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Term Loans or any then-existing Loan Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that:
(a)such Loan Agreement Refinancing Indebtedness has a maturity no earlier, and, in the case of Refinancing Term Loans, a Weighted Average Life to Maturity equal to or greater, than the maturity date or the Weighted Average Life to Maturity, as applicable, of the Refinanced Debt;
(b)such Loan Agreement Refinancing Indebtedness shall not have a greater principal amount than the principal amount of the applicable Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with the refinancing;
(c)the terms and conditions of such Loan Agreement Refinancing Indebtedness (except as otherwise provided in clause (b) above and with respect to pricing, interest rate margins, premiums, discounts, fees, rate floors and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable (as reasonably determined by the Borrower) to the lenders or holders providing such Loan Agreement Refinancing Indebtedness, than those applicable to the Refinanced Debt being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Loan Agreement Refinancing Indebtedness, it being understood that to the extent any such covenants (including any financial maintenance covenant) or other provisions are added for the benefit of any Loan Agreement Refinancing Indebtedness, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such covenants (including any financial maintenance covenant) or other provisions are also added for the benefit of any corresponding existing Facility at the time of such refinancing) (provided that a certificate of a Financial Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Loan Agreement Refinancing Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Loan Agreement Refinancing Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (c) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees));

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(d)such Loan Agreement Refinancing Debt shall be secured by a pari passu Lien on the Collateral (and no other property) and no Subsidiary shall be a borrower or a guarantor under any Loan Agreement Refinancing Debt unless such Subsidiary is a Loan Party which shall have previously or substantially concurrently guaranteed or borrowed, as applicable, the Secured Obligations;
(e)any mandatory prepayment requirements, in the case of any Refinancing Term Loans, may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements that are more favorable to the Lenders holding such Refinancing Term Loans than to the Lenders holding such Class of Term Loans; and
(f)such Refinanced Debt shall be repaid or repurchased, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments thereunder terminated, on the date such Loan Agreement Refinancing Indebtedness is incurred or obtained.
“Loan Documents” means this Agreement, the Intercreditor Agreements, any promissory notes issued pursuant to Section 2.11(f) of this Agreement, the Collateral Documents, the Loan Guaranty and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent, any Lenders or any Secured Parties and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent, any Lender or any Secured Party in connection with this Agreement, the commercial lending facility made available hereunder or the transactions contemplated thereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Guarantor” means each Loan Party.
“Loan Guaranty” means Article X of this Agreement.
“Loan Modification Agreement” means a Loan Modification Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.27.
“Loan Modification Offer” has the meaning given to such term in Section 2.27.
“Loan Parties” means, collectively, the Borrower, the Borrower’s Material Domestic Subsidiaries and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require.
“Loans” means the loans made by the Lenders pursuant to this Agreement.

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“Long Term Debt” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.
“Make Whole Premium” shall mean an amount equal to the present value, as determined by the Administrative Agent in accordance with accepted financial practice at the date of such prepayment or acceleration, of (i) all required interest payable on the aggregate principal amount of the Extended Term Loans subject to such prepayment or acceleration from the date of such prepayment or acceleration through and including the first anniversary of the Amendment No. 2 Effective Date calculated using an interest rate equal to (x) the Adjusted Term SOFR for an Interest Period of three months in effect at the applicable Reference Time for such prepayment or acceleration (the “Three Month SOFR Rate”) plus (y) the Applicable Rate for Term Benchmark Loans in effect as of such prepayment date, in each case, discounted to the date of prepayment or acceleration on a quarterly basis assuming a 360-day year and actual days elapsed at a rate equal to the sum of the Three Month SOFR Rate plus 0.50%.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board, as applicable.
“Material Acquisition” has the meaning assigned to such term in the definition of “EBITDA”.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and the Secured Parties) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, the Lenders or the Secured Parties thereunder.
“Material Domestic Subsidiary” means each Material Subsidiary that constitutes a Domestic Subsidiary.
“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “obligations” of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Intellectual Property” means intellectual property owned by a Loan Party that is material to the business operations of the Borrower and its Subsidiaries.
“Material Real Property” means real property located in the United States with a book value (as reflected in the financial statements delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the financial statements referred to in Section 3.04)) of more than $5,000,000 that is owned by the Borrower or any Subsidiary that is a Loan Party.
“Material Subsidiary” means each Subsidiary (i) which, for the most recent Test Period, contributed greater than five percent (5%) of the Borrower’s EBITDA for such period or (ii) which contributed greater than five percent (5%) of Consolidated Total Assets as of the last day of the most recent Test Period; provided that, if at any time the aggregate amount of EBITDA or Consolidated Total Assets attributable to all Subsidiaries that are not Material Subsidiaries exceeds ten percent (10%) of EBITDA for any such period or ten percent (10%) of Consolidated Total Assets as of the last day of any such period, the Borrower (or, in the event the Borrower has failed to do so within ten days, the Administrative Agent) shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.

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“Maturity Date” means (a) with respect to the ~~Tranche B~~Extended Term Loans, ~~February 28~~August 26, ~~2025~~2027 (or with respect to ~~a Tranche B~~an Extended Term Lender that has extended the maturity date of its ~~Tranche B~~Extended Term Loans pursuant to Section 2.27, the extended maturity date set forth in the applicable Loan Modification Agreement), (b) with respect to any Refinancing Term Loans, the final maturity date applicable thereto as specified in the applicable Refinancing Amendment (or with respect to a Lender that has extended the maturity date of its Refinancing Term Loans pursuant to Section 2.27, the extended maturity date set forth in the applicable Loan Modification Agreement) and (c) with respect to any Incremental Term Loans, the final maturity date applicable thereto as specified in the applicable Incremental Amendment (or with respect to any Lender that has extended the maturity date of its Incremental Term Loan pursuant to Section 2.27, the extended maturity date set forth in the applicable Loan Modification Agreement); provided, however, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Liability” has the meaning assigned to such term in Section 10.10.
“Maximum Rate” has the meaning assigned to it in Section 9.17.
“MNPI” means material information concerning the Borrower and the Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Securities Exchange Act of 1934.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto; provided that, in the event the Mortgage shall be recorded in a jurisdiction which charges mortgage recording taxes, intangible taxes or documentary taxes or other similar taxes and/or charges, such Loan Party shall not be required to pay mortgage recording taxes, intangible taxes or documentary taxes or other similar taxes and/or charges beyond the amount that would entitle the Administrative Agent to recover under the applicable Mortgage an amount equal to the fair market value of the Material Real Property secured thereby.
“Mortgage Instruments” means such title reports, ALTA title insurance policies (with endorsements), evidence of zoning compliance, property insurance, flood certifications and, if any building located on the relevant real property is determined by the Federal Emergency Management Agency to be in a special flood hazard area, flood insurance (and, if applicable FEMA form acknowledgements of insurance), opinions of counsel, ALTA surveys, appraisals, environmental assessments and reports, mortgage tax affidavits and declarations and other similar information and related certifications as are requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time.

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“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).
“Non-U.S. Lender” means a Lender that is not a U.S. Person.
“Non-U.S. Pension Plan” means any plan, scheme, fund (including any superannuation fund) or other similar program established, sponsored or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received ~~to~~by the Administrative Agent from a ~~Federal~~federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates ~~shall~~as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

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“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligated Party” has the meaning assigned to such term in Section 10.02.
“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).
“Other Extended Term Loans” means Extended Term Loans that result from a Loan Modification Agreement.
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
~~“Other Tranche B Term Loans” means Tranche B Term Loans that result from a Loan Modification Agreement.~~
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning assigned to such term in Section 9.04(b).
“Participant Register” has the meaning assigned to such term in Section 9.04(b).
~~“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).~~
“Patriot Act” has the meaning assigned to in Section 9.14.
“Payment” has the meaning assigned to it in Section 8.06(c).
“Payment Notice” has the meaning assigned to it in Section 8.06(c).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

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“Pensions Regulator” means the body corporate called the “Pensions Regulator,” established pursuant to Part I of the United Kingdom Pensions Act 2004.
“Permitted Acquisition” means any Acquisition by any Loan Party or Subsidiary in a transaction that satisfies each of the following requirements:
(a)such Acquisition is not a Hostile Acquisition;
(b)such Person or division or line of business is engaged in the same or a similar line of business as the Borrower or any of its Subsidiaries or any business activities reasonably related or ancillary thereto;
(c)no Default exists at the time of such Acquisition or would result therefrom;
(d)if such Acquisition constitutes a Material Acquisition, the Administrative Agent shall have received a description of the material terms of such Acquisition and the audited financial statements (or, if unavailable, such financial information as may be available to the Borrower or any of its Affiliates) of such Person or division or line of business of such Person for its two most recently ended fiscal years and for any fiscal quarters ended within the fiscal year to-date for which such financial statements are available;
(e)if such Acquisition involves a merger, amalgamation or a consolidation involving the Borrower or any other Loan Party, the Borrower or a Loan Party, as applicable, shall be the surviving entity in compliance with Section 6.03 (subject to any grace periods specified in Section 5.14); and
(f)the Borrower shall have delivered to the Administrative Agent final executed material documentation relating to such Acquisition promptly after request therefor by the Administrative Agent.
“Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.27, providing for an extension of the Maturity Date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) any changes in the interest rates with respect to the Loans and/or Commitments of the Accepting Lenders, (b) any changes in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders, (c) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “Class” of loans and/or commitments resulting therefrom and (d) additional amendments to the terms of this Agreement applicable to the applicable Loans and/or Commitments of the Accepting Lenders that are less favorable to such Accepting Lenders than the terms of this Agreement prior to giving effect to such Permitted Amendments and that are reasonably acceptable to the Administrative Agent.
“Permitted Encumbrances” means:
(a)Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;

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(c)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)deposits to secure the performance of bids, trade contracts, government contracts, leases, statutory or regulatory obligations, surety, customs and appeal bonds, performance and return of money bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
(f)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and
(g)Liens solely on cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted First Priority Refinancing Indebtedness” means Indebtedness of the Borrower or any other Loan Party in the form of term loans (other than, for the avoidance of doubt, Incremental Term Loans or other Term Loans under this Agreement) or bonds, debentures, notes or similar instruments (a) that is secured by Liens on the Collateral on a pari passu basis (but without regard to the control of remedies) to the Liens on the Collateral securing the Secured Obligations and is not secured by any property or assets of the Borrower or any of the Subsidiaries other than the Collateral, (b) the Net Proceeds of which, substantially concurrently with the incurrence thereof, are applied to the repayment or prepayment of then outstanding Term Loan Borrowings of any Class in an aggregate principal amount equal to the aggregate amount of such Permitted First Priority Refinancing Indebtedness (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Loan Borrowings and any reasonable fees, premium and expenses relating to such refinancing), (c) that does not mature earlier than the Latest Maturity Date then in effect, and has a Weighted Average Life to Maturity no shorter than the Class of Term Loans with the Latest Maturity Date in effect at the time of incurrence of such Indebtedness, (d) that contains covenants, events of default and other terms that are customary for similar Indebtedness in light of ~~then-prevailing~~then-prevailing market conditions and, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are no more favorable (as reasonably determined by the Borrower in good faith) to the lenders or investors, as the case may be, providing such Permitted First Priority Refinancing Indebtedness than those set forth in the Loan Documents are with respect to the Lenders (other than covenants or other provisions applicable only to periods after the Latest Maturity Date then in effect); provided that a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness or the modification, refinancing, refunding, renewal or extension thereof (or such shorter period of time as may reasonably be agreed by the Administrative Agent), together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive unless the Administrative Agent provides notice to the Borrower of its reasonable objection during such period together with a reasonable description of the basis upon which it objects, (e) the security agreements relating to which are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (f) that is not guaranteed by any Persons other than a Loan Party, (g) any Permitted First Priority Refinancing Indebtedness may participate in any mandatory prepayment on a pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements that are more favorable to the holders of such Permitted First Priority Refinancing Indebtedness than to the Lenders holding such Class of Term Loans and (h) in respect of

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which a trustee, collateral agent, security agent or similar Person, acting on behalf of the holders thereof, shall have become party to an Intercreditor Agreement. Permitted First Priority Refinancing Indebtedness will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Investments” means:
(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any Lender, or by any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
(f)in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.
“Permitted Second Priority Refinancing Indebtedness” means Indebtedness of the Borrower or any other Loan Party in the form of term loans (other than, for the avoidance of doubt, Incremental Term Loans or other Term Loans under this Agreement) or bonds, debentures, notes or similar instruments (a) that is secured by Liens on the Collateral on a junior basis to the Liens on the Collateral securing the Secured Obligations and is not secured by any property or assets of the Borrower or any of the Subsidiaries other than the Collateral, (b) the Net Proceeds of which, substantially concurrently with the incurrence thereof, are applied to the repayment or prepayment of then outstanding Term Loan Borrowings of any Class in an aggregate principal amount equal to the aggregate amount of such Permitted Second Priority Refinancing Indebtedness (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Loan Borrowings and any reasonable fees, premium and expenses relating to such refinancing), (c) that does not mature earlier than the Latest Maturity Date then in effect, and has a Weighted Average Life to Maturity no shorter than the Class of Term Loans with the Latest Maturity Date in effect at the time of incurrence of such Indebtedness, (d) that contains covenants, events of default and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions and, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are no more favorable (as reasonably determined by the Borrower in good faith) to the lenders or investors, as the case may be, providing such Permitted Second Priority Refinancing Indebtedness than those set forth in the Loan Documents are with respect to the Lenders (other than covenants or other provisions applicable only to periods after the Latest Maturity Date then in effect); provided that a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness or the modification, refinancing, refunding, renewal or extension thereof (or such shorter period of time as may reasonably be agreed by the Administrative Agent), together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the material definitive

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documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive unless the Administrative Agent provides notice to the Borrower of its reasonable objection during such period together with a reasonable description of the basis upon which it objects, (e) the security agreements relating to which are substantially the same as the Collateral Documents (giving effect to differences between the nature of first and second lien security agreements, with such other differences as are reasonably satisfactory to the Administrative Agent), (f) that is not guaranteed by any Persons other than a Loan Party, (g) that does not provide for any amortization, mandatory prepayment, redemption or repurchase (other than upon a change of control, fundamental change, customary asset sale or event of loss mandatory offers to purchase and customary acceleration rights after an event of default and, for the avoidance of doubt, rights to convert or exchange in the case of convertible or exchangeable Indebtedness) prior to the latest maturity date of the Indebtedness being refinanced and (h) in respect of which a trustee, collateral agent, security agent or similar Person, acting on behalf of the holders thereof, shall have become party to an Intercreditor Agreement. Permitted Second Priority Refinancing Indebtedness will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Surviving Debt” means (i) purchase money Indebtedness, capital leases and equipment financings of the Borrower and its subsidiaries (including, without limitation, Taylor Precision and its subsidiaries) that will remain outstanding following the Effective Date, (ii) intercompany Indebtedness among the Borrower and its subsidiaries (including, without limitation, Taylor Precision and its subsidiaries), (iii) any Indebtedness specifically contemplated by the Taylor Precision Merger Agreement, as in effect on December 22, 2017, to remain outstanding following the Effective Date and (iv) other Indebtedness that is permitted to be outstanding following the Effective Date by the terms hereof.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
~~“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.~~

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“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Prepayment Event” means:
(a)any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary pursuant to Section 6.05(g) (other than any ABL Priority Collateral); provided that, with respect to this clause (a), no proceeds shall constitute Net Proceeds in any fiscal year unless and until the aggregate amount of all Net Proceeds in such fiscal year exceeds $5,000,000; or
(b)any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary (other than any ABL Priority Collateral) with a fair market value immediately prior to such event equal to or greater than $5,000,000; or
(c)the incurrence by the Borrower or any Domestic Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Projections” has the meaning assigned to such term in Section 5.01(f).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchasing Borrower Party” has the meaning assigned to such term in Section 9.04(e).
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.23.
“Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Equity Interests.

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“Qualifying Lender” means:
(a)a Lender (other than a Lender within clause (b) below) that is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:
(i)a Lender:
(A)which is a bank (as defined for the purpose of Section 879 of the ITA) making an advance under a Loan Document; or
(B)in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of Section 879 of the ITA) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(ii)a Lender which is:
(A)a company resident in the United Kingdom for United Kingdom tax purposes; or
(B)a partnership each member of which is:
(1)a company so resident in the United Kingdom; or
(2)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of Section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or
(C)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by Section 19 of the Corporation Tax Act 2009); or
(iii)a Treaty Lender; or
(b)a building society (as defined for the purpose of Section 880 of the ITA) making an advance under a Loan Document.
“Recipient” means, as applicable, (a) the Administrative Agent and (b) any Lender.
“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (ii) if the RFR for such Benchmark is Daily Simple SOFR, then four (4) ~~RFR~~U.S. Government Securities Business Days prior to such setting or (iii) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

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“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of any Refinancing Term Loans incurred pursuant thereto, in accordance with Section 2.28.
“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the original principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the stated final maturity of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control, fundamental change, or upon conversion or exchange in the case of convertible or exchangeable Indebtedness or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to (i) if such Refinancing Indebtedness is secured on a pari passu basis with the Term Loans, the maturity of such Original Indebtedness or (ii) otherwise, the date that is ninety one (91) days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing; (d) the Weighted Average Life to Maturity of such Refinancing Indebtedness shall be longer than the Weighted Average Life to Maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing; (e) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of the Borrower if the Borrower shall not have been an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of such Subsidiary or of the Borrower only to the extent of their obligations in respect of such Original Indebtedness; (f) if such Original Indebtedness shall have been subordinated to the Secured Obligations, such Refinancing Indebtedness shall also be subordinated to the Secured Obligations on terms not less favorable in any material respect to the Lenders; (g) in the case of any Refinancing Indebtedness that is secured by the Collateral on a pari passu basis with the Term Loans, any mandatory prepayment requirements with respect thereto may provide that such Refinancing Indebtedness may participate in any mandatory prepayment on a pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements that are more favorable to the Lenders holding such Refinancing Indebtedness than to the Lenders holding such Class of Term Loans, (h) if secured by the Collateral on a junior lien basis or if unsecured, such Refinancing Indebtedness does not provide for any amortization, mandatory prepayment, redemption or repurchase (other than upon a change of control, fundamental change, customary asset sale or event of loss mandatory offers to purchase and customary acceleration rights after an event of default and, for the avoidance of doubt, rights to convert or exchange in the case of convertible or exchangeable Indebtedness) prior to the latest maturity date of the Indebtedness being refinanced, (i) such Refinancing Indebtedness does not contain covenants, events of default and other terms customary for similar Indebtedness in light of then-prevailing market conditions that, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are more favorable (as reasonably determined by the Borrower in good faith) to the lenders, holders or investors, as the case may be, providing such Refinancing Indebtedness than those applicable to the relevant Original Indebtedness (provided that a certificate of a Financial Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Refinancing Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Refinancing Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (i) shall be conclusive evidence that such terms and conditions satisfy such

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requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)), and (j) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Secured Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent (and, if such Original Indebtedness is subject to an Intercreditor Agreement, such Refinancing Indebtedness shall, if secured, be subject to an Intercreditor Agreement).
“Refinancing Series” means all Refinancing Term Loans or Refinancing Term Loan Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans or Refinancing Term Loan Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same All-In-Yield and amortization schedule.
“Refinancing Term Loan Commitments” means commitments of Term Lenders to make Refinancing Term Loans pursuant to a Refinancing Amendment.
“Refinancing Term Loans” means one or more Classes of Term Loans hereunder that result from a Refinancing Amendment.
“Register” has the meaning set forth in Section 9.04(b).
“Registered Equivalent Notes” means, with respect to any bonds, notes, debentures or similar instruments originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Regulation” means the Council of the European Union Regulations No. 1346/2000 on Insolvency Proceedings.
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

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“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.
~~“Repricing Transaction” means (a) any voluntary prepayment or repayment of all or any portion of the Tranche B Term Loans using proceeds of, or conversion of all or any portion of the Tranche B Term Loans into, any new or replacement Indebtedness consisting of secured term loans incurred by the Borrower or any of its Subsidiaries for which the All-In Yield on the date of such prepayment or repayment or conversion is lower than the All-In Yield applicable to the Tranche B Term Loans subject to such event (as such comparative yields are reasonably determined by the Administrative Agent); provided that, in no event shall any prepayment or repayment of the Tranche B Term Loans in connection with a Change in Control constitute a Repricing Transaction and (b) any amendment, modification or waiver to this Agreement which reduces the All-In Yield applicable to the Tranche B Term Loans. Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Tranche B Term Lenders.~~
“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Loan Parties’ assets from information furnished by or on behalf of the Borrower, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.
“Required Lenders” means, subject to Section 2.26, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.
“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

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“Responsible Officer” means the chief executive officer, president, general counsel, a Financial Officer, or a member of the senior management team of the Borrower or any other Person designated by any such Person in writing to the Administrative Agent and reasonably acceptable to the Administrative Agent.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.
“Retained Declined Proceeds” has the meaning assigned to such term in Section 2.12(f).
“Retained Percentage” means, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the ECF Percentage with respect to such Excess Cash Flow Period.
“Return” means, with respect to any investment, any dividend, distribution, repayment of principal, income, profit (from a disposition or otherwise) and any other amount received or realized in respect thereof in each case that represents a return of capital.
“RFR” when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.
“S&P” means ~~S&P Global Ratings, a division of S&P Global Inc.~~Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.
        “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of ~~this Agreement,~~the Amendment No. 2, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea~~, Sudan~~  and Syria).
“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, U.S. Department of Commerce, or by the United Nations Security Council, the European Union ~~or~~, any European Union member state, ~~Her~~His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country ~~or~~, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).

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“Sanctions” means all economic or financial sanctions ~~or~~, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, ~~Her~~His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) an amount equal to (i) Consolidated Total Secured Indebtedness, as of the last day of the Test Period ending on or prior to such date of determination minus (ii) the aggregate amount of unrestricted and unencumbered cash and Permitted Investments included in the consolidated balance sheet of the Borrower and its subsidiaries as of such date, which aggregate amount shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred on such date to (b) EBITDA of the Borrower and its Subsidiaries for such Test Period.
“Secured Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders, the Administrative Agent or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred on any instruments at any time evidencing any thereof.
“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (d) the successors and assigns of each of the foregoing.
“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the ~~date hereof~~Effective Date, between the Loan Parties and the Administrative Agent, for the benefit of the Secured Parties, as the same may be amended, restated or otherwise modified from time to time.
“Senior Indebtedness” means, at any time, the aggregate principal amount of all Indebtedness (other than Subordinated Indebtedness) of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

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“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Specified Representations” means the representations and warranties set forth in Sections 3.01(a), 3.01(c), 3.02, 3.03(b) (solely with respect to no violation of the charter, by-laws or other organizational documents of the Borrower or any other Loan Party), 3.08, 3.13(a), 3.17, 3.18 (subject to the Limited Conditionality Provision) and 3.21 of this Agreement
“Specified Transaction” means any (a) asset disposition, (b) asset acquisition, (c) Investment, (d) Restricted Payment or (e) incurrence, repayment, repurchase or redemption of Indebtedness, in each case, with respect to which the terms of the Loan Documents permitting such transaction require pro forma compliance with a test or covenant hereunder or require such test or covenant to be calculated on a pro forma basis or to be given pro forma effect.
“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations.
“Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any direct or indirect subsidiary of the Borrower or a Loan Party, as applicable.
“Supported QFC” has the meaning assigned to it in Section 9.23.
“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“Syndication Agent” means, collectively (i) Manufacturers and Traders Trust Company, in its capacity as syndication agent in respect of the Extended Term Loans and (ii) Golub Capital LLC, in its capacity as syndication agent for the ~~credit facility evidenced by this Agreement~~Tranche B Term Loans.

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“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Taylor Precision” means Taylor Holdco, LLC, a Delaware limited liability company.
“Taylor Precision Acquisition” means the acquisition of all of the outstanding Equity Interests of Taylor Precision by the Borrower pursuant to the Taylor Precision Merger Agreement.
“Taylor Precision Merger Agreement” means the Agreement and Plan of Merger, dated as of December 22, 2017, by and among the Borrower, as buyer, TPP Acquisition I Corp., as merger sub, TPP Acquisition II LLC, as buyer survivor LLC, Taylor Precision, as the company, Taylor Parent, LLC, as seller, and, solely for purposes of certain provisions thereof, CP Taylor GP, LLC.
“Taylor Precision Merger Agreement Representations” means such of the representations made by or on behalf of Taylor Precision in the Taylor Precision Merger Agreement as are material to the interests of the Lenders, but only to the extent that the accuracy of any such representation is a condition to the Borrower’s (or any of its affiliates’) obligations to close the Taylor Precision Acquisition under the Taylor Precision Merger Agreement or the Borrower (or any of its affiliates) has the right to terminate the Borrower’s (or any of its affiliates’) obligations under the Taylor Precision Merger Agreement or decline to consummate the Taylor Precision Acquisition as a result of a breach of such representations in the Taylor Precision Merger Agreement.
“Term Benchmark”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term Lender” means, at any time, each Lender having a Term Loan Commitment or that holds Term Loans.
“Term Loan Commitment” means, collectively, the Amendment No. 2 Additional Extended Term Loan Commitment, the Other Term Loan Commitments, any commitments in respect of Incremental Term Loans or any Refinancing Term Loan Commitments, as the context may require.
“Term Loan Priority Collateral” has the meaning assigned thereto in the ABL/Term Loan Intercreditor Agreement, and is intended to indicate that portion of the Collateral subject to a prior Lien in favor of the Administrative Agent and the other Secured Parties.
“Term Loans” means, collectively, the Tranche B Term Loans, the Extended Term Loans, the Incremental Term Loans or Refinancing Term Loans, as the context may require.
“Term SOFR Adjustment” means, for an Interest Period of one month, 0.11448%, for an Interest Period of three months, 0.26161% and for an Interest Period of six months, 0.42826%.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

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“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
~~“Term Lender” means, at any time, each Lender having a Term Loan Commitment or that holds Term Loans.~~
~~“Term Loan Commitment” means, collectively, the Tranche B Term Loan Commitments, the Other Term Loan Commitments, any commitments in respect of Incremental Term Loans or any Refinancing Term Loan Commitments, as the context may require.~~
~~“Term Loan Priority Collateral” has the meaning assigned thereto in the ABL/Term Loan Intercreditor Agreement, and is intended to indicate that portion of the Collateral subject to a prior Lien in favor of the Administrative Agent and the other Secured Parties.~~
~~“Term Loans” means, collectively, the Tranche B Term Loans, the Incremental Term Loans or Refinancing Term Loans, as the context may require.~~
“Test Period” means, for any date of determination under this Agreement, a single period consisting of the most recent four consecutive fiscal quarters of the Borrower for which financial statements have been required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or 5.01(b), the most recent financial statements referred to in Section 3.04(a)).
“Three Month SOFR Rate” shall have the meaning set forth in the definition of “Make Whole Premium”.
“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) an amount equal to Consolidated Total Indebtedness, as of the last day of the Test Period on or prior to such date of determination, to (b) EBITDA of the Borrower and its Subsidiaries for such Test Period.
“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) an amount equal to (i) Consolidated Total Indebtedness, as of the last day of the Test Period ending on or prior to such date of determination minus (ii) the aggregate amount of unrestricted and unencumbered cash and Permitted Investments included in the consolidated balance sheet of the Borrower and its subsidiaries as of such date, which aggregate amount shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred on such date to (b) EBITDA of the Borrower and its Subsidiaries for such Test Period.

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“Tranche B Term Lender” means, at any time, each Lender having a Tranche B Term Loan Commitment or that holds Tranche B Term Loans.
“Tranche B Term Loan Commitment” means (a) as to any Tranche B Term Lender, the aggregate commitment of such Tranche B Term Lender to make Tranche B Term Loans as set forth on Schedule 2.01 or in the most recent Assignment and Assumption or other documentation contemplated hereby executed by such Tranche B Term Lender and (b) as to all Tranche B Term Lenders, the aggregate commitment of all Tranche B Term Lenders to make Tranche B Term Loans, which aggregate commitment shall be $275,000,000 on the Effective Date. ~~After advancing the Tranche B Term Loans, each reference to a Tranche B Term Lender’s Tranche B Term Loan Commitment shall refer to that Tranche B Term Lender’s Applicable Percentage of the Tranche B Term Loans.~~
“Tranche B Term Loans” means the ~~term loans made by the Tranche B~~ Term ~~Lenders~~Loans made to the Borrower on the Effective Date pursuant to Section 2.01~~.~~(a). Immediately after giving effect to Amendment No. 2, there shall be no outstanding Tranche B Term Loans.
“Transaction Costs” means any fees or expenses incurred or paid by the Borrower or any Subsidiary in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the granting of Liens by the Loan Parties under the Loan Documents, (b) the execution, delivery and performance by the Loan Parties of the ABL Documents to which they are a party, the borrowing of loans thereunder, the use of the proceeds thereof and the granting of Liens by the Loan Parties under the ABL Documents, (c) the consummation of the Taylor Precision Acquisition and the other transactions contemplated by the Taylor Precision Merger Agreement, (d) the termination and cancellation of the Existing Credit Agreement and the repayment of Indebtedness thereunder, (e) the refinancing of certain Indebtedness of Taylor Precision and its subsidiaries on the Effective Date, including the termination and cancellation of the Existing Taylor Precision Credit Agreement and the Existing Taylor Precision Note Purchase Agreement and the repayment of Indebtedness thereunder, (f) the consummation of any other transactions in connection with the foregoing and (g) the payment of the fees and expenses incurred in connection with any of the foregoing.
“Treaty Lender” means a Lender which:
(a)~~(i)~~ is treated as a resident of a Treaty State for the purposes of a Treaty; and
(b)~~(ii)~~ does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.
“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

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“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Alternate Base Rate or the Adjusted Daily Simple SOFR.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation (including any guarantee and any indemnity obligations under the Loan Documents that are not then due and payable or for which any claims that would give rise thereto are not then pending) that is contingent in nature at such time; or (ii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.23.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party and the Administrative Agent.

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“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”).
SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any ~~definition of or~~ reference to any ~~statute~~law, rule or regulation ~~shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws)~~herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations; Limited Conditionality Acquisition.
(a)Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the ~~date hereof~~Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn

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or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, ~~(i)~~ all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made ~~(x)~~ without giving effect to (x) any election under Accounting Standards Codification ~~825-10-25~~825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (y) ~~without giving effect to~~  any treatment of Indebtedness ~~in respect of convertible debt instruments~~ under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof ~~and (ii) any obligations relating to a lease that was accounted for as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.~~. Notwithstanding anything to the contrary contained in this Section 1.04(a) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
(b)All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated after giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder, to determine whether such acquisition, disposition, issuance, incurrence or assumption of Indebtedness or other transaction is permitted to be consummated hereunder) immediately after giving effect to such acquisition, disposition, issuance, incurrence or assumption of Indebtedness or other transaction consummated since the first day of the period for which such pro forma computation is being made and on or prior to the date of such computation, as if such transaction had occurred on the first day of the most recent Test Period, and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings, except as set forth in the definition of “EBITDA”) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period for which such pro forma computation is being made (taking into account any Swap Agreement applicable to such Indebtedness).
(c)Notwithstanding anything in this Agreement or any Loan Document to the contrary (but subject to the terms and conditions set forth in Section 2.21(a)), when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Conditionality Acquisition, the date of determination of such ratio and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Conditionality Acquisition, an “LCA Election”), be deemed to be the date the Limited Conditionality Acquisition Agreement is entered into (the “LCA Test Date”) and if, after such ratios and other provisions are measured on a pro forma basis after giving effect to such Limited Conditionality Acquisition and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness) as if they occurred at the beginning of the four (4) consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in EBITDA of the Borrower) at or prior to the

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consummation of the relevant Limited Conditionality Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Conditionality Acquisition is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Conditionality Acquisition or related Specified Transactions. If the Borrower has made an LCA Election for any Limited Conditionality Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Conditionality Acquisition is consummated or the date that the definitive agreement for such Limited Conditionality Acquisition is terminated or expires without consummation of such Limited Conditionality Acquisition, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Conditionality Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.
SECTION 1.05. Status of Obligations. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and, subject to Section ~~8.09(b)~~8.01, to exercise, any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such other Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Administrative Agent and the Lenders may have and, subject to Section ~~8.09(b)~~8.01, may exercise, any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION 1.06. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.15(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II

The Credits
SECTION 2.01. Commitments.
(a) ~~.~~ Subject to the terms and conditions set forth herein, each Lender with a Tranche B Term Loan Commitment (severally and not jointly) agrees to make a Tranche B Term Loan to the Borrower in Dollars on the Effective Date, in an amount equal to such Lender’s Tranche B Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. Additional Classes of Commitments may be established from time to time pursuant to Section 2.21 or 2.28, and the Loans thereunder shall be made in accordance with, and subject to the terms and conditions set forth, therein. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.
(b) Subject to the terms and conditions set forth herein, (i) the Amendment No. 2 Additional Extended Term Loan Lender agrees to make to the Borrower a loan denominated in Dollars on the Amendment No. 2 Effective Date in an amount equal to the Amendment No. 2 Additional Extended Term Loan Commitment and (ii) each Converted Tranche B Term Loan of each Amendment No. 2 Consenting Lender shall be converted into an Extended Term Loan of such Lender effective as of the Amendment No. 2 Effective Date in a principal amount equal to the principal amount of such Lender’s Converted Tranche B Term Loan immediately prior to such conversion.
SECTION 2.02. Loans and Borrowings. Subject to Section 2.15, the Loans may from time to time be Term Benchmark Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.03 and 2.09. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that, the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. The ~~Tranche B~~Extended Term Loans shall amortize as set forth in Section 2.11. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.15, 2.16, 2.17 and 2.18 shall apply to such Affiliate to the same extent as to such Lender; provided that, no such Affiliate shall be entitled to receive any greater payment under any such Section than its affiliated Lender would have been entitled to receive); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

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SECTION 2.03. Procedure for Borrowings.
(a) To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request signed by a Responsible Officer of the Borrower) (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)the aggregate principal amount of the requested Borrowing;
(ii)the date of such Borrowing, which shall be a Business Day;
(iii)whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;
(iv)in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)the location and number of the Borrower’s account to which funds are to be disbursed.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(b) Not later than 1:00 p.m., New York City time, on the date of any Borrowing each Lender shall make available to the Administrative Agent an amount in immediately available funds equal to the Loan or Loans to be made by such Lender. The Administrative Agent shall credit an account of the Borrower designated by the Borrower in the Borrowing Request with the aggregate of the amounts made available to the Administrative Agent by the Lenders in immediately available funds.
SECTION 2.04. [Intentionally Omitted].
SECTION 2.05. [Intentionally Omitted].
SECTION 2.06. [Intentionally Omitted].
SECTION 2.07. [Intentionally Omitted].

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SECTION 2.08. [Intentionally Omitted].
SECTION 2.09. Interest Elections.
(a)Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election (by irrevocable written notice via an Interest Election Request signed by a Responsible Officer of the Borrower), by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d), (ii) convert any Borrowing to a Borrowing of a Type not available under such Borrowing or (iii) elect to convert or continue any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the Facility under which such Borrowing was made.
(c)Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)the principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and
(iv)if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one (1) month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no

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outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, (A) each Term Benchmark Borrowing and (B) each RFR Borrowing shall be converted to an ABR Borrowing (in the case of a Term Benchmark Borrowing) at the end of the Interest Period applicable thereto or (in the case of an RFR Borrowing) on the ~~next Interest Payment Date in respect thereof~~last day of the calendar month.
(f)Notwithstanding anything to the contrary in this Agreement, all Borrowings, conversions and continuations of Term Benchmark Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Term Benchmark Loans comprising each Term Benchmark Borrowing shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten (10) Term Benchmark Borrowings shall be outstanding at any one time.
SECTION 2.10. Termination of Commitments. Unless previously terminated, the ~~Tranche B~~Amendment No. 2 Additional Extended Term Loan ~~Commitments~~Commitment shall terminate on the Amendment No. 2 Effective Date (upon funding of the ~~Tranche B~~Amendment No. 2 Additional Extended Term ~~Loans~~Loan).
SECTION 2.11 Repayment and Amortization of Loans; Evidence of Debt. (a) The Borrower shall repay the ~~Tranche B~~Extended Term Loans as follows:
(i)on the last day of each March, June, September and December, commencing on ~~June 30~~March 31, ~~2018~~2024, an aggregate principal amount equal to ~~0.25~~1.25% multiplied by the aggregate principal amount of all ~~Tranche B~~Extended Term Loans outstanding on the Amendment No. 2 Effective Date (which payments shall be adjusted from time to time pursuant to Section 2.12(a) and Section 2.12(f)).
(ii)on the Maturity Date applicable to the ~~Tranche B~~Extended Term Loans, the aggregate principal amount of all ~~Tranche B~~Extended Term Loans outstanding on such date.
The Borrower shall repay Incremental Term Loans and Refinancing Term Loans in such amounts and on such date or dates as shall be specified therefor in the Incremental Amendment or Refinancing Amendment, as applicable, establishing such Term Loans (as such amount shall be adjusted pursuant to Section 2.12(a) or 2.12(e) or pursuant to such Incremental Amendment or Refinancing Amendment, as applicable). In addition, the Borrower shall repay all Tranche B Term Loans (other than Converted Tranche B Term Loans) on the Amendment No. 2 Effective Date.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

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(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Secured Obligations.
(e)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if any promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.12. Prepayment of Loans.
(a)The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the provisions set forth in this Section 2.12(a). The Borrower shall notify the Administrative Agent by written notice (A) in the case of prepayment of (x) a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment or (y) an RFR Borrowing, not later than 11:00 a.m., New York City time, five (5) Business Days before the date of prepayment, (B) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m. New York City time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, a notice of prepayment of Term Loans pursuant to this Section 2.12(a) may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each voluntary prepayment of a Borrowing shall be applied ratably to the Term Loans included in the prepaid Term Loan Borrowing in such order of application as directed by the Borrower, and each mandatory prepayment of a Term Loan Borrowing shall be applied in accordance with Section 2.12(e). Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.14, (ii) if applicable, break funding payments pursuant to Section 2.17 and (iii) premium payments to the extent required by Section 2.12(b).
(b)Prepayment Premium.
(i)In the event that, on or prior to the first anniversary of the Amendment No. 2 Effective Date, the Borrower prepays or repays the Extended Term Loans pursuant to Section 2.12(a) or Section 2.12(c) (as a result of a Prepayment Event arising pursuant to clause (c) of such definition), the Borrower shall pay to the Administrative Agent, for the ratable account of each of the Extended Term Lenders, the Make Whole Premium applicable to such prepayment or repayment. If, on or prior to the first anniversary of the Amendment No. 2 Effective Date, any Extended Term Lender that is a Non-Consenting Lender is replaced pursuant to Section 9.02(d) in connection with any amendment, amendment and restatement, other modification or waiver of this Agreement, such Extended Term Lender (and not any Person who replaces such Extended Term Lender pursuant to Section 9.02(d)) shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the premium described in the preceding sentence. The Make Whole Premium shall be payable on the date of such prepayment or replacement.

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(ii)~~(b)~~ In the event that, after the first anniversary of the Amendment No. 2 Effective Date, but on or prior to the ~~six-month~~second anniversary of the Amendment No. 2 Effective Date, the Borrower ~~(i)~~ prepays~~,~~ or repays~~, refinances, substitutes or replaces the Tranche B Term Loans in connection with a Repricing Transaction or (ii) effects any amendment, amendment and restatement, other modification or waiver of this Agreement resulting in a Repricing Transaction, the~~ the Extended Term Loans pursuant to Section 2.12(a) or Section 2.12(c) (as a result of a Prepayment Event arising pursuant to clause (c) of such definition) or the Extended Term Loans are accelerated for any reason, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the ~~Tranche B~~Extended Term Lenders, ~~(x) in the case of clause (i),~~ a premium of 1.00% of the aggregate principal amount of such ~~Tranche B~~Extended Term Loans so prepaid, ~~refinanced, substituted or replaced and (y) in the case of clause (ii), a premium equal to 1.00% of the aggregate principal amount of such Tranche B Term Loans outstanding immediately prior to such amendment, amendment and restatement, other modification or waiver that are subject to an effective pricing reduction. If,~~repaid or accelerated. If, after the first anniversary of the Amendment No. 2 Effective Date, but on or prior to the ~~six-month~~second anniversary of the Amendment No. 2 Effective Date, any ~~Tranche B~~Extended Term Lender that is a Non-Consenting Lender is replaced pursuant to Section 9.02(d) in connection with any amendment, amendment and restatement, other modification or waiver of this Agreement ~~resulting in a Repricing Transaction~~, such ~~Tranche B~~Extended Term Lender (and not any Person who replaces such ~~Tranche B~~Extended Term Lender pursuant to Section 9.02(d)) shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the premiums described in the preceding sentence. ~~Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.~~
(c)In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any of its Domestic Subsidiaries in respect of any Prepayment Event, the Borrower shall, within five (5) Business Days after such Net Proceeds are received, prepay the Term Loans as set forth in Section 2.12(f) below in an aggregate amount equal to 100% of such Net Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower or its relevant Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to reinvest in assets used or useful in the business of the Borrower and/or its Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate; provided further that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Borrower or one or more Subsidiaries shall have entered into an agreement with an unaffiliated third party to acquire such assets with such Net Proceeds), a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

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(d)The Borrower shall prepay the Term Loans on the date that is ten (10) days (or such longer period as the Administrative Agent may agree to in its reasonable discretion) after the earlier of (i) the date on which Borrower’s annual audited financial statements for the immediately preceding fiscal year are delivered pursuant to Section 5.01(a) or (ii) the date on which such annual audited financial statements were required to be delivered pursuant to Section 5.01(a), in an amount equal to (A) the ECF Percentage of the Borrower’s Excess Cash Flow for such immediately preceding fiscal year (with the first such determination of Excess Cash Flow to be based on audited financial statements delivered (or required to be delivered) for the fiscal year ending December 31, ~~2019~~2024) minus (B) the sum of all voluntary prepayments of Term Loans (other than prepayments made with proceeds of other Indebtedness) and amounts actually paid for Term Loans assigned to the Borrower or any of its Subsidiaries pursuant to Section 9.04(e) made during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due (and in each case not deducted in determining any payment required to be made pursuant to this Section 2.12(d) in any prior fiscal year) to the extent such prepayments are funded with internally generated cash and excluding any such prepayment that reduced Excess Cash Flow. As used herein, “ECF Percentage” means (w) seventy-five percent (75%) if the Total Net Leverage Ratio as of the last day of such immediately preceding fiscal year was greater than 4.25 to 1.00, (x) fifty percent (50%) if the Total Net Leverage Ratio as of the last day of such ~~period was~~immediately preceding fiscal year was less than or equal to 4.25 to 1.00 but greater than ~~3.00~~3.50 to 1.00, (y) twenty five percent (25%) if the Total Net Leverage Ratio as of the last day of such ~~period~~immediately preceding fiscal year was less than or equal to ~~3.00~~3.50 to 1.00 but greater than ~~2.25~~3.00 to 1.00 and (z) zero percent (0%) if the Total Net Leverage Ratio as of the last day of such ~~period~~immediately preceding fiscal year was less than or equal to ~~2.25~~3.00 to 1.00. Each Excess Cash Flow prepayment shall be accompanied by a certificate signed by a Financial Officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance reasonably satisfactory to Administrative Agent.
(e)In the event of any mandatory prepayment of Term Loans made at a time when Term Loans of more than one Class are outstanding, the aggregate amount of such prepayment shall be allocated among all Classes of Term Loans pro rata based on the aggregate principal amounts of outstanding Borrowings of each Class; provided that, the amounts so allocable to any Class of Term Loans may be applied pro rata to other Term Loan Borrowings if so provided in the related Incremental Amendment or Refinancing Amendment establishing such additional Classes of Term Loans. All mandatory prepayment amounts pursuant to Sections 2.12(c) and 2.12(d) that are allocable to the ~~Tranche B~~Extended Term Loans shall be applied, first, to the installments of the ~~Tranche B~~Extended Term Loans in direct order of maturity for the next eight (8) scheduled payments pursuant to Section 2.11(a) and, second, to the remaining scheduled installments of the ~~Tranche B~~Extended Term Loans pursuant to Section 2.11(a) on a pro rata basis.
(f)The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.12(c) or Section 2.12(d) at least five (5) Business Days prior to 1:00 p.m., New York City time, on the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of the Borrower’s prepayment notice and of such Term Lender’s Applicable Percentage of the prepayment. Each Term Lender may reject all or a portion of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 2.12(c) or Section 2.12(d) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m., New York City time, three (3) Business Days after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Term Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Term Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds shall be retained by the Borrower (“Retained Declined Proceeds”).

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SECTION 2.13. Fees.
(a)The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(b)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.
SECTION 2.14. Interest.
(a)The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate.
(d)Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by ~~any~~the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(e)Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

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(g)Notwithstanding the foregoing, all “Eurodollar Loans” (as defined in this Agreement immediately prior to giving effect to Amendment No. 1 to this Agreement on the Amendment No. 1 Effective Date) outstanding as of the Amendment No. 1 Effective Date shall remain Eurodollar Loans outstanding under this Agreement (upon giving effect to Amendment No. 1 to this Agreement on the Amendment No. 1 Effective Date) until the end of the current Interest Period applicable thereto and, upon the expiration of such current Interest Period, shall be converted to Term Benchmark Loans with an Interest Period of one (1) month (the “SOFR Conversion”). Subject to the SOFR Conversion, all other terms and conditions set forth in this Agreement with respect to Term Benchmark Loans shall apply to such “Eurodollar Loans” referred to in the first sentence of this clause (g), mutatis mutandis.
SECTION 2.15. Alternate Rate of Interest.
(a)Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.15, if:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis) and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or
(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.15(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.15(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.15(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.15(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.15(a)(i) or (ii) above, on such day, and (B) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

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(b)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.15.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or a conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.15, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
SECTION 2.16. Increased Costs. (a) If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;
(ii)impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or
(iii)subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes and (B) Excluded Taxes);
and the result of any of the foregoing shall be to increase the cost to such Person of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to reduce the amount of any sum received or receivable by such Person hereunder, whether of principal, interest or otherwise, then the Borrower will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered.
(b)If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of, or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

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(c)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.17. Break Funding Payments.
(a)With respect to Term Benchmark Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.12), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith), or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, then, in any such event, subject to Section 10.14, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.18. Taxes.
(a)Withholding of Taxes; Gross-Up. Each payment by any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, unless required by applicable law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of deducted or withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such deduction or withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

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(b)Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse the Administrative Agent for the payment of any Other Taxes.
(c)Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)Indemnification by the Borrower. Subject to Section 10.14, the Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts paid or payable under this Section 2.18(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.18(d) shall be paid within ten (10) days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.18(e) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to ~~set off~~setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.18(e).
(f)Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(f)(ii)(A) through (E) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.18(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

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(ii)Without limiting the generality of the foregoing, any Lender with respect to the Borrower shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
(A) ~~(a)~~ in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. ~~Federal~~federal backup withholding tax;
(B) ~~(b)~~ in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN/W-8BEN-E establishing an exemption from, or reduction of, U.S. ~~Federal~~federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN/W-8BEN-E establishing an exemption from, or reduction of, U.S. ~~Federal~~federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C) ~~(c)~~ in the case of a Non-U.S. Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D) ~~(d)~~ in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W~~-~~-8BEN/W~~-~~-8BEN-E and (2) a tax certificate substantially in the form of Exhibit G-1 to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(E) ~~(e)~~ in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a tax certificate substantially in the form of Exhibit G-2 on behalf of such partners; or
(F) ~~(f)~~ any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. ~~Federal~~federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

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(iii)If a payment made to a Lender under any Loan Document would be subject to U.S. ~~Federal~~federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.18(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(g)If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.18, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all ~~out-of-pocket~~out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
SECTION 2.19 Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.16, 2.17 or 2.18, or otherwise) prior to ~~3:00 p.m~~3:00 p.m., New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without set off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois 60603 and except that payments pursuant to Sections 2.16, 2.17, 2.18 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.
(b)Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.12) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such proceeds shall be applied, subject to the terms of the ABL/Term Loan Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent from the Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower, third, to pay interest then due and payable on the Loans ratably and fourth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a

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Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Term Benchmark Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Term Benchmark Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrower shall pay the break funding payment required in accordance with Section 2.17. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.
(c)If any Lender shall, by exercising any right of ~~set off~~set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender of the same Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class to the extent necessary so that the benefit of all such payments shall be shared by such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (excluding assignments to or purchases by a Purchasing Borrower Party in accordance with Section 9.04(e)) (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)Unless the Administrative Agent shall have received ~~notice from the Borrower~~, prior to ~~the~~any date on which any payment is due to the Administrative Agent for the account of the Lenders ~~hereunder~~pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.12(f)), notice from the Borrower that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the ~~greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~NYFRB Rate.

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(e)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.08(b), 2.19(e) or 9.03(~~c~~d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
~~(f) The Administrative Agent may from time to time provide the Borrower with billing statements or invoices with respect to any of the Secured Obligations (the “Billing Statements”). The Administrative Agent is under no duty or obligation to provide Billing Statements, which, if provided, will be solely for the Borrower’s convenience. The Billing Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrower pays the full amount indicated on a Billing Statement on or before the due date indicated on such Billing Statement, the Borrower shall not be in default; provided that, acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the payment due at that time shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.~~
SECTION 2.20. Mitigation Obligations; Replacement of Lenders.
(a)If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If any Lender (or its Affiliate) requests compensation under Section 2.16, or if the Borrower is required to pay any additional amounts to any Lender (or its Affiliate) or any Governmental Authority for the account of any Lender (or its Affiliate) pursuant to Section 2.18 and, in each case, such Lender (or its Affiliate) has declined or is unable to designate a different lending office in accordance with Section 2.20(a), or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.16 or 2.18) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (a) an assignment required pursuant to this

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paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
SECTION 2.21. Incremental Term Facilities.
(a)The Borrower may at any time or from time to time after the Effective Date, by notice to the Administrative Agent, request the establishment of one or more Incremental Term Facilities (which may take the form of an increase in the principal amount of any existing tranche of Term Loans); provided that, no Incremental Term Loans may be made unless:
(i)(A) except in the case of an Incremental Term Facility incurred to finance a Limited Conditionality Acquisition, (1) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect (including pro forma effect) to the making of such Incremental Term Loans and (2) the representations and warranties set forth in each Loan Document shall be true and correct in all material respects immediately prior to, and immediately after giving effect to, such Incremental Term Facility, except to the extent any such representations or warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such specified earlier date (provided that no materiality qualifier set forth in this subclause (A)(2) shall be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) and (B) in the case of an Incremental Term Facility incurred to finance a Limited Conditionality Acquisition, (1) as of the date of execution of the Limited Conditionality Acquisition Agreement by the parties thereto, no Default or Event of Default shall have occurred and be continuing or would result from entry into the Limited Conditionality Acquisition Agreement, (2) as of the date of the borrowing of such Incremental Term Loans, no Event of Default under clause (a), (b), (h) or (i) of Article VII shall be in existence immediately before or after giving effect (including pro forma effect) to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof, (3) the representations and warranties set forth in Article III shall be true and correct in all material respects as of the date of execution of the applicable Limited Conditionality Acquisition Agreement by the parties thereto, except to the extent any such representations or warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such specified earlier date (provided that no materiality qualifier set forth in this subclause (B)(3) shall be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), and (4) as of the date of the borrowing of such Incremental Term Loans, customary “Sungard” representations and warranties (with such representations and warranties to be reasonably determined by the Incremental Lenders providing such Incremental Term Loans) shall be true and correct in all material respects immediately before and after giving effect to the incurrence of such Incremental Term Loans, except to the extent any such representations or warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such specified earlier date (provided that no materiality qualifier set forth in this subclause (B)(4) shall be applicable to any representations and warranties that are already qualified by materiality or Material Adverse Effect); and

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(ii)to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received (x) such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction and (y) such reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Incremental Term Facilities are provided with the benefit of the applicable Loan Documents.
Notwithstanding anything to the contrary herein, the aggregate principal amount of all Incremental Term Facilities shall not exceed the sum of (A) $50,000,000 plus (B) an unlimited additional amount such that, in the case of this clause (B) only, after giving effect (including pro forma effect) thereto (assuming full drawing under ~~such~~the Incremental Term Facilities then being established), the Secured Net Leverage Ratio calculated on a pro forma basis for the Test Period shall not exceed ~~3.75~~3.25 to 1.00; provided that, for the avoidance of doubt, Incremental Term Facilities may be incurred pursuant to this clause (B) prior to utilization of the amount set forth in clause (A) above. Each Incremental Term Facility shall be in an integral multiple of $10,000,000 and be in an aggregate principal amount that is not less than $10,000,000, provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above. Each such notice shall specify (A) the date on which the Borrower proposes that the Incremental Term Loans shall be effective, which shall be a date not less than ten (10) Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (B) the amount of the Incremental Term Loans being requested.
(b)Each Incremental Term Facility shall be secured by a pari passu Lien on the Collateral (and no other property) on terms and pursuant to documentation reasonably satisfactory to the Administrative Agent, the Borrower and the lenders providing such Incremental Term Facility. No Subsidiary shall be a borrower or a guarantor under any Incremental Term Facility unless such Subsidiary is a Loan Party which shall have previously or substantially concurrently guaranteed or borrowed, as applicable, the Secured Obligations. The Incremental Term Loans (i) if made as an increase in the principal amount of any existing tranche of Term Loans, shall have terms identical to those applicable to such Term Loans, (ii) shall not mature earlier than the Maturity Date applicable to any ~~then existing~~then-existing Term Loans (but may have amortization and/or customary prepayments prior to such date), (~~iv~~iii) shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of any ~~then existing~~then-existing Term Loans, (~~v~~iv) except as set forth above, shall be treated substantially the same as (and in any event, no more favorably than) the Term Loans and (~~vi~~v) will accrue interest at rates, and with amortization, determined by the Borrower and the lenders providing such Incremental Term Loans; provided that, during the period commencing on the Amendment No. 2 Effective Date and ending on the day immediately prior to the first anniversary thereof, in the event that the All-in Yield for any Incremental Term Loans shall be more than 0.50% higher than the corresponding All-in Yield for any ~~then existing~~then-existing Term Loans, then the All-in Yield with respect to any ~~then existing~~then-existing Term Loans shall be increased by the amount necessary so that the difference between the All-in Yield with respect to the Incremental Term Loans and the All-in Yield on any ~~then existing~~then-existing Term Loans is equal to 0.50%. The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in this Section 2.21(b) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof.

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(c)Incremental Term Facilities may be provided by any existing Lender (provided that no existing Lender shall have (x) an obligation to provide all or any portion of any Incremental Term Facility unless it so agrees in writing as provided in this Section 2.21 or (y) the right to provide all or any portion of any Incremental Term Facility) or by any other bank, financial institution or other institutional lender or investor (other than an Ineligible Institution) (any such other bank, financial institution or other institutional lender or investor being called an “Additional Lender”); provided that, the Administrative Agent shall have consented (such consent not to be unreasonably withheld) to such Lender or Additional Lender providing such Incremental Term Facility, to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments to such Lender or Additional Lender. Commitments in respect of Incremental Term Facilities shall become Commitments under this Agreement pursuant to an amendment or amendment and restatement (each, an “Incremental Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and such other conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Facilities for any purpose not prohibited by this Agreement.
(d)This Section 2.21 shall supersede any provisions in Section 2.19(c) or Section 9.02 to the contrary.
SECTION 2.22. Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Secured Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Secured Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.22 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.22 shall survive the termination of this Agreement.
SECTION 2.23. [Intentionally Omitted].
SECTION 2.24. [Intentionally Omitted].

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SECTION 2.25. [Intentionally Omitted].
SECTION 2.26. Defaulting Lenders.
(a)Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this clause (a) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby.
(b)In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
SECTION 2.27. Loan Modification Offers.
The Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than ten (10) Business Days nor more than thirty (30) Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made. With respect to all Permitted Amendments consummated by the Borrower pursuant to this Section 2.27, (i) such Permitted Amendments shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.12 and (ii) any Loan Modification Offer, unless contemplating a Maturity Date already in effect hereunder pursuant to a previously consummated Permitted Amendment, must be in a minimum amount of $25,000,000 (or such lesser amount as may be approved by the Administrative Agent in its reasonable discretion); provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Permitted Amendment that a minimum amount (to be determined and specified in the relevant Loan Modification Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Commitments or Loans of any or all Affected Classes be extended.
(b)A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by the Borrower, each applicable Accepting Lender and the Administrative Agent; provided that, no Permitted Amendment shall become effective unless (i) no Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (x) in the case of the representations and warranties qualified as to materiality, in all respects and (y) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) the Borrower shall have

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delivered to the Administrative Agent (x) such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith and (y) such reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Loans and Commitments subject to such Loan Modification Offer are provided with the benefit of the applicable Loan Documents and (iv) any applicable Minimum Extension Condition shall be satisfied (unless waived by the Borrower). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders (and with the consent of the Administrative Agent), effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new Class of loans and/or commitments hereunder.
(c)This Section 2.27 shall supersede any provisions in Section 2.19(c) or Section 9.02 to the contrary.
SECTION 2.28. Refinancing Amendments.
(a)On one or more occasions after the Effective Date, the Borrower may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor (other than an Ineligible Institution) that agrees to provide any portion of any Refinancing Term Loan consisting of Loan Agreement Refinancing Debt, pursuant to a Refinancing Amendment in accordance with this Section 2.28 (each, an “Additional Refinancing Lender”) (provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender or Additional Refinancing Lender making such Refinancing Term Loans to the extent such consent, if any, would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Refinancing Lender), in respect of all or any portion of any Class of Term Loans then outstanding under this Agreement, in the form of Refinancing Term Loans or Refinancing Term Commitments pursuant to a Refinancing Amendment.
(b)The effectiveness of any Refinancing Amendment shall be subject to the following conditions: (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect (including pro forma effect) to such Refinancing Amendment, (ii) the representations and warranties set forth in each Loan Document shall be true and correct in all material respects immediately prior to, and immediately after giving effect to, such Refinancing Amendment, except to the extent any such representations or warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such specified earlier date (provided that no materiality qualifier set forth in this clause (ii) shall be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) and (iii) to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (1) such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction and (2) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Loan Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents. Each issuance of Loan Agreement Refinancing Indebtedness under Section 2.28(a) shall be in an aggregate principal amount that is (i) not less than $25,000,000 and (ii) an integral multiple of $5,000,000 in excess thereof.

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(c)Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Loan Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.28, including any amendments necessary to treat the applicable Loans and/or Commitments established under the Refinancing Amendment as a new Class of loans and/or commitments hereunder, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.
This Section 2.28 shall supersede any provisions in Section 2.18(c) or Section 9.02 to the contrary.
ARTICLE III

Representations and Warranties
Each Loan Party represents and warrants to the Lenders that:
SECTION 3.01. Organization; Powers. Each of the Loan Parties and each of its Subsidiaries (a) is duly organized, validly existing and in good standing (to the extent such concept exists and is applicable) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, except as could not be expected, individually or in the aggregate, to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, except where such violation or default, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents and Liens permitted under Section 6.02.

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SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders (i) its annual report or Form 10-K, which contains the Borrower’s consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, ~~2016~~2022, reported on by Ernst & Young LLP, independent public accountants, and (ii) its quarterly report or Form 10-Q, which contains the Borrower’s consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal quarter ended ~~September~~June 30, ~~2017~~2023, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b)No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, ~~2016~~2022.
SECTION 3.05. Properties. (a) As of the ~~date of this Agreement~~Amendment No. 2 Effective Date, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by each Loan Party. Each of such leases and subleases the termination of which could reasonably be expected to have a Material Adverse Effect is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party ~~to any such lease or sublease~~thereto exists which could result in the termination of such lease or sublease in accordance with its terms. Each of the Loan Parties and its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all its real and personal property, free of all Liens other than those permitted by Section 6.02.
(b)Each Loan Party and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, and the use thereof by the Loan Parties and its Subsidiaries does not infringe in any material respect upon the rights of any other Person~~, and the Loan Parties’ rights thereto are not subject to any licensing agreement or similar arrangement~~.
SECTION 3.06. Litigation and Environmental Matters. (a) Except as set forth in Schedule 3.06, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.
(b)Except for the Disclosed Matters (i) no Loan Party nor any of its Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party nor any of its Subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

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~~(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.~~
SECTION 3.07. Compliance with Laws and Agreements. Each Loan Party and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.08. Investment Company Status. No Loan Party nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09. Taxes. Each Loan Party and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. No material tax liens have been filed and no material claims are being asserted with respect to any such taxes.
SECTION 3.10. ERISA; Non-U.S. Pension Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
(a)Each Non-U.S. Pension Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect. With respect to each Non-U.S. Pension Plan, none of the Borrower, its Affiliates or any of their directors, officers, employees or agents has engaged in a transaction, or other act or omission (including entering into this Agreement and any act done or to be done in connection with this Agreement), that has subjected, or could reasonably be expected to subject, the Borrower or any of its Subsidiaries, directly or indirectly, to any penalty (including any tax or civil penalty), fine, claim or other liability (including any liability under a Contribution Notice or Financial Support Direction, or any liability or amount payable under Section 75 or 75A of the United Kingdom Pensions Act 1995), that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and there are no facts or circumstances which could reasonably be expected to give rise to any such penalty, fine, claim, or other liability. With respect to each Non-U.S. Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Non-U.S. Pension Plan is maintained. The aggregate unfunded liabilities, with respect to such Non-U.S. Pension Plans could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11. Disclosure. (a) The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of ~~the~~ any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be

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reasonable at the time delivered and, ~~if such~~with respect to the projected financial information ~~was~~ delivered most recently prior to the Amendment No. 2 Effective Date, as of the Amendment No. 2 Effective Date (other than projected financial information for periods that have been completed and for which financial statements have been delivered to the Administrative Agent).
(b)As of the Amendment No. 2 Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment No. 2 Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
SECTION 3.12. Material Agreements. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any material agreement or contract to which it is a party except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Material Indebtedness.
SECTION 3.13. Solvency. (a) Immediately after the consummation of the Transactions to occur on the Amendment No. 2 Effective Date and the making of each Loan on the Amendment No. 2 Effective Date and the application of the proceeds of such Loans, (i) the sum of the liabilities of the Borrower and its Subsidiaries, taken as a whole, shall not exceed the present fair saleable value of the assets of the Borrower and its Subsidiaries, taken as a whole; (ii) the capital of the Borrower and its Subsidiaries, taken as a whole, shall not be unreasonably small in relation to the business of the Borrower and its Subsidiaries, taken as a whole, on the Amendment No. 2 Effective Date and (iii) the Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
(b)The Borrower does not intend to, nor will it permit any of its Subsidiaries to, and the Borrower does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.
SECTION 3.14. Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and the Subsidiaries as of the Amendment No. 2 Effective Date. As of the Amendment No. 2 Effective Date, all premiums in respect of such insurance have been paid, except those noted on Schedule 3.14 as installment payments that are still due. The Borrower believes that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is adequate.

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SECTION 3.15. Capitalization and Subsidiaries. Except as disclosed to the Administrative Agent in writing from time to time after the Effective Date, Schedule 3.15 sets forth (a) a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower’s Material Subsidiaries, (b) a true and complete listing of each class of each of the Borrower’s authorized Equity Interests, of which all of such issued Equity Interests are validly issued, outstanding, fully paid and ~~non-assessable~~non-assessable, and (c) the type of entity of the Borrower and each of its Material Subsidiaries, in each case, including after giving effect to the Taylor Precision Acquisition. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non assessable.
SECTION 3.16. No Burdensome Restrictions. No Loan Party is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.10.
SECTION 3.17. Federal Reserve Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.
SECTION 3.18. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on ~~all~~ the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Liens permitted under Section 6.02 (other than clause (n) thereof), to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.
SECTION 3.19. Employment Matters. As of the Amendment No. 2 Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of the Borrower, threatened~~. The~~, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the hours worked by and payments made to employees of the Loan Parties and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. ~~All~~Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, all payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary.
SECTION 3.20. Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

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SECTION 3.21 Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and directors and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person. None of (a) any Loan Party, any Subsidiary, any of their respective directors or officers or, to the knowledge of any such Loan Party or Subsidiary, any of their respective ~~directors, officers or~~ employees, or (b) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.
SECTION 3.22 ~~EEA~~Affected Financial Institutions. No Loan Party is an ~~EEA~~Affected Financial Institution.
SECTION 3.23.Plan Assets; Prohibited Transactions. None of the Borrower or any of its Subsidiaries is an entity ~~the assets of which are~~ deemed to ~~be~~hold “plan assets” (within the meaning of ~~29 CFR § 2510.3-101, as modified by Section 3(42)  of ERISA), and, assuming none of the Lenders is using any such “plan assets” to make any Loan hereunder,~~the Plan Asset Regulations), and neither the execution ~~of~~, delivery nor performance of the transactions contemplated under this Agreement ~~nor~~, including the making of any Loan hereunder ~~gives~~, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
ARTICLE IV

Conditions
SECTION 4.23.Effective Date. Subject to the Limited Conditionality Provision, the obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)Loan Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or PDF transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) each of the other documents, instruments, legal opinions and other agreements listed on Exhibit F that are required to be delivered on or prior to the ~~date hereof~~Effective Date, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(b)Payoff Documentation. The Administrative Agent (or its counsel) shall have received payoff documentation providing evidence satisfactory to the Administrative Agent that, prior to or substantially concurrently with the Effective Date, each of the Existing Credit Agreement, the Existing Taylor Precision Credit Agreement and the Existing Taylor Precision Note Purchase Agreement shall be terminated and cancelled (along with all of the agreements, documents and instruments delivered in connection therewith), all Indebtedness owing thereunder shall be repaid, all liens established pursuant to the terms thereof shall be terminated, and any letters of credit issued thereunder shall be cash collateralized, supported by a letter of credit under the ABL Facility or re-evidenced under the ABL Facility as an “Existing Letter of Credit”.

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(c)ABL Credit Agreement. The Administrative Agent shall have received evidence reasonably satisfactory to it that, substantially concurrently with the effectiveness of this Agreement, (i) the ABL Credit Agreement shall be in full force and effect, (ii) the Borrower shall receive at least $150,000,000 in revolving commitments from lenders under the ABL Credit Agreement and (iii) the commitments referred to in clause (ii) of this Section 4.01(c) shall be effective.
(d)Taylor Precision Acquisition. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Taylor Precision Acquisition shall, substantially concurrently with the initial funding of the Loans hereunder, be consummated pursuant to the Taylor Precision Merger Agreement, as in effect on December 22, 2017, and no provision thereof shall have been amended or waived, and no consent or request shall have been given under the Taylor Precision Merger Agreement, in any way that is materially adverse to the Lenders in their capacities as such (it being understood and agreed that (i) amendments, waivers and other changes to the definition of “Material Adverse Effect” (or other term of similar import), and consents and requests given or made pursuant to such definition shall in each case be deemed to be materially adverse to the Lenders, and (ii) any modification, amendment or express waiver or consents by the Borrower that results in (x) an increase to the purchase price shall be deemed to not be materially adverse to the Lenders so long as such increase is funded solely with a public issuance of common equity of the Borrower and (y) a decrease to the purchase price shall be deemed to not be materially adverse to the Lenders so long as (A) such reduction is allocated to reduce the commitments of the lenders under the ABL Facility and (B) such reduction (other than pursuant to any purchase price or similar adjustment provision set forth in the Taylor Precision Merger Agreement, as in effect on December 22, 2017) does not decrease the purchase price by more than ten percent (10%) (cumulative for all such reductions)).
(e)Fees and Expenses. All fees and expenses due and payable to the Administrative Agent, the Lenders and their respective Affiliates and required to be paid on or prior to the Effective Date shall have been paid or shall have been authorized to be deducted from the proceeds of the initial Loans, so long as any such fees or expenses not expressly set forth in the fee letters entered into by the Borrower in connection with the Transactions have been invoiced not less than two (2) Business Days prior to the Effective Date (except as otherwise reasonably agreed by the Borrower).
(f)Patriot Act, Etc. The Administrative Agent shall have received all documentation and other information about the Borrower and the other Loan Parties as shall have been reasonably requested in writing by the Administrative Agent at least ten (10) days prior to the Effective Date and required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

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ARTICLE V

Affirmative Covenants
Until satisfaction of the Final Release Conditions, each Loan Party executing this Agreement covenants and agrees with the Lenders that:
SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
(a)within ninety (90) days after the end of each fiscal year of the Borrower, its audited consolidated and unaudited consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on (in the case of audited statements) by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood and agreed that unaudited consolidating financial information provided pursuant to this subsection (a) shall, in respect of Subsidiaries, only show individually Material Subsidiaries);
(b)within forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower, its consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood and agreed that unaudited consolidating financial information provided pursuant to this subsection (b) shall, in respect of Subsidiaries, only show individually Material Subsidiaries);
(c)concurrently with any delivery of financial statements under clause (a) or (b) above, a ~~certificate of a Financial Officer of the Borrower in substantially the form of Exhibit D~~Compliance Certificate (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.14, (iv) setting forth the amount of the Available Amount utilized for investments made pursuant to Section 6.04(aa), Restricted Payments made pursuant to clause (e)(B) of Section 6.08, or payments made of or in respect of Subordinated Indebtedness pursuant to Section 6.12(a)(v), in each case, during the most recent fiscal quarter included in such financial statements and (~~iv~~v) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

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(d)concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);
(e)as soon as available, but in any event not later than the fifteenth (15th) calendar day of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Borrower for each quarter of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;
(f)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;
(g)as soon as possible and in any event within ~~three~~five (~~3~~5) Business Days of obtaining knowledge thereof: (i) any investigation or proposed investigation by the Pensions Regulator which may lead to the issuance of a Financial Support Direction or a Contribution Notice in relation to any Non-U.S. Pension Plan, (ii) any amount is due to any Non-U.S. Pension Plan pursuant to Section 75 or 75A of the United Kingdom Pensions Act 1995, (iii) an amount becomes payable under Section 75 or 75A of the United Kingdom Pensions Act 1995, in each case describing such matter or event and the action which the Borrower or relevant Loan Party proposes to take with respect thereto and/or (iv) any material change to the rate or basis of the employer contributions to a Non-U.S. Pension Plan; and
(h)promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent, or any Lender may reasonably request~~.~~ and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to ~~clauses~~ Section 5.01(a) ~~and~~, (b) ~~of this Section 5.01~~or (f) (to the extent any such documents are, or are included in, materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are ~~filed for public availability on the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System~~posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that the Borrower shall notify ~~(which may be by facsimile~~the Administrative Agent (by telecopier or electronic mail) ~~the Administrative Agent~~ of the ~~filing~~posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.

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SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender written notice of the following within five (5) Business Days after any Responsible Officer obtains actual knowledge thereof:
(a)the occurrence of any Default;
(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party, that would reasonably be expected to result in a Material Adverse Effect;
(c)any Lien (other than Permitted Encumbrances) or claim made or asserted against ~~any of the~~ Collateral with a value of $5,000,000 or more;
(d)(i) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or (ii) the occurrence of any of the following to the extent the same could reasonably be expected to result in a Material Adverse Effect: (A) issuance by the Pensions Regulator of a Financial Support Direction or a Contribution Notice in relation to any Non-U.S. Pension Plan or a warning notice in respect thereof, (B) any amount is due to any Non-U.S. Pension Plan pursuant to Section 75 or 75A of the United Kingdom Pensions Act 1995 and/or (C) an amount becomes payable under Section 75 or 75A of the United Kingdom Pensions Act 1995;
(e)all amendments to the ABL Credit Agreement, together with a copy of each such amendment; ~~and~~
(f)any other event or occurrence that results in, or could reasonably be expected to result in, a Material Adverse Effect~~.~~; and
(g)any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice delivered under this Section (i) shall be in writing, (ii) shall contain a header or a reference line that reads “Notice under Section 5.02 of Lifetime Brands, Inc. Loan Agreement dated March 2, 2018” and (iii) shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03. Existence; Conduct of Business. Each Loan Party will, and will cause each Material Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted. Each Material Subsidiary organized under the laws of a member state of the European Union shall cause its registered office and centre of main interests (as that term is used in Article 3(1) of the Regulation) to be situated solely in its jurisdiction of incorporation and shall have an Establishment situated solely in its jurisdiction of incorporation.

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SECTION 5.04. Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05. Maintenance of Properties. Each Loan Party will, and will cause each Material Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
SECTION 5.06. Books and Records; Inspection Rights. Each Loan Party will, and will cause each Subsidiary to, (i) keep proper books of record and account in which ~~full, true and correct~~ entries are made ~~of all dealings and transactions~~ in relation to its business and activities that are sufficient to prepare financial statements in accordance with GAAP and (ii) permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, unless an Event of Default has occurred and is continuing, such visits and inspections shall not occur more frequently than once per fiscal year. The Loan Parties acknowledge that the Administrative Agent, after exercising their rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders.
SECTION 5.07. Compliance with Laws. Each Loan Party will, and will cause each Subsidiary to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.08. Use of Proceeds. The proceeds of the Tranche B Term Loan will be used only to finance the Transaction Costs and to finance the working capital needs and for general corporate purposes (including Restricted Payments and Permitted Acquisitions as permitted hereunder) of the Borrower and its Subsidiaries. The proceeds of the Extended Term Loans will be used only to finance the working capital needs and for general corporate purposes (including Restricted Payments and Permitted Acquisitions as permitted hereunder) of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the ~~Regulations~~regulations of the Federal Reserve Board, including Regulations T, U and X. The Borrower will not request any Borrowing, and the Borrower shall not use, and the Borrower shall ensure that its Subsidiaries and shall use its best efforts to ensure that its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent ~~that such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or the European Union~~permitted for a Person required to comply with Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

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SECTION 5.09. Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.
SECTION 5.10. Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will use its commercially reasonable efforts to ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.
SECTION 5.11. [Intentionally Omitted].
SECTION 5.12. [Intentionally Omitted].
SECTION 5.13. [Intentionally Omitted].
SECTION 5.14. Additional Collateral; Further Assurances. (a) Subject to the Limited Conditionality Provision, the Borrower and each Subsidiary that is a Loan Party shall cause each of its Material Domestic Subsidiaries formed or acquired after the Effective Date in accordance with the terms of this Agreement to become a Loan Party by executing the Joinder Agreement set forth as Exhibit E hereto (the “Joinder Agreement”) within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) of such formation, or acquisition, such Joinder Agreement to be accompanied by appropriate corporate resolutions, other corporate organizational and authorization documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent. In connection therewith, the Administrative Agent shall have received all documentation and other information regarding such newly formed or acquired Subsidiaries as may be required to comply with applicable “know your customer” rules and regulations, including the Patriot Act. Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Secured Parties, in any property of such Loan Party which constitutes Collateral.
(b)Without limiting the generality of the foregoing, subject to the Limited Conditionality Provision, the Borrower and each Domestic Subsidiary that is a Loan Party (i) will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests (other than any Excluded Assets) in each Domestic Subsidiary and First Tier Foreign Subsidiary directly owned by the Borrower or any Domestic Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties, to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request and (ii) will deliver Mortgages and Mortgage Instruments with respect to Material Real Property owned by each such Loan Party to the extent, and within such time period as is, reasonably required by the Administrative Agent. Notwithstanding the foregoing, the parties hereto acknowledge and agree that (i) no such Mortgages and Mortgage Instruments are required to be delivered hereunder until the date that is ninety (90) days after the Effective Date (or, if acquired after the Effective Date, the date that is ninety (90) days after the date the Material Real Property is acquired) or such later date as the Administrative Agent may agree in the exercise of its reasonable discretion with respect thereto, (ii) no pledge agreement in respect of the pledge of Equity Interests of a First Tier Foreign

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Subsidiary shall be required until the date that is ninety (90) days after the Effective Date (or, if acquired after the Effective Date, the date that is ninety (90) days after the date such Equity Interests are acquired) or such later date as is agreed to by the Administrative Agent in its reasonable discretion and (iii) no pledge agreement in respect of the Equity Interests of a Foreign Subsidiary shall be required hereunder to the extent the Administrative Agent or its counsel determines that, in light of the cost and expense associated therewith, such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.
(c)[Intentionally Omitted.]
(d)Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments (including, without limitation, deposit account control agreements and securities account control agreements), and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, subject to the Limited Conditionality Provision (and other exceptions set forth in this Agreement or the Collateral Documents), all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties.
(e)If any material assets are acquired by the Borrower or any Subsidiary that is a Loan Party after the Effective Date (other than (i) Excluded Assets, (ii) real property that does not constitute Material Real Property or (iii) assets of the type constituting Collateral under any Collateral Document that either become subject to the Lien in favor of the Administrative Agent upon acquisition thereof or with respect to which no notice or further action would be required to create or perfect the Administrative Agent’s Lien in such assets), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (d) of this Section, all at the expense of the Loan Parties, subject, however, to the Limited Conditionality Provision.
(f)If, at any time after the Effective Date any Domestic Subsidiary of the Borrower that is not a Loan Party shall become party to a guaranty of, or grant a Lien on any assets to secure, the ABL Obligations, any Subordinated Indebtedness or any other Material Indebtedness of a Loan Party, the Borrower shall promptly notify the Administrative Agent thereof and, within thirty (30) days thereof (or such later date as may be agreed upon by the Administrative Agent) cause such Subsidiary to either (i) comply with this Section 5.14 (but without giving effect to the 30-day grace periods provided therein) or (ii) terminate such guaranty and/or Lien, as applicable, in each case, to the reasonable satisfaction of the Administrative Agent.

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(g)Notwithstanding the foregoing, the parties hereto acknowledge and agree that, (i) in circumstances where the Administrative Agent reasonably determines that the cost or effort of obtaining or perfecting a security interest in any Equity Interest or other asset that constitutes Collateral is excessive in relation to the benefit afforded to the Secured Parties thereby, the Administrative Agent may exclude such Collateral from the creation and perfection requirements set forth in this Agreement and the other Loan Documents and (ii) the Administrative Agent may grant extensions of time for the creation or perfection of Liens in particular property (including extensions of time beyond the Effective Date) where it determines that such creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or any other Loan Document.
SECTION 5.15. Maintenance of Ratings. The Borrower shall make commercially reasonable efforts to obtain and to maintain (a) public ratings from Moody’s and S&P for the Term Loans and (b) public corporate credit ratings and corporate family ratings, as applicable, from Moody’s and S&P, as applicable, in respect of the Borrower; provided, however, in each case, that the Borrower and its Subsidiaries shall not be required to obtain or maintain any specific rating.
ARTICLE VI

Negative Covenants
Until satisfaction of the Final Release Conditions, the Loan Parties covenant and agree with the Lenders that:
SECTION 6.01. Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:
(a)(i) the Secured Obligations and any other Indebtedness created under the Loan Documents and (ii) (A) Indebtedness under the ABL Credit Agreement in an aggregate principal amount for purposes of this clause (ii)(A) at any one time outstanding not to exceed $~~220,000,000~~250,000,000 and (B) any Refinancing Indebtedness thereof;
(b)Indebtedness existing on the Amendment No. 2 Effective Date and set forth on Schedule 6.01 and Refinancing Indebtedness in respect thereof;
(c)Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary that is a Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of the Borrower to any Subsidiary and Indebtedness of any Subsidiary that is a Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;
(d)Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by the Borrower or any Subsidiary that is a Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations of the applicable Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

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(e)(i) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof and (ii) Refinancing Indebtedness in respect of Indebtedness incurred or assumed pursuant to clause (i) above; provided that (x) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (y) the aggregate principal amount of Indebtedness at any time outstanding permitted by this clause (e) shall not exceed the greater of $10,000,000 and 2% of Consolidated Total Assets (at the time of incurrence);
(f)Indebtedness owed to any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;
(g)Indebtedness of the Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;
(h)(i) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Effective Date, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition; provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired, and (ii) Refinancing Indebtedness in respect of Indebtedness assumed pursuant to clause (i) above; provided further the aggregate principal amount of Indebtedness at any time outstanding permitted by this clause (h) shall not exceed the greater of (x) $10,000,000 and (y) 2% of Consolidated Total Assets (at the time of incurrence);
(i)Indebtedness of any Person that is a Foreign Subsidiary and Refinancing Indebtedness in respect thereof; provided that the aggregate principal amount of Indebtedness at any time outstanding permitted by this clause (i) shall not exceed the greater of (x) $10,000,000 and (y) 2% of Consolidated Total Assets (at the time of incurrence);
(j)(i) unsecured Indebtedness, Subordinated Indebtedness or junior lien Indebtedness of the Borrower or any Subsidiary in an aggregate amount that would not cause the Total Net Leverage Ratio (calculated on a pro forma basis) as of the end of the most recent Test Period to exceed 4.25 to 1.00; provided further that, in the case of any Indebtedness incurred under this clause (j), (1) such Indebtedness shall not mature prior to the date that is 91 days after the Maturity Date or have a Weighted Average Life to Maturity no shorter than the Maturity Date, (2) in the case of such Indebtedness in the form of bonds, debentures, notes or similar instrument, does not provide for any amortization, mandatory prepayment, redemption or repurchase (other than upon a change of control, fundamental change, customary asset sale or event of loss mandatory offers to purchase and customary acceleration rights after an event of default and, for the avoidance of doubt, rights to convert or exchange in the case of convertible or exchangeable Indebtedness) prior to the Maturity Date, (3) the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms) reflect market terms and conditions at the time of incurrence or issuance of such Indebtedness, (4) to the extent such Indebtedness is secured, such Indebtedness shall be secured on a junior priority basis with the Obligations, and the holders of such Indebtedness shall have entered into an Intercreditor Agreement and (5) the maximum aggregate principal amount of Indebtedness that may be incurred by a Subsidiary that is not a Loan Party pursuant to this clause (j) shall not exceed the greater of (x) $10,000,000 and (y) 2% of Consolidated Total Assets (at the time of incurrence) and (ii) any Refinancing Indebtedness in respect thereof;

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(k)Attributable Indebtedness in respect of any Approved Account Sale, to the extent the purchase of Approved Accounts thereunder is recharacterized as the financing of such Approved Accounts;
(l)Permitted First Priority Refinancing Indebtedness, Permitted Second Priority Refinancing Indebtedness and any Refinancing Indebtedness in respect of any of the foregoing;
(m)obligations with respect to cash management and operating account arrangements owed to a bank or banks with which such accounts are maintained;
(n)Indebtedness in respect of judgments, decrees, attachments or awards not constituting an Event of Default under clause (k) of Article VII;
(o)Indebtedness in the form of reimbursements owed to officers, directors, consultants and employees; and
(p)endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business.
Each category of Indebtedness (other than Indebtedness under the Loan Documents and Indebtedness under the ABL Credit Agreement which shall at all times be deemed to be outstanding pursuant to clause (a)) set forth above shall be deemed to be cumulative and for purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness (or any portion thereof) at any time meets the criteria of more than one of the categories described above, the Borrower, in its sole discretion, may classify or reclassify (or later divide, classify or reclassify) such item of Indebtedness (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness in one of the above clauses.
SECTION 6.02. Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)(i) Liens created pursuant to any Loan Document and (ii) Liens on Collateral of the Loan Parties or Liens on assets of any Foreign Subsidiaries, in each case, securing Indebtedness under the ABL Credit Agreement incurred pursuant to Section 6.01(a)(ii) (which Liens, to the extent on Collateral of the Loan Parties, shall be subject to the ABL/Term Loan Intercreditor Agreement and, to the extent on Term Loan Priority Collateral, shall be junior to the Liens securing the Secured Obligations);
(b)Permitted Encumbrances;
(c)any Lien on any property or asset of the Borrower or any Subsidiary existing on the ~~date hereof~~Amendment No. 2 Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the ~~date hereof~~Amendment No. 2 Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(b) as Refinancing Indebtedness in respect thereof;

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(d)Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or Subsidiary;
(e)any Lien existing on any property or asset prior to the acquisition thereof by any Loan Party or any Subsidiary or existing on any property or asset of any Person prior to the acquisition of such Person by any Loan Party or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of a Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(f)Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;
(g)possessory Liens in favor of lessees or sublessees of property leased or subleased by the Borrower or any Subsidiary in the ordinary course of business of the Borrower or such Subsidiary; provided that such Liens attach only to such property;
(h)Liens arising out of sale and leaseback transactions permitted by Section 6.06;
(i)Liens granted by a Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;
(j)Liens granted by a Foreign Subsidiary that is not a Loan Party on its assets; provided that such security interests secure Indebtedness permitted by clause (j) of Section 6.01;
(k)reserve deposit accounts and/or Liens granted in respect of such reserve deposit accounts in connection with various payment processing transactions between the Borrower and/or any Subsidiary, and any third party payment processor;
(l)Liens of sellers of goods to the Borrower or any of its Subsidiaries arising under Article 2 of the UCC in effect in the relevant jurisdiction in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
(m)the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;
(n)Liens incurred in the ordinary course of business of the Borrower or any Subsidiary with respect to obligations that do not in the aggregate exceed $1,000,000 at any time outstanding, so long as, if and to the extent requested by the Administrative Agent, such Liens, to the extent covering any Collateral, are subordinated to the Liens granted pursuant to the Collateral Documents on terms satisfactory to the Administrative Agent;

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(o)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Borrower or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money;
(p)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(q)Liens arising by virtue of deposits or otherwise made in the ordinary course of business to secure liability for premiums to insurance carriers and payments to utilities;
(r)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business in accordance with the past practices of the Borrower or such Subsidiary;
(s)Liens on Approved Accounts pursuant to an Approved Account Sale (including any Liens securing Indebtedness permitted by clause (k) of Section 6.01);
(t)Liens on the Collateral securing Indebtedness permitted by Section 6.01(j); provided that, such Liens shall rank junior to the Liens on the Collateral securing the Obligations and the beneficiaries thereof (or an agent on their behalf) shall have entered into an Intercreditor Agreement that provides that the Liens securing such Indebtedness rank junior to the Liens securing the Obligations;
(u)Liens on the Collateral securing (i) Permitted First Priority Refinancing Indebtedness permitted under Section 6.01(l) on a pari passu basis with the Liens on the Collateral securing the Secured Obligations, and, if secured by the Collateral, Refinancing Indebtedness in respect thereof; provided that a trustee, collateral agent, security agent or other Person acting on behalf of the holders of such Indebtedness has entered into an Intercreditor Agreement and (ii) Permitted Second Priority Refinancing Indebtedness permitted under Section 6.01(l) on a junior basis to the Liens on the Collateral securing the Secured Obligations and, if secured by the Collateral, Refinancing Indebtedness in respect thereof; provided that, a trustee, collateral agent, security agent or other Person acting on behalf of the holders of such Indebtedness has entered into an Intercreditor Agreement; and
(v)any restrictions or encumbrance with respect to the pledge or transfer of the Equity Interests of a joint venture.
SECTION 6.03. Fundamental Changes. (a) No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing:
(i)any Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving corporation;

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(ii)any Loan Party (other than the Borrower) may merge into any Loan Party in a transaction in which the surviving entity is a Loan Party;
(iii)any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;
(iv)the Borrower may consummate the Taylor Precision Acquisition;
(v)any Person (other than the Borrower or any Subsidiary) may merge or consolidate with the Borrower or any Subsidiary; provided that, (A) any such merger or consolidation involving (x) the Borrower must result in the Borrower as the surviving entity and (y) a Loan Guarantor must result in such Loan Guarantor as the surviving entity or, if such Loan Guarantor is not the surviving entity of such merger or consolidation, the Person surviving such merger or consolidation becomes a Loan Guarantor following the consummation of such merger or consolidation in accordance with Section 5.14 and (B) any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04;
(vi)the Subsidiaries of Taylor Precision set forth on Schedule 6.03 may be dissolved; and
(vii)any Subsidiary that is not a Loan Party may merge into or consolidate with another Subsidiary that is not a Loan Party.
(b)No Loan Party will, nor will it permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Borrower and its Subsidiaries (including, without limitation, Taylor Precision and its subsidiaries) on the ~~date of execution of this Agreement~~Amendment No. 2 Effective Date and businesses reasonably related thereto.
(c)No Loan Party will, nor will it permit any Subsidiary to, consummate a Division as the Dividing Person, without the prior written consent of the Administrative Agent. Without limiting the foregoing, if any Loan Party that is an LLC consummates a Division (with or without the prior consent of Administrative Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 5.14 and the other further assurances obligations set forth in the Loan Documents and, to the extent the same would otherwise be required thereby, become a Loan Party under this Agreement and the other Loan Documents.
SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:
(a)Permitted Investments;
(b)investments in existence on the date of this Agreement and described in Schedule 6.04;

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(c)investments by the Borrower and the Subsidiaries in Equity Interests in their respective Subsidiaries; provided that (A) any such Equity Interests (other than any Excluded Assets) held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to common stock of an Affected Foreign Subsidiary referred to in Section 5.14) and (B) the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(d) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed, at any time outstanding, the greater of (x) $20,000,000 and (y) 4% of Consolidated Total Assets (at the time made) (in each case determined without regard to any write-downs or write-offs);
(d)loans or advances made by a Loan Party to any Subsidiary and made by any Subsidiary to any Loan Party or any other Subsidiary; provided that (A) any such loans and advances made by a Loan Party shall (x) if requested by the Administrative Agent, be evidenced by a promissory note and, subject to Section 10.14 hereof, pledged pursuant to the Security Agreement and (y) if evidenced by a promissory note, subject to Section 10.14 hereof, be pledged pursuant to the Security Agreement and (B) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed, at any time outstanding, the greater of (x) $20,000,000 and (y) 4% of Consolidated Total Assets (at the time made) (in each case determined without regard to any write-downs or write-offs);
(e)Guarantees constituting Indebtedness permitted by Section 6.01; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(d)) shall not exceed, at any time outstanding, the greater of (x) $20,000,000 and (y) 4% of Consolidated Total Assets (at the time made) (in each case determined without regard to any write-downs or write-offs);
(f)loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $2,000,000 in the aggregate at any one time outstanding;
(g)subject to Sections 4.2(a) and 4.4 of the Security Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;
(h)investments in the form of Swap Agreements permitted by Section 6.07;
(i)investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of its Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;
(j)investments received in connection with dispositions of assets permitted by Section 6.05;
(k)investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

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(l)Permitted Acquisitions (including any intercompany investments, loans and advances used to consummate Permitted Acquisitions); provided that, immediately after giving effect (including pro forma effect) to such Acquisition and any incurrence of Indebtedness in connection therewith, the Total Net Leverage Ratio shall not exceed ~~3.25~~4.25 to 1.00
(m)acquisitions made by any Loan Party from any other Loan Party;
(n)investments in Persons that are not Subsidiaries and/or purchases of assets other than in the ordinary course of business not constituting Permitted Acquisitions from Persons that are not, and do not thereby become, Subsidiaries; provided that, the aggregate outstanding amount permitted under this clause (n) shall not at any time exceed $25,000,000;
(o)investments by the Borrower and the Subsidiaries in Equity Interests in their respective Subsidiaries and loans or advances made by a Loan Party to any Subsidiary or made by any Subsidiary to any Loan Party, in each case, made in order to consummate Permitted Acquisitions;
(p)other investments in an aggregate amount not to exceed $7,500,000; and
(q)the Borrower and its Subsidiaries may (i) acquire and hold accounts receivable owing to any of them if (A) created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms or (B) repurchased in connection with any Approved Account Sale, (ii) invest in, acquire and hold cash and cash equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make deposits permitted under Section 6.02;
(r)loans and advances to directors, employees and officers of the Borrower and its Subsidiaries for bona fide business purposes to purchase Equity Interests of the Borrower, in an aggregate amount not to exceed $250,000 at any time outstanding;
(s)investments in securities of trade creditors or customers in the ordinary course of business received in settlement of a bona fide dispute or judgment or upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
(t)investments to the extent such investments reflect an increase in the value of investments;
(u)investments consisting of cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;
(v)the Taylor Precision Acquisition;
(w)investments acquired in connection with Permitted Acquisitions; and
(x)Guarantees entered into in the ordinary course of business by the Borrower or any Subsidiary of real property leases and similar obligations of the Borrower or any Subsidiary; and
(y)Investments in the Term Loans in accordance with Section 9.04(e);
(z)any other investments (including Acquisitions) whether or not of a type described above, so long immediately after giving effect (including pro forma effect) to any such investment, calculated on a pro forma basis for the Test Period, the Total Net Leverage Ratio shall not exceed 3.25 to 1.00; and

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(aa)any other investments (including Acquisitions) whether or not of a type described above, in an aggregate amount not in excess of the Available Amount at the time such investment is made; provided that, immediately after giving effect (including pro forma effect) to any such investment, calculated on a pro forma basis for the Test Period, the Total Net Leverage Ratio shall not exceed 4.25 to 1.00.
Notwithstanding the foregoing, any Acquisition made in reliance on any provision of this Section 6.04 must satisfy the requirements of a Permitted Acquisition.
The amount of any investment shall be the original cost of such investment plus the cost of all additions thereto less all returns of capital, dividends and other cash returns thereof and less all liabilities expressly and irrevocably assumed by another person in connection with the sale of such investment, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such investment. The amount of any loan shall be the initial principal amount of such loan less all returns of principal and other cash returns thereof.
SECTION 6.05. Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 6.04), except:
(a)sales, transfers and dispositions of (i) inventory in the ordinary course of business, (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business, (iii) the abandonment or other disposition of immaterial intellectual property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole and (iv) cash in connection with transactions not prohibited by the terms of this Agreement;
(b)sales, transfers and dispositions to any Loan Party or any Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Sections 6.04 and 6.09;
(c)sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;
(d)sales, transfers and dispositions of Permitted Investments and other investments permitted by clauses (i) and (k) of Section 6.04;
(e)sale and leaseback transactions permitted by Section 6.06;
(f)dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary;
(g)sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section; provided that (i) the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed the greater of (x) $~~25,000,000~~20,000,000 and (y) ~~5~~2.5% of Consolidated Total Assets (at the time made) ~~during the term of this Agreement~~after the Amendment No. 2 Effective Date and (ii) all sales, transfers and other dispositions made in reliance upon this paragraph (g) in respect of property for a purchase price in excess of $~~600,000~~500,000 shall be made for fair value and for at least 75% cash consideration;

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(h)leases or subleases of real or personal property in the ordinary course of business and in accordance with the applicable Collateral Documents;
(i)transactions permitted by Section 6.03 or Section 6.04; and
(j)sales by the Loan Parties of Accounts to one or more financial institutions from time to time, to the extent permitted pursuant to the ABL Documents (each such sale, an “Approved Account Sale”).
SECTION 6.06. Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within ninety (90) days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.
SECTION 6.07. Swap Agreements. No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Loan Party or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Loan Party or any Subsidiary.
SECTION 6.08. Restricted Payments. No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in shares of Qualified Equity Interests of the Borrower;
(b)any Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, in each case ratably to the holders of such Equity Interests (or if not ratably, on a basis more favorable to the Borrower and the Loan Parties);
(c)the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries;
(d)the Borrower may pay regularly scheduled cash dividends in accordance with the Borrower’s historical dividend policy in an aggregate amount not to exceed $~~5,000,000~~4,500,000 per fiscal year of the Borrower, so long as no Default or Event of Default shall have occurred and be continuing or would arise after giving effect (including pro forma effect) thereto; and
(e)the Borrower and its Subsidiaries may declare or make, or agree to pay or make, directly or indirectly, any other Restricted Payments (whether or not of a type described in the other paragraphs of this Section 6.08) so long, both immediately before and after giving effect (including pro forma effect) to such Restricted Payments, no Default or Event of Default shall have occurred and be continuing or would arise after giving effect (including pro forma effect) thereto and either of the following conditions shall be satisfied:

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(i)~~(a)~~ the Total Net Leverage Ratio, calculated on a pro forma basis for the Test Period, shall not exceed 3.00 to 1.00; or
(ii)~~(b)~~ both (1) the Total Net Leverage Ratio, calculated on a pro forma basis for the Test Period, shall not exceed ~~4.00~~3.25 to 1.00 and (2) the aggregate amount of such Restricted Payments made in reliance on this clause (B) during the term of this Agreement shall not exceed the Available Amount.
SECTION 6.09. Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:
(a)transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to the Loan Party or such Subsidiary than could be obtained on an ~~arm’s-length~~arm’s-length basis from unrelated third parties;
(b)transactions between or among the Loan Party and any one or more Subsidiaries that are Loan Parties not involving any other Affiliate;
(c)any investment, loan or advance permitted by Sections 6.04(c) or 6.04(d) and guarantees permitted by Section 6.04(e);
(d)any Indebtedness permitted under Section 6.01(c);
(e)any Restricted Payment permitted by Section 6.08;
(f)loans or advances to employees permitted under Section 6.04;
(g)the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or its Subsidiaries in the ordinary course of business;
(h)transactions set forth on Schedule 6.09;
(i)any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors; and
(j)any transaction with a joint venture which would constitute a transaction with an Affiliate solely as a result of the Borrower or any Subsidiary owning an equity interest or otherwise controlling such joint venture or similar entity.
SECTION 6.10. Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that:

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(i)the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document;
(ii)the foregoing shall not apply to restrictions and conditions existing on the ~~date hereof~~Amendment No. 2 Effective Date identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition);
(iii)the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder;
(iv)clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness;
(v)clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof;
(vi)clause (a) of the foregoing shall not apply to restrictions and conditions contained in agreements entered into in connection with an Approved Account Sale;
(vii)the foregoing shall not apply to agreements or arrangements binding on a Subsidiary at the time such Subsidiary becomes a Subsidiary of the Borrower or any permitted extension, refinancing, replacement or renewal of, or any amendment or modification to, any such agreement or arrangement so long as any such extension, refinancing, renewal, amendment or modification is not, take as a whole, materially more restrictive (in the good faith determination of the Borrower) than such agreement or arrangement;
(viii)the foregoing shall not apply to prohibitions, restrictions and conditions set forth in Indebtedness of a Subsidiary that is not a Loan Party which is permitted by this Agreement;
(ix)the foregoing shall not apply to restrictions in joint venture agreements and other similar agreements or arrangements applicable to joint ventures;
(x)customary provisions in leases, subleases, licenses, sublicenses or permits so long as such prohibitions, restrictions or conditions relate only to the property subject thereto;
(xi)customary provisions in leases restricting the assignment or subletting thereof; and
(xii)customary provisions restricting assignment or transfer of any contract entered into in the ordinary course of business or otherwise permitted hereunder.

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SECTION 6.11. Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness, except as permitted in any intercreditor agreement between the Administrative Agent (on behalf of the Secured Parties) and the holders of such Indebtedness, (b) any Material Indebtedness in any way that creates a Burdensome Restriction or (c) its certificate of incorporation, ~~by-laws~~by-laws, operating, management or partnership agreement or other organizational documents, in each case, to the extent any such amendment, modification or waiver would be adverse to the Lenders.
SECTION 6.12. Subordinated Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness or any Indebtedness from time to time outstanding under the Subordinated Indebtedness Documents, except:
(a)regularly scheduled interest and principal payments as and when due in respect of any Subordinated Indebtedness, other than payments prohibited by the subordination provisions thereof;
(b)refinancings of Subordinated Indebtedness with the proceeds of Refinancing Indebtedness permitted in respect thereof under Section 6.01;
(c)~~payments of or in respect of Subordinated Indebtedness made~~ solely with Qualified Equity Interests in the Borrower or the conversion of any Subordinated Indebtedness into Qualified Equity Interests of the Borrower;
(d)prepayments of intercompany Subordinated Indebtedness permitted hereby owed by the Borrower or any Subsidiary to the Borrower or any Subsidiary, other than prepayments prohibited by the subordination provisions governing such Subordinated Indebtedness; provided that, for the avoidance of doubt, the prepayment of any Subordinated Indebtedness owed by the Borrower or any Loan Party to any Subsidiary that is not a Loan Party shall be permitted so long as no Default shall have occurred and be continuing or would result after giving effect (including pro forma effect) thereto;
(e)so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date make payments of or in respect of Subordinated Indebtedness in an amount equal to the Available Amount on such date; provided, however, that at the time of the making of such payments and immediately after giving effect (including pro forma effect) to such payments made in reliance on this subclause (e), the Total Net Leverage Ratio on such date, calculated on a pro forma basis for the Test Period, is not in excess of 4.00 to 1.00; and
(f)so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date make additional payments of or in respect of Subordinated Indebtedness; provided that the Total Net Leverage Ratio immediately after giving effect to any such payment, calculated on a pro forma basis for the Test Period, is less than 3.00 to 1.00.
SECTION 6.13. Material Intellectual Property. No Material Intellectual Property shall be assigned, transferred, or exclusively licensed or exclusively sublicensed by any Loan Party to any Subsidiary which is not a Loan Party.

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SECTION 6.14. Financial Covenant. The Borrower will not permit the Total Net Leverage Ratio, determined as of the end of each of its fiscal quarters ending on or after December 31, 2023, to be greater than 5.00 to 1.00.
ARTICLE VII

Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;
(c)any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement or any Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (solely with respect to a Loan Party’s existence), 5.08, 5.14 or 5.15 or in Article VI;
(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement or any other Loan Document;
(f)any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both, but after giving effect to the expiration of any applicable grace periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that, no such event under the ABL Facility shall constitute an Event of Default under this clause (g) until the earliest to occur of (x) the date that is thirty (30) days after such event or circumstance (but only if such event or circumstance has not been waived or cured), (y) the acceleration of Indebtedness under the ABL Facility or the termination of any commitment thereunder and (z) the exercise of any remedies by the ABL Agent in respect of any Collateral (provided that the following shall not constitute an exercise of remedies: (A) cash sweeps that are permitted pursuant to the terms of the ABL Documents relating to dominion over bank accounts, (B) the establishment of borrowing base reserves, collateral ineligibles, or other conditions for advances, (C) the changing of advance rates or advance sublimits, (D) the imposition of a default rate or late fee and (E) the cessation of lending pursuant to the provisions of the ABL Documents, including upon the occurrence of a default on the existence of an overadvance, in each case, so long as the commitments under the ABL Documents have not been terminated or suspended); provided further, that this clause (g) shall not apply to secured

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Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and provided, further, that, for purposes of this clause (g) the scheduled maturity of the ABL Facility shall be the Springing Maturity Date, as defined in the ABL Credit Agreement;
(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, administration, receivership, reorganization or other relief in respect of a Loan Party or any Material Subsidiary of any Loan Party or its debts, or of a substantial part of its assets, under any ~~Federal~~federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, administrator, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Subsidiary of any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)any Loan Party or any Material Subsidiary of any Loan Party shall (A) voluntarily commence any proceeding or file any petition seeking, in respect of itself or its debts or of a substantial part of its assets, liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Material Subsidiary of any Loan Party or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing;
(j)any Loan Party or any Material Subsidiary of any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any Loan Party, any Material Subsidiary of any Loan Party or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Material Subsidiary of any Loan Party to enforce any such judgment or any Loan Party or any Material Subsidiary of any Loan Party shall fail within thirty (30) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;
(l)an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

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(m)a Change in Control shall occur;
(n)the Borrower or any of its Affiliates shall fail to comply with the “market flex” provisions of the Arranger Fee Letter or the marketing or information provisions of the Commitment Letter (including, without limitation, implementing amendments to the Loan Documents to reflect the terms of the “market flex” provisions of the Arranger Fee Letter);
~~(o) the occurrence of any “default” or “Event of Default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;~~
(o)[Reserved];
(p)the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;
(q)in each case, other than in accordance with Section 9.02(c) hereof, any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or
(r)any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, ~~and~~ (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and applicable law; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

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ARTICLE VIII

The Administrative Agent
SECTION 8.01. ~~Appointment~~Authorization and Action. (a) Each ~~of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties~~Lender hereby irrevocably appoints the entity named as Administrative Agent ~~as its agent and~~in the heading of this Agreement and its successors and assigns permitted hereunder to serve as the administrative agent and collateral agent under the Loan Documents and each Lender authorizes the Administrative Agent to take such actions as agent on its behalf~~, including execution of the other Loan Documents,~~  and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent ~~by the terms of the Loan Documents, together with such actions and~~under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the ~~U.S.~~United States, each ~~of the Lenders~~Lender hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf. ~~The provisions of this Article are solely for the benefit of~~Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent ~~and the Lenders, and the Loan Parties shall not have rights~~ to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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(c)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing:
(i) ~~as a third party beneficiary of any of such provisions. It~~the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” ~~as used~~(or any similar term) herein or in any other Loan ~~Documents (or any similar term)~~Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law~~. Instead,~~, and that such term is used as a matter of market custom~~,~~  and is intended to create or reflect only an administrative relationship between ~~independent~~ contracting parties~~.~~ ); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;
(ii)where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of the United States of America, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law;
(iii)[reserved]; and
(iv)nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;
(d)The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

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(e)None of any Syndication Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)In case of the pendency of any proceeding with respect to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.13, 2.14, 2.16, 2.18 and 9.03) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
(g)The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
SECTION 8.02. ~~Rights as a Lender~~Administrative Agent’s Reliance, Limitation of Liability, Etc.~~. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not the Administrative Agent hereunder.~~
 ~~Duties and Obligations. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a)~~  (a) Neither the Administrative Agent ~~shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers~~

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~~expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and, (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent~~nor any of its Related Parties shall ~~not~~ be (i) liable for any action taken or ~~not taken by it~~omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in ~~Section 9.02~~the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct ~~as~~(such absence to be presumed unless otherwise determined by a ~~final nonappealable judgment of a~~ court of competent jurisdiction~~.~~  by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower or a Lender. Further, ~~and~~ the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (~~i~~a) any statement, warranty or representation made in or in connection with any Loan Document, (~~ii~~b) the contents of any certificate, report or other document delivered ~~hereunder~~thereunder or in connection ~~with any Loan Document~~therewith, (~~iii~~c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document~~, (iv) the~~ or the occurrence of any Default or Event of Default, (d) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, ~~(v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral,~~ or (~~vi~~e) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent~~.~~  or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (f) the creation, perfection or priority of Liens on the Collateral or (g) compliance by affiliated Lenders with the terms hereof relating to affiliated Lenders.

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(c)Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
SECTION 8.03.Posting of Communications. (a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES” AND EACH, AN “APPLICABLE PARTY”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES

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(WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(d)Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 8.04. ~~Reliance~~The Administrative Agent Individually~~. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.~~
. With respect to its Commitment and Loans, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein as any other Lender. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders.

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SECTION 8.05. ~~Actions through Sub-Agents~~Successor Administrative Agents~~. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.~~
 ~~Resignation~~. ~~Subject to the appointment and acceptance of a successor~~ (a) The Administrative Agent ~~as provided in this paragraph, the Administrative Agent~~ may resign at any time by ~~notifying~~giving 30 days’ prior written notice thereof to the Lenders and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, (i) the Required Lenders shall have the right~~, in consultation with the Borrower,~~  to appoint a successor~~. If~~ Administrative Agent and (ii) if no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within ~~thirty (~~30~~)~~  days after the retiring Administrative ~~Agent gives~~Agent’s giving of notice of ~~its~~ resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York~~,~~  or an Affiliate of any such bank. In either case of (i) or (ii) above such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of ~~its~~any appointment as Administrative Agent ~~hereunder by its~~by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent~~, and~~. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations ~~hereunder and~~ under this Agreement and the other Loan Documents. ~~The fees payable by the Borrower to a~~Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent ~~shall be the same as those payable to its predecessor, unless otherwise agreed by the Borrower and such successor.~~ its rights as Administrative Agent under the Loan Documents.
(b)Notwithstanding ~~the foregoing~~paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within ~~thirty (~~30~~)~~  days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (~~a~~i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents~~,~~; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this ~~paragraph~~Section (it being understood and agreed that the retiring Administrative Agent shall have no ~~duly~~duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (~~b~~ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent~~,~~; provided that (~~i~~A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative

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Agent shall be made directly to such Person and (~~ii~~B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall ~~also~~ directly be given or made to each Lender. The fees payable by the Borrowers to a successor Administrative Agent in its capacity as such shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article~~, Section 2.18(d)~~  and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its ~~sub-agents~~sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while ~~it~~the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (~~a~~i) above.
SECTION 8.06. ~~SECTION 8.07. Non-Reliance~~Acknowledgements of Lenders~~.~~
~~(a)~~ . (a) Each Lender ~~acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that~~represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in the ordinary course of ~~its business and~~business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any ~~arranger of this credit facility or any amendment thereto or any~~Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender ~~and their respective~~, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender ~~shall~~also acknowledges that it will, independently and without reliance upon the Administrative Agent, any ~~arranger of this credit facility or any amendment thereto~~Arranger, any Syndication Agent or any other Lender ~~and their respective~~, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and ~~their~~its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document~~,~~ or any related agreement or any document furnished hereunder or thereunder ~~and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder~~.
(b)Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
(c)~~(b)~~ (i) Each Lender hereby agrees that (~~i~~x) ~~it has requested a copy of each Report prepared by or on behalf of~~if the Administrative Agent~~; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information~~

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~~contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.~~ notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

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(ii)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower or any other Loan Party.
(iv)Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
SECTION 8.07. ~~SECTION 8.08. Other Agency Titles~~Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

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(b)In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Swap Agreement the obligations under which constitute secured Swap obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(c)The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(d). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
SECTION 8.08. Credit Bidding~~. The Syndication Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to any Lender in its capacity as Syndication Agent, as it makes with respect to the Administrative Agent in the preceding paragraph. Except with respect to the exercise of setoff rights of any Lender, in accordance with Section 9.08, the proceeds of which are applied in accordance with this Agreement, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against any Borrower or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, with the consent of the Administrative Agent.~~
 ~~Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties. (a) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.~~
~~(b) In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents~~

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~~necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Section 9.02(c); (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by the Borrower to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.~~
~~(c) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:~~
~~(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.13, 2.14, 2.16, 2.17, 2.18 and 9.03) allowed in such judicial proceeding; and~~
~~(ii) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;~~
~~and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).~~

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. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a ~~Credit~~Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership~~,~~ interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

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SECTION 8.09. [Reserved].
SECTION 8.10. ~~SECTION 8.10.~~ Foreign Law. The Borrower, on its behalf and on behalf of its Subsidiaries, and each Lender, on its behalf and on the behalf of its affiliated Secured Parties, hereby irrevocably constitute the Administrative Agent as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) in order to hold hypothecs and security granted by the Borrower or any Subsidiary on property pursuant to the laws of the Province of Quebec to secure obligations of the Borrower or any Subsidiary under any bond, debenture or similar title of indebtedness issued by the Borrower or any Subsidiary in connection with this Agreement, and agree that the Administrative Agent may act as the bondholder and mandatary with respect to any bond, debenture or similar title of indebtedness that may be issued by the Borrower or any Subsidiary and pledged in favor of the Secured Parties in connection with this Agreement. Notwithstanding the provisions of Section 32 of the An Act respecting the special powers of legal persons (Quebec), JPMorgan Chase Bank, N.A. as Administrative Agent may acquire and be the holder of any bond issued by the Borrower or any Subsidiary in connection with this Agreement (i.e., the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by the Borrower or any Subsidiary).
The Administrative Agent is hereby authorized to execute and deliver any documents necessary or appropriate to create and perfect the rights of pledge for the benefit of the Secured Parties including a right of pledge with respect to the entitlements to profits, the balance left after winding up and the voting rights of the Borrower as ultimate parent of any subsidiary of the Borrower which is organized under the laws of the Netherlands and the Equity Interests of which are pledged in connection herewith (a “Dutch Pledge”). Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of parallel debt obligations of the Borrower or any relevant Subsidiary as will be described in any Dutch Pledge (the “Parallel Debt”), including that any payment received by the Administrative Agent in respect of the Parallel Debt will – conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application – be deemed a satisfaction of a pro rata portion of the corresponding amounts of the Secured Obligations, and any payment to the Secured Parties in satisfaction of the Secured Obligations shall – conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application – be deemed as satisfaction of the corresponding amount of the Parallel Debt. The parties hereto acknowledge and agree that, for purposes of a Dutch Pledge, any resignation by the Administrative Agent is not effective until its rights under the Parallel Debt are assigned to the successor Administrative Agent.
The parties hereto acknowledge and agree for the purposes of taking and ensuring the continuing validity of German law governed pledges (Pfandrechte) with the creation of parallel debt obligations of the Borrower and its Subsidiaries as will be further described in a separate German law governed parallel debt undertaking. The Administrative Agent shall (i) hold such parallel debt undertaking as fiduciary agent (Treuhaender) and (ii) administer and hold as fiduciary agent (Treuhaender) any pledge created under a German law governed Collateral Document which is created in favor of any Secured Party or transferred to any Secured Party due to its accessory nature (Akzessorietaet), in each case in its own name and for the account of the Secured Parties. Each Lender, on its own behalf and on behalf of its affiliated Secured Parties, hereby authorizes the Administrative Agent to enter as its agent in its name and on its behalf into any German law governed Collateral Document, to accept as its agent in its name and on its behalf any pledge under such Collateral Document and to agree to and execute as agent in its name and on its behalf any amendments, supplements and other alterations to any such Collateral Document and to release any such Collateral Document and any pledge created under any such Collateral Document in accordance with the provisions herein and/or the provisions in any such Collateral Document.

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Each Secured Party hereby irrevocably appoints JPMorgan Chase Bank, N.A. as Administrative Agent on the terms and conditions set forth in any Collateral Document governed by English law to act as its trustee under and in relation to any Collateral Document governed by English law and to hold the assets subject to the security thereby created as trustee for the Secured Parties on the trusts and other terms contained in any Collateral Document governed by English law. Each Secured Party hereby irrevocably authorizes JPMorgan Chase Bank, N.A., as Administrative Agent, to exercise such rights, remedies, powers and discretions as are specifically delegated to it by the terms of any Collateral Document governed by English law, together with all such rights, remedies, powers and discretions as are reasonably incidental thereto. Any reference in this Agreement to Liens or other security interests stated to be in favor of the Administrative Agent shall be construed so as to include a reference to Liens or other security interests granted in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.
Additionally, JPMorgan Chase Bank, N.A., as Administrative Agent, (or any successor Administrative Agent in accordance with this Agreement) shall have, subject always to the provisions of any Collateral Document governed by English law, (a) all the powers of an absolute owner of the security constituted by the Collateral Document governed by English law and (b) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under the Collateral Document governed by English law and/or any of the Loan Documents.
The Secured Parties agree that at any time that the beneficiary of the Liens under any Collateral Document governed by English law shall be a Person other than the Administrative Agent, such other Person shall have the rights, remedies, benefits and powers granted to the Administrative Agent in this Agreement or in any Collateral Document governed by English law. Nothing in this Article VIII shall require JPMorgan Chase Bank, N.A., as Administrative Agent, to act as a trustee at common law or to be holding any property on trust, in any jurisdiction outside the United Kingdom which may not operate under principles of trust or where such trust would not be recognized or its effects would not be enforceable.
SECTION 8.11. ~~SECTION 8.11.~~ Flood Laws. JPMorgan Chase Bank, N.A. has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). JPMorgan Chase Bank, N.A., as administrative agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMorgan Chase Bank, N.A. reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.
SECTION 8.12. ~~SECTION 8.12.~~ Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and ~~its~~the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

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(i)such Lender is not using “plan assets” (within the meaning of ~~29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA~~the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE ~~84-14~~84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement~~;~~, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
~~(b)~~In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has ~~not~~ provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and ~~its~~the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that~~:~~
~~(i)~~  none of the Administrative Agent, or the Arrangers, the Syndication Agent, or any of ~~its~~their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto)~~;~~.
~~(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);~~

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~~(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations);~~
~~(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and~~
~~(v) no fee or other compensation is being paid directly to the Administrative Agent or any of its Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.~~
(c)The Administrative Agent, the Arrangers, and the Syndication Agent hereby ~~informs~~inform the Lenders that ~~it~~each such Person is not undertaking to provide ~~impartial~~ investment advice~~,~~  or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that ~~it~~such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments ~~and~~, this Agreement~~,~~ and any other Loan Documents (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, ~~letter of credit~~utilization fees, minimum usage fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE IX

Miscellaneous
SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail (with facsimile numbers provided herein for informational purposes only), as follows:

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(i)if to any Loan Party, c/o the Borrower at Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530, Attention: Chief Financial Officer (Telephone No. (516) 203-3500);
(ii)if to the Administrative Agent (other than for purposes of a notification of the DQ List), to JPMorgan Chase Bank, N.A., ~~10 South~~131 S Dearborn ~~Street~~St, Floor 04, Chicago, ~~Illinois 60603~~IL, 60603-5506, Attention of ~~Jinga Matthews (Telecopy No. (312) 377-1100), with a copy to JPMorgan Chase Bank, N.A., 4 New York Plaza, 17th Floor, New York, NY 10004, Attention of Robert A. Kaulius (Telecopy No. (212) 623-7309;~~Loan and Agency Servicing Email: ~~robert~~jpm.~~a~~agency.~~kaulius~~cri@jpmorgan.com);
(iii)if to the Administrative Agent for purposes of a notification of the DQ List, to JPMDQ_Contact@jpmorgan.com; and
(iv)if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, or (iii) delivered through Approved Electronic ~~Systems~~Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in such paragraph.
(b)Notices and other communications to the Borrower, any Loan Party, the Lenders hereunder may be delivered or furnished by Approved Electronic ~~Systems~~Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to ~~compliance~~Compliance Certificates and no ~~Default~~default certificates delivered pursuant to Section 5.01(c) and (d) unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by an Approved Electronic ~~Systems~~Platform pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

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(c)Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
~~(d) Electronic Systems.~~
~~(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.~~
~~(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.~~
SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)Except as provided in Section 2.15(b) and Section 2.15(c) with respect to an alternate rate of interest to the Adjusted Term SOFR Rate, in Section 2.21 with respect to an Incremental Amendment, Section 2.27 with respect to Loan Modification Agreements or Section 2.28 with respect to a Refinancing Amendment, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided that no such agreement shall:

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(i)increase the Commitment of any Lender without the written consent of such Lender; provided that, a waiver of any mandatory prepayment shall not constitute an increase of any Commitment of any Lender;
(ii)reduce or forgive the principal amount of any Loan or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of the Borrower to pay interest or any other amount at the applicable default rate set forth in Section 2.14(d) or to amend Section 2.14(d);
(iii)postpone any scheduled date of payment of the principal amount of any Loan, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby; provided that, mandatory prepayments pursuant to Section 2.12(c) or 2.12(d) may be postponed, delayed, reduced, waived or modified with the consent of the Required Lenders;
(iv)change Section 2.19(b) or (~~d~~c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;
(v)change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender directly affected thereby;
(vi)release all or substantially all of the value of the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including with respect to a sale, disposition or dissolution of a Loan Guarantor permitted herein), without the written consent of each Lender; ~~or~~
(vii)except as provided in ~~clauses~~clause (d~~) and (e~~) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender;
(viii)subject to the lien priorities set forth in the Intercreditor Agreement. subordinate the Lien on a material portion of the Collateral, taken as a whole, securing the Secured Obligations to the Lien securing any other Indebtedness (other than any Lien permitted pursuant to Section 6.02(d) or 6.02(e)), without the written consent of each Lender directly affected thereby (provided that no such Lender’s consent shall be required pursuant to this Section 9.02(b)(viii) if such Lender is offered a reasonable, bona fide opportunity to participate on a pro rata basis in any priming indebtedness (including any fees payable in connection therewith) permitted to be issued as a result of such waiver, amendment or modification);
(ix)subordinate the Secured Obligations (or any Class thereof) in right of payment to any other Indebtedness, without the written consent of each Lender directly affected thereby (provided that no such Lender’s consent shall be required pursuant to this Section 9.02(b)(xi) if such Lender is offered a reasonable, bona fide opportunity to participate on a pro rata basis in any priming indebtedness (including any fees payable in connection therewith) permitted to be issued as a result of such waiver, amendment or modification);

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provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent (it being understood that any change to Section 2.26 shall require the consent of the Administrative Agent) and (B) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders. The Administrative Agent may also amend Schedule 2.01 to reflect assignments entered into pursuant to Section 9.04 and as set forth in Section 2.10(g).
(c)The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon satisfaction of the Final Release Conditions, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) constituting Excluded Assets, (v) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII or (vi) as permitted by, but only in accordance with, the terms of the applicable Loan Document. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $5,000,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrower as to the value of any Collateral to be so released, without further inquiry). Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent. In addition, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(d) or (ii) in the event that the Borrower shall have advised the Administrative Agent that, notwithstanding the use by the Borrower of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Administrative Agent to retain its liens (on a subordinated basis as contemplated by clause (i) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Administrative Agent under any Loan Document be released, to release the Administrative Agent’s Liens on such assets. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

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(d)If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the ~~Non-Consenting~~Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay, or, to the extent agreed by the applicable assignee, cause such assignee to pay, to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such ~~Non-Consenting~~Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments then due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, ~~equal to the payment which would have been~~ due to such Lender ~~on the day of such replacement~~ under Section ~~2.17~~2.12(b)(i) had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that (a) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed ~~solely~~ by the Borrower, the Administrative Agent and the assignee ~~and that~~(or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Non-Consenting Lender ~~shall be deemed to have agreed to~~required to make such assignment ~~and~~ need not be a party thereto~~.~~ in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
(e)Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents (i) to correct, amend, resolve or cure any ambiguity, omission, mistake, defect or inconsistency or correct any typographical error or other manifest error in any Loan Document, (ii) to comply with local law or advice of local counsel in any jurisdiction the laws of which govern any Collateral Document or that are relevant to the creation, perfection, protection and/or priority of any Lien in favor of the Administrative Agent, (iii) to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (iv) to make administrative or operational changes not adverse to any Lender or (v) to add a guarantor or collateral or otherwise enhance the rights and benefits of the Lenders.
(f)Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Tranche B Term Loans, Extended Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

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SECTION 9.03. Expenses; Limitation of Liability; Indemnity~~; Damage Waiver~~, Etc.~~.~~  (a) The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of one primary counsel and, in each applicable jurisdiction, one local counsel for the Administrative Agent and its Affiliates, in each case, for all such parties taken together, in connection with the syndication and distribution (including, without limitation, via the internet or through an Approved Electronic ~~System~~Platform) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable and documented fees, charges and disbursements of one primary counsel and, in each applicable jurisdiction, one local counsel for the Administrative Agent and the Lenders taken as a whole, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Syndication Agent and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c)~~(b)~~ The Borrower shall indemnify the Administrative Agent ~~and~~, the Arrangers, the Syndication Agent, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all ~~losses, claims, damages, penalties, incremental taxes, liabilities~~Liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of (x) one primary counsel and one local counsel in each applicable jurisdiction, in each case for the Indemnitees taken as a whole and (y) in the case of actual or reasonably perceived potential conflicts of interest or the availability of different claims or defenses, one additional counsel for each similarly affected group of Indemnitees incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, (iv) the failure of the Borrower to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by the Borrower for Taxes pursuant to Section 2.18, or (v) any actual or prospective ~~claim, litigation, investigation or proceeding~~Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that the indemnity provided for in this Section 9.03(~~b~~c) shall not, as to any Indemnitee, be available to the extent that such ~~losses, claims, damages, penalties, liabilities~~Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross

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negligence or willful misconduct of such Indemnitee. This Section 9.03(~~b~~c) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(d)Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 9.03 to the Administrative Agent, each Issuing Bank and each Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Party’s gross negligence or willful misconduct.  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
~~(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.~~
~~(d) To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.~~

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(e)All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.
SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)~~(a)~~ the Borrower; provided that, (i) no consent of the Borrower shall be required for an assignment during the primary syndication of the ~~Tranche B~~Extended Term Loans, (ii) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof and (iii) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing, any other assignee; and
(B)~~(b)~~ the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.
(ii)Assignments shall be subject to the following additional conditions:
(A)~~(a)~~ except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $500,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

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(B)~~(b)~~ each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)~~(c)~~ the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to ~~a~~an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500;
(D)~~(d)~~ the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and
(E)~~(e)~~ any Loans assigned to the Borrower or any of its Subsidiaries shall be cancelled immediately upon such assignment.
For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) a Disqualified Lender.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

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(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to ~~a~~an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.08(b), 2.19(d) or 9.03(~~c~~d), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(vi)Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.18(f) (it being understood that the documentation required under Section 2.18 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.19 and 2.20 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.16 or 2.18, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.20(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19(d) as though it were a Lender. Each Lender that sells a

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participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(d)Disqualified Lenders.
(i)No assignment or participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a written supplement to the list of “Disqualified Lenders” referred to in, the definition of “Disqualified Lender”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment or participation in violation of this clause (d)(i) shall not be void, but the other provisions of this clause (d) shall apply.
(ii)If any assignment or participation is made to any Disqualified Lender without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

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(iii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter~~.~~ and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on ~~a~~an Approved Electronic Platform, including that portion of such Approved Electronic Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.
(v)The Administrative Agent and the Lenders shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, neither the Administrative Agent nor any Lender shall (x) be obligated to ascertain, monitor or inquire as to whether any other Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Lender.
(e)Purchasing Borrower Parties. Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to the Borrower or any Subsidiary (each, a “Purchasing Borrower Party”) in accordance with this Section 9.04(e) (which assignment will not constitute a prepayment of Loans for any purposes of this Agreement and the other Loan Documents); provided that:

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(i)~~(a)~~ no ~~Default or~~ Event of Default has occurred or is continuing or would result therefrom;
(ii)~~(b) each~~such assignment shall be made pursuant to (i) an open market purchase or (ii) an Auction Purchase Offer ~~shall be~~ conducted in accordance with the procedures, terms and conditions set forth in this Section 9.04(e) and the Auction Procedures;
(iii)~~(c)~~ the assigning Lender and Purchasing Borrower Party purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit H-2 hereto (an “Affiliated Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;
(iv)~~(d)~~ any Term Loans assigned to any Purchasing Borrower Party shall, without further action by any Person, be immediately deemed permanently cancelled for all purposes and no longer outstanding (and may not be resold by any Purchasing Borrower Party), and the principal amount of the Term Loans so assigned shall be applied on a pro rata basis to reduce the scheduled remaining installments of principal on such Class of Term Loans, it being understood and agreed that any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Term Loans shall not be taken into account in the calculation of Excess Cash Flow, Net Income or EBITDA;
(v)~~(e)~~ in no event shall any Purchasing Borrower Party be entitled to vote hereunder in connection with the assigned Term Loans;
(vi)~~(f)~~ no more than one (1) Auction Purchase Offer with respect to any Class may be ongoing at any one time, no more than four (4) Auction Purchase Offers (regardless of Class) may be made in any one calendar year and any Auction Purchase Offer with respect to any Class shall be offered to all Term Lenders holding Term Loans of such Class on a pro rata basis; and
(vii)~~(g)~~ the Purchasing Borrower Party shall not have any MNPI with respect to any Loan Parties that either (a) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to any of the Loan Parties) on or prior to the date of any initiation of an Auction by such Purchasing Borrower Party or (b) if not disclosed to the Lenders, could reasonably be expected to have a material effect upon, or otherwise be material to, (x) a Lender’s decision to participate in any such Auction or (y) the market price of the Term Loans.
(f)~~(vii)~~ In connection with any Term Loans assigned and cancelled pursuant to this Section 9.04(e), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation. Any payment made by any Purchasing Borrower Party in connection with an assignment permitted by this Section 9.04(e) shall not be subject to any of the pro rata payment or sharing requirements of this Agreement.
(g)~~(viii)~~ Notwithstanding anything to the contrary in this Agreement, no Purchasing Borrower Party shall have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower and its Subsidiaries are not invited, (B) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower, any Subsidiary or their respective representatives or (C) make or bring any claim, in its capacity as a Lender, against the Administrative Agent with respect to any duties or obligations or alleged duties or obligations of such agent under the Loan Documents.

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SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Final Release Conditions have been satisfied. The provisions of Sections 2.16, 2.17, 2.18 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, the Arranger Fee Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. ~~Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.~~
(b)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature,

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the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of ~~its~~their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any Loan Guarantor against any ~~of~~ and all of the Secured Obligations held by such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under the Loan Documents and although such obligations ~~may be unmatured. The applicable Lender shall notify the Borrower and~~of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent ~~of such set-off or~~for further application~~; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section.~~ in accordance with the provisions of Section 2.26 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) ~~which~~that such Lender ~~may have.~~or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

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SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents shall be construed in accordance with and governed by the law of the State of New York, but giving effect to federal laws applicable to national banks.
(b)Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender or Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(c)~~(b)~~ Each of the ~~Loan Parties, the Administrative Agent and the Lenders~~parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of ~~any U.S. Federal or~~the United States District Court for the Southern District of New York ~~State court~~ sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York~~, New York~~ sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment ~~arising out of or relating to any Loan Document~~, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such ~~New York State or,~~ federal (to the extent permitted by law~~, in such Federal~~) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement ~~or any other Loan Document~~ against the Borrower, any Loan Party or its properties in the courts of any jurisdiction~~.~~ or (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a).

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(d)~~(c)~~ Each of the ~~Loan Parties, the Administrative Agent and the Lenders~~parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (~~b~~c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e)~~(d)~~ Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and its and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any ~~self-regulatory~~self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)) or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent or any Lender on a ~~non-confidential~~non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a ~~non-confidential~~non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received

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from the Borrower after the ~~date hereof~~Amendment No. 2 Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
SECTION 9.13. Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Federal Reserve Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.
SECTION 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) of 2001 (the “Patriot Act”) the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

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SECTION 9.15. Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
SECTION 9.16. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
SECTION 9.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the ~~Federal Funds Effective~~NYFRB Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.18. Marketing Consent. The Borrower hereby authorizes JPMCB and its affiliates (collectively, the “JPMCB Parties”), at their respective sole expense, but without any prior approval by the Borrower, to include the Borrower’s names and logos in advertising slicks posted on their internet sites, in pitchbooks or sent in mailings to prospective customers and to give such other publicity to this Agreement as each may from time to time determine in its sole discretion. Notwithstanding the foregoing, JPMCB Parties shall not publish the Borrower’s names in a newspaper or magazine without obtaining the Borrower’s prior written approval. The foregoing authorization shall remain in effect unless and until the Borrower notifies JPMCB in writing that such authorization is revoked.
SECTION 9.19. Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document may be subject to the ~~write-down and conversion powers of an EEA~~Write-Down and Conversion Powers of an the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:

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(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the ~~write-down and conversion powers of any EEA~~Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 9.20. No Fiduciary Duty, etc.~~.~~  The Borrower acknowledges and agrees, and acknowledges its ~~subsidiaries~~Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transaction contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other Person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated ~~hereby~~herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto. The Borrower further acknowledges and agrees, and acknowledges its ~~subsidiaries~~Subsidiaries’ understanding, that each Credit Party, together with its ~~affiliates~~Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, the Borrower acknowledges and agrees, and acknowledges its ~~subsidiaries~~Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.
SECTION 9.21. Release of Loan Guarantors.

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(a)A Loan Guarantor shall automatically be released from its obligations under the Loan Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Loan Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
(b)Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Loan Guarantor from its obligations under the Loan Guaranty if (i) such Loan Guarantor is no longer a Material Subsidiary or is otherwise not required pursuant to the terms of this Agreement to provide a Loan Guaranty or (ii) such release is approved, authorized or ratified by the requisite Lenders pursuant to Section 9.02.
(c)At such time as (i) the principal and interest on the Loans, the fees, expenses and other amounts payable under the Loan Documents and the other Secured Obligations (other than Unliquidated Obligations not then due and payable) shall have been paid in full in cash and (ii) the Commitments shall have been terminated (the conditions set forth in the preceding clauses (i) and (ii), collectively, the “Final Release Conditions”), the Loan Guaranty and all obligations (other than those expressly stated to survive such termination) of each Loan Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.
SECTION 9.22. Intercreditor Agreements. Without limiting the authority granted to the Administrative Agent in Article VIII hereof, each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby authorizes and directs the Administrative Agent to enter into any Intercreditor Agreement on behalf of such Lender and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of such Intercreditor Agreement. In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of such Intercreditor Agreement shall govern and control with respect to matters set forth therein.
SECTION 9.23. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights

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could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
ARTICLE X

Loan Guaranty
SECTION 10.01. Guaranty. Subject to Section 10.14 hereof, each Loan Guarantor (other than those that have delivered a separate Guarantee) hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations. Subject to Section 10.14 hereof, the Borrower irrevocably and unconditionally agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Administrative Agent and the Lenders immediately on demand against any cost, loss or liability they incur as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under this Article X on the date when it would have been due (but so that the amount payable by the Borrower under this indemnity will not exceed the amount it would have had to pay under this Article X if the amount claimed had been recoverable on the basis of a Guarantee).
SECTION 10.02. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
SECTION 10.03. No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

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(b)The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(c)Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).
SECTION 10.04. Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower, any Loan Guarantor or any other Obligated Party, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.
SECTION 10.05. Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent and the Lenders.

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SECTION 10.06. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.
SECTION 10.07. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent or any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
SECTION 10.08. Termination. The Lenders may continue to make loans or extend credit to the Borrower based on this Loan Guaranty until five (5) days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations. Nothing in this Section 10.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that may exist under Article VII hereof as a result of any such notice of termination.
SECTION 10.09. Taxes. All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without deduction for any Indemnified Taxes; provided that if any Loan Guarantor shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Guarantor shall make such deductions and (iii) such Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
SECTION 10.10. Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder; provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

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SECTION 10.11. Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transaction Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.
SECTION 10.12. Contribution.
(a)To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the payment in full of the Guaranteed Obligations and the termination of this Agreement, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(b)As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.
(c)This Section 10.12 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.12 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.

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(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.
(e)The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.12 shall be exercisable upon the payment in full of the Guaranteed Obligations and the termination of this Agreement.
SECTION 10.13. Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

LIFETIME BRANDS, INC.,
as the Borrower

By:
Name: Laurence Winoker
Title: Senior Vice President & CFO

Signature Page to Loan Agreement
Lifetime Brands, Inc.

~~4878-5947-9875.2~~

OTHER LOAN PARTIES:

[OTHER LOAN PARTIES]

By:

Signature Page to Loan Agreement
Lifetime Brands, Inc.

~~4878-5947-9875.2~~

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent and a Lender

By:
Name:
Title:

Signature Page to Loan Agreement
Lifetime Brands, Inc.

~~4878-5947-9875.2~~

SCHEDULE 2.01
COMMITMENTS

Lender	Total Commitment
JPMorgan Chase Bank, N.A.	$275,000,000
TOTAL	$275,000,000

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EXHIBIT A
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Loan Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1. ~~1.~~    Assignor:    ______________________________
2. ~~2.~~    Assignee:    ______________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]
3. ~~3.~~    Borrower:    Lifetime Brands, Inc.
4. ~~4.~~    Administrative Agent:    JPMorgan Chase Bank, N.A., as the administrative agent under the Loan Agreement
5. ~~5.~~    Loan Agreement:    Loan Agreement dated as of March 2, 2018 among Lifetime Brands, Inc., the other Loan Parties parties thereto, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

1 Select as applicable.
~~Exhibit A~~

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6. ~~6.~~     Assigned Loan Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:______________________________
Title:

2 Fill in the appropriate terminology for the types of facilities under the Loan Agreement that are being assigned under this Assignment (e.g. “Term Loan Commitment”, etc.)
3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
~~Exhibit A~~

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~~US-DOCS\137844235.6~~

[Consented to and]4 Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By_________________________________
Title:

[Consented to:]5

LIFETIME BRANDS, INC.

By________________________________
Title:

4 To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.
5 To be added only if the consent of the Borrower and/or other parties is required by the terms of the Loan Agreement.
~~Exhibit A~~

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ANNEX 1
[__________________]6
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.        ~~1.~~ Representations and Warranties.
1.1        ~~1.1~~ Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Loan Interest, (ii) the Assigned Loan Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document ~~or~~, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1        ~~1.2.~~ Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Loan Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Loan Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Loan Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Loan Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Loan Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any ~~arranger~~Arranger, the Assignor or any other Lender ~~and~~or any of their respective Related Parties, [and] (~~v~~vi) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee [(vii) it is not an affiliated Lender]; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any ~~arranger~~Arranger, Syndication Agent, Co-Documentation Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. Without limiting the foregoing, the Assignee represents and warrants, and agrees to, each of the matters set forth in Section 8.06 of the Credit Agreement, including that the Loan Documents set out the terms of a commercial lending facility.
6 Describe Credit Agreement at option of Administrative Agent.
~~Exhibit A~~

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2        ~~2.~~ Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Loan Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3        ~~3.~~ General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.
Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic ~~System~~Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York, but giving effect to federal laws applicable to national banks.

~~Exhibit A~~

~~4878-5947-9875.2~~
~~US-DOCS\137844235.6~~

EXHIBIT B
[INTENTIONALLY OMITTED]
~~Exhibit B~~

~~4878-5947-9875.2~~
Exhibit B
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EXHIBIT C
EXHIBIT C
[FORM OF] INTEREST ELECTION REQUEST
JPMorgan Chase Bank, N.A.,
as Administrative Agent
[ADDRESS]
Telephone: [  ]
Email: [  ]
Fax: [  ]
Attention: [  ]
Copy to:
JPMorgan Chase Bank, N.A.,
as Administrative Agent
[~~INTENTIONALLY OMITTED~~ADDRESS]
Attention: [  ]
[Date]
Ladies and Gentlemen:
Reference is hereby made to the Credit Agreement, dated as of March 2, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alios, Lifetime Brands, Inc. (the “Borrower”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Golub Capital LLC, as Syndication Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This notice constitutes an Interest Election Request and the Borrower hereby gives you notice, pursuant to Section 2.09 of the Credit Agreement, that it requests to convert an existing Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such conversion requested hereby:
(A)List date, Type, Class, principal amount, currency and Interest Period (if applicable) of existing Borrowing: ___________
(B)Aggregate principal amount of resulting Borrowing:7 $_________________
(C)Effective date of interest election (which is a Business Day): ________________
(D)Type of Borrowing:8 ____________________________________
7 Must comply with Section 2.02 of the Credit Agreement.
8 Specify ABR Borrowing or Term Benchmark Borrowing.
~~Exhibit C~~

~~4878-5947-9875.2~~
Exhibit C
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(E)Interest Period and last day thereof (if a Term Benchmark Borrowing):9 _____________________

Very truly yours, [BORROWER],
By:
Name:
Title:

9 Applicable to Term Benchmark Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, three or six months. Cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
~~Exhibit C~~

~~4878-5947-9875.2~~
Exhibit C
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EXHIBIT D
COMPLIANCE CERTIFICATE
To:    The Lenders parties to the
Loan Agreement Described Below
    ~~Loan Agreement Described Below~~
This Compliance Certificate is furnished pursuant to that certain Loan Agreement dated as of March 2, 2018 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Lifetime Brands, Inc. (the “Borrower”), the other Loan Parties, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.        ~~1.~~    I am the duly elected of the Borrower;
2.    ~~2.~~ I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries for the period covered thereby on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];
3.    ~~3.~~     The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement and that affects the attached financial statements;
4.    ~~4.~~    I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Agent the notice required by Section 4.15 of the Security Agreement;

5.    ~~5.~~ [Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s calculations of Excess Cash Flow, all of which data and computations are true, complete and correct.]~~7~~10

6.Schedule II attached hereto sets forth financial data and computations evidencing the Borrower’s calculations of the Total Net Leverage Ratio, all of which data and computations are true, complete and correct. The Borrower is in compliance with the maximum Total Net Leverage Ratio contained in Section 6.14 of the Agreement.
~~7~~10 To be included only in compliance certificates attaching financial statements ending as of any fiscal year, commencing with the fiscal year ending December 31, ~~2019~~2024.
~~Exhibit D~~

~~4878-5947-9875.2~~
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7.    ~~6.~~    Schedule ~~II~~III attached hereto sets forth the amount of the Available Amount utilized for investments made pursuant to Section 6.04(aa), Restricted Payments made pursuant to clause (e)(B) of Section 6.08, or payments made of or in respect of Subordinated Indebtedness pursuant to Section 6.12(a)(v), in each case, during the most recent fiscal quarter included in the attached financial statements.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

~~Exhibit D~~

~~4878-5947-9875.2~~
~~US-DOCS\137844235.6~~

The foregoing certifications, together with the computations set forth in Schedule I ~~and~~, Schedule II and Schedule III hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of , .
LIFETIME BRANDS, INC.

                                ~~By:~~

By:
Name:
Title:

Exhibit D

EXHIBIT E
JOINDER AGREEMENT
THIS JOINDER AGREEMENT (this “Agreement”), dated as of __________, ____, 20__, is entered into between [New Subsidiary], a [___________] (the “New Subsidiary”) and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Loan Agreement, dated as of March 2, 2018 among Lifetime Brands, Inc. (the “Borrower”), the Loan Parties party thereto, the Lenders party thereto and the Administrative Agent (as the same may be amended, modified, extended or restated from time to time, the “Loan Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.
The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:
1.    ~~1.~~    The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Loan Agreement and a “Loan Guarantor” for all purposes of the Loan Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Loan Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Loan Agreement (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are ratified as of such earlier date), (b) all of the covenants set forth in Articles V and VI of the Loan Agreement and (c) all of the guaranty obligations set forth in Article X of the Loan Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Sections 10.10 and 10.14 of the Loan Agreement, hereby (i) guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Loan Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and (ii) agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
2.    ~~2.~~    If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Loan Agreement.
3.    ~~3.~~    The address of the New Subsidiary for purposes of Section 9.01 of the Loan Agreement is as follows:

~~Exhibit E~~

~~4878-5947-9875.2~~
Exhibit E
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4.    ~~4.~~    The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.
5.    ~~5.~~    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.
6.    ~~6.~~    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.
[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A., as Administrative
Agent

By:
Name:
Title:

~~Exhibit E~~

~~4878-5947-9875.2~~
Exhibit E
~~US-DOCS\137844235.6~~

EXHIBIT F
LIST OF CLOSING DOCUMENTS~~8~~11
LIFETIME BRANDS, INC.
TERM LOAN FACILITY
March 2, 2018

A.    LOAN DOCUMENTS
1. ~~1.~~     Loan Agreement (the “Loan Agreement”) by and among Lifetime Brands, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the financial institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a term loan B facility to the Borrower from the Lenders in an initial aggregate principal amount of $275,000,000.
SCHEDULES
Schedule 2.01        –~~-~~    Commitments
Schedule 3.05        –~~-~~    Properties
Schedule 3.06        –~~-~~    Disclosed Matters
Schedule 3.14        –~~-~~    Insurance
Schedule 3.15        –~~-~~    Capitalization and Subsidiaries
Schedule 6.01         –~~-~~    Existing Indebtedness
Schedule 6.02         –~~-~~    Existing Liens
Schedule 6.03         –~~-~~    Fundamental Changes
Schedule 6.04        –~~-~~    Existing Investments
Schedule 6.09        –~~-~~    Transaction with Affiliates
Schedule 6.10        –~~-~~    Existing Restrictions

EXHIBITS
Exhibit A        ~~-~~–    Form of Assignment and Assumption
Exhibit B        ~~-~~–    [Intentionally Omitted]
Exhibit C        ~~-~~–    [Intentionally Omitted]
Exhibit D        ~~-~~–    Form of Compliance Certificate
Exhibit E        –~~-~~    Joinder Agreement
Exhibit F        ~~-~~–    List of Closing Documents
Exhibit G-1        –    Form of U.S. Tax Certificate Form of U.S. Tax Certificate (for
Non-U.S. [Lenders][Participants] That Are Not Partnerships)
Exhibit G-2        –    Form of U.S. Tax Certificate (for Non-U.S.
[Lenders][Participants] That Are Partnerships)
Exhibit H-1        –    Auction Procedures
Exhibit H-2        –    Affiliated Lender Assignment and Assumption

~~8~~11 Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the ~~above-defined~~above-defined Loan Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Borrower and/or Borrower’s counsel.
~~Exhibit F~~

~~4878-5947-9875.2~~
~~US-DOCS\137844235.6~~

2. ~~2.~~    Notes executed by the Borrower in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.11(f) of the Loan Agreement.
3. ~~3.~~     Pledge and Security Agreement, executed by the Loan Parties, together with pledged instruments and allonges, stock certificates, stock powers executed in blank, pledge instructions and acknowledgments, as appropriate.

Exhibit A	~~-~~–	Type of Entity; Principal Place of Business or Chief Executive Office; FEIN; State Organization Number; Jurisdiction of Incorporation; Properties Leased by the Grantors; Properties Owned by the Grantors; Public Warehouses or Other Locations
Exhibit B	~~-~~–	Deposit Accounts; Lock Boxes; Securities Accounts
Exhibit C	~~-~~–	Letter of Credit Rights; Chattel Paper
Exhibit D	~~-~~–	Patents; Trademarks; Copyrights
Exhibit E	~~-~~–	Title Documents
Exhibit F	~~-~~–	Fixtures
Exhibit G	~~-~~–	List of Pledged Collateral, Securities and other Investment Property
Exhibit H	~~-~~–	UCC Financing Statement Filing Locations
Exhibit I	~~-~~–	Form of Amendment
Exhibit J	~~-~~–	Commercial Tort Claims

4. ~~4.~~    Confirmatory Grant of Security Interest in United States Patents made by certain of the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

Schedule A	~~-~~–	Registered Patents; Patent Applications; Other Patents

5. ~~5.~~    Confirmatory Grant of Security Interest in United States Trademarks made by certain of the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

Schedule A	~~-~~–	Registered Trademarks; Trademark and Service Mark Applications; Other Trademarks

6. ~~6.~~    Confirmatory Grant of Security Interest in United States Copyrights made by certain of the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

Schedule A	~~-~~–	Registered Copyrights; Copyright Applications; Other Copyrights

B.    UCC DOCUMENTS
7. ~~7.~~    UCC, tax lien and name variation search reports naming each Loan Party from the appropriate offices in relevant jurisdictions.
~~Exhibit F~~

~~4878-5947-9875.2~~
~~US-DOCS\137844235.6~~

8. ~~8.~~    UCC financing statements naming each Loan Party as debtor and the Administrative Agent as secured party as filed with the appropriate offices in applicable jurisdictions.
C.    CORPORATE DOCUMENTS
9. ~~9.~~     Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or the equivalent thereof) of the jurisdiction of its organization, since the date of the certification thereof by such Secretary of State (or the equivalent thereof), (ii) the By-Laws or other applicable organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request a Borrowing under the Loan Agreement.
10. ~~10.~~     Good Standing Certificate (or analogous documentation if applicable) for each Loan Party from the Secretary of State (or the equivalent thereof) of the jurisdiction of its organization, to the extent generally available in such jurisdiction.
D.    OPINIONS
11. ~~11.~~     Opinion of Nixon Peabody LLP, U.S. counsel for the Loan Parties.
E.    CLOSING CERTIFICATE AND MISCELLANEOUS
12. ~~12.~~     A Certificate signed by the President, a Vice President or a Financial Officer of the Borrower certifying that:
(i) the Specified Representations are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality, Material Adverse Effect or similar language is true and correct in all respects) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality, Material Adverse Effect or similar language is true and correct in all respects) as of such earlier date;
(ii) the Taylor Precision Merger Agreement Representations are true and correct in all material respects (provided that any such representation or warranty that is qualified by “materiality,” “Material Adverse Effect,” or similar language shall be true and correct in all respects) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided that any representation or warranty that is qualified by “materiality,” “Material Adverse Effect,” or similar language shall be true and correct in all respects) as of such earlier date;
(iii) on the Effective Date, after giving effect to the Transactions, neither the Borrower nor any of its Subsidiaries (including, for the avoidance of doubt, Taylor Precision and its subsidiaries) shall have any Indebtedness outstanding other than the Permitted Surviving Debt and the Indebtedness permitted pursuant to Section 6.01 of the Loan Agreement;
(iv) Since the date of the Taylor Precision Merger Agreement, there has not been, individually or in the aggregate, a “Material Adverse Effect” (as such term is defined in the Taylor Precision Merger Agreement as in effect on December 22, 2017); and
~~Exhibit F~~

~~4878-5947-9875.2~~
~~US-DOCS\137844235.6~~

(v) the Taylor Precision Acquisition shall, substantially concurrently with the initial funding of the Loans hereunder and under the ABL Credit Agreement, be consummated pursuant to the Taylor Precision Merger Agreement, as in effect on December 22, 2017, and no provision thereof shall have been amended or waived, and no consent or request shall have been given under the Taylor Precision Merger Agreement, in any way that is materially adverse to the Lenders in their capacities as such.
13. ~~13.~~    A Solvency Certificate of the chief financial officer of the Borrower substantially in the form of Annex I hereto, certifying that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.
14. ~~14.~~    The following financial statements: (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Taylor Precision and its subsidiaries, for the two most recently completed fiscal years ended March 31, 2017 and March 31, 2016, (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Taylor Precision Products, Inc. and its subsidiaries, for each subsequent fiscal quarter ended at least forty-five (45) days before the Effective Date and (iii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Taylor Precision and its subsidiaries for the six-month fiscal period ended September 30, 2017.
15. ~~15.~~    Pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower and its subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least forty-five (45) days prior to the Effective Date (or, in the case of the four fiscal quarter period ended on the last day of the fiscal year of the Borrower, ended at least ninety (90) days prior to the Effective Date), prepared after giving effect to the Transactions (including the acquisition of Taylor Precision) as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income).
16. ~~16.~~    Payoff documentation providing evidence reasonably satisfactory to the Administrative Agent that each of the Existing Credit Agreement, the Existing Taylor Precision Credit Agreement and the Existing Taylor Precision Note Purchase Agreement shall be terminated and cancelled (along with, to the extent reasonably required by the Administrative Agent, all of the agreements, documents and instruments delivered in connection therewith), all Indebtedness owing thereunder shall be repaid, all liens established pursuant to the terms thereof shall be terminated, and any letters of credit issued thereunder shall be cash collateralized, supported by a letter of credit under the ABL Facility or re-evidenced under the ABL Facility as an “Existing Letter of Credit”.
17. ~~17.~~    ABL/Term Loan Intercreditor Agreement, executed by JPMCB, as Term Loan Agent, JPMCB, as ABL Representative, and the Loan Parties.
~~Exhibit F~~

~~4878-5947-9875.2~~
~~US-DOCS\137844235.6~~

18. ~~18.~~     ABL Documents.

~~Exhibit F~~

~~4878-5947-9875.2~~
~~US-DOCS\137844235.6~~

Annex I to Exhibit F
FORM OF SOLVENCY CERTIFICATE
March 2, 2018
This Solvency Certificate is being executed and delivered pursuant to Section 4.01(a) of the Loan Agreement (the “Loan Agreement”), dated as of March 2, 2018, among Lifetime Brands, Inc. (the “Borrower”), the other Loan Parties party thereto from time to time, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as the administrative agent; the terms defined therein being used herein as therein defined.
I, [__________], the chief financial officer of the Borrower, solely in such capacity and not in an individual capacity, hereby certify that I am the chief financial officer of the Borrower and that I am generally familiar with the businesses and assets of the Borrower and its Subsidiaries (taken as a whole), I have made such other investigations and inquiries as I have deemed appropriate and I am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Loan Agreement.
I further certify, solely in my capacity as chief financial officer of the Borrower, and not in my individual capacity, as of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Loan Agreement and the Transactions on the date hereof, that, with respect to the Borrower and its Subsidiaries on a consolidated basis, (a) the sum of the liabilities of the Borrower and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the assets of the Borrower and its Subsidiaries, taken as a whole; (b) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Subsidiaries, taken as a whole, on the date hereof, and (c) the Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
[Remainder of page intentionally left blank]

~~Exhibit F~~

~~4878-5947-9875.2~~
Exhibit F
~~US-DOCS\137844235.6~~

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.
By:__________________________________
Name:
Title: Chief Financial Officer

~~Exhibit F~~

~~4878-5947-9875.2~~
Exhibit F
~~US-DOCS\137844235.6~~

EXHIBIT G-1
[FORM OF]
U.S. TAX CERTIFICATE
(For Non-U.S. [Lenders][Participants]12 That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement, dated as of March 2, 2018 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) among Lifetime Brands, Inc., the other Loan Parties party thereto, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.18 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the [Loan(s) (as well as any ~~Note~~promissory note(s) evidencing such Loan(s))][participation] in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished [the Administrative Agent and the Borrower][its participating Lender] with a certificate of its non-U.S. person status on IRS Form W-8BEN~~/~~ or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform [the Borrower and the Administrative Agent][such Lender] and (2) the undersigned shall have at all times furnished [the Borrower and the Administrative Agent][such Lender] with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF LENDER OR PARTICIPANT]

By:______________________________________
Name:
Title:

Date: ________ __, 20[ ]

1 This form can be used for Lenders or Participants. Select the appropriate bracketed phrases.

~~Exhibit G~~

~~4878-5947-9875.2~~
~~US-DOCS\137844235.6~~

EXHIBIT G-2
[FORM OF]
U.S. TAX CERTIFICATE
(For Non-U.S. [Lenders][Participants]13 That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement, dated as of March 2, 2018 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) among Lifetime Brands, Inc., the other Loan Parties party thereto, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.18 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the [Loan(s) (as well as any Note(s) evidencing such Loan(s))][participation] in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such [Loan(s) (as well as any Note(s) evidencing such Loan(s))][participation], (iii) with respect to [the extension of credit pursuant to this Loan Agreement or any other Loan Documents][participation], neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished [the Administrative Agent and the Borrower][its participating Lender] with IRS Form W-8IMY accompanied by an IRS Form W-8BEN~~/~~ or IRS Form W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform [the Borrower and the Administrative Agent][such Lender] and (2) the undersigned shall have at all times furnished [the Borrower and the Administrative Agent][such Lender] with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF LENDER OR PARTICIPANT]

By:______________________________________
Name:
Title:

Date: ________ __, 20[ ]

1 This form can be used for Lenders and Participants. Select the appropriate bracketed phrases.

~~4878-5947-9875.2~~
Exhibit G-1
~~US-DOCS\137844235.6~~

EXHIBIT H-1
[FORM OF] AUCTION PROCEDURES
This Exhibit H-1 is intended to summarize certain basic terms of the reverse Dutch auction procedures pursuant to and in accordance with the terms and conditions of Section 9.04(e) of the Loan Agreement, of which this Exhibit H-1 is a part. It is not intended to be a definitive statement of all of the terms and conditions of a reverse Dutch auction, the definitive terms and conditions for which shall be set forth in the applicable offering document. None of the Administrative Agent, the Auction Manager or any of their respective Affiliates makes any recommendation pursuant to any offering document as to whether or not any Lender should sell its Term Loans to a Purchasing Borrower Party pursuant to any offering documents, nor shall the decision by the Administrative Agent or the Auction Manager (or any of their respective Affiliates) in its capacity as a Lender to sell its Term Loans to a Purchasing Borrower Party be deemed to constitute such a recommendation. Each Lender should make its own decision as to whether to sell any of its Term Loans and as to the price to be sought for such Term Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning each Auction Purchase Offer and the relevant offering documents. Capitalized terms not otherwise defined in this Exhibit H-1 have the meanings assigned to them in the Loan Agreement.
Notice Procedures. In connection with each Auction Purchase Offer, a Purchasing Borrower Party will provide notification to the Auction Manager (for distribution to the Lenders) of the Class or Classes of Term Loans (as determined by such Purchasing Borrower Party in its sole discretion) that will be the subject of such Auction Purchase Offer (each, an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount (calculated on the face amount thereof) of each Class or Classes of Term Loans that the applicable Purchasing Borrower Party offers to purchase in such Auction Purchase Offer (the “Auction Amount ~~“~~”), which shall be no less than $15,000,000 (across all such Classes); (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices (in increments of $25) per $1,000, at which such Purchasing Borrower Party would be willing to purchase Term Loans of each applicable Class in such Auction Purchase Offer; and (iii) the date on which such Auction Purchase Offer will conclude (which date shall not be less than three Business Days following the distribution of the Auction Notice to the Lenders of the applicable Class(es)), on which date Return Bids (as defined below) will be due by ~~1:00 p.m~~1:00 p.m., New York City time (as such date and time may be extended by the Auction Manager, the “Expiration Time”). Such Expiration Time may be extended for a period not exceeding three (3) Business Days upon notice by the applicable Purchasing Borrower Party to the Auction Manager received not less than 24 hours before the original Expiration Time; provided that, only two (2) extensions per offer shall be permitted. An Auction Purchase Offer shall be regarded as a “failed Auction Purchase Offer” in the event that either (x) the applicable Purchasing Borrower Party withdraws such Auction Purchase Offer in accordance with the terms hereof or (y) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received. In the event of a failed Auction Purchase Offer, no Purchasing Borrower Party shall be permitted to deliver a new Auction Notice prior to the date occurring three (3) Business Days after such withdrawal or Expiration Time, as the case may be. Notwithstanding anything to the contrary contained herein, the applicable Purchasing Borrower Party shall not initiate any Auction Purchase Offer by delivering an Auction Notice to the Auction Manager until after the conclusion (whether successful or failed) of the previous Auction Purchase Offer (if any), whether such conclusion occurs by withdrawal of such previous Auction Purchase Offer or the occurrence of the Expiration Time of such previous Auction Purchase Offer.
Reply Procedures. In connection with any Auction Purchase Offer, each Lender of the applicable Class(es) wishing to participate in such Auction Purchase Offer shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation, in the form included in the applicable offering document (each, a “Return Bid”) which shall specify (i) a discount to par that must be expressed as a price (in increments of $25) per $1,000 in principal amount of Term Loans (the “Reply Price”) of the applicable Class(es) within the Discount Range and (ii) the principal amount of Term Loans of the applicable Class(es), in an amount not less than $1,000,000 or an integral multiple of $1,000 in excess thereof, that such Lender offers for sale at its Reply Price (the “Reply Amount”). A Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Term Loans of the applicable

~~4878-5947-9875.2~~
Exhibit H-1
~~US-DOCS\137844235.6~~

Class(es) held by such Lender. Lenders may only submit one Return Bid per Class per Auction Purchase Offer, but each Return Bid may contain up to three component bids, each of which may result in a separate Qualifying Bid and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Manager, an Affiliated Lender Assignment and Assumption. No Purchasing Borrower Party will purchase any Term Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Discounted Price (as defined below).
Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the applicable Purchasing Borrower Party, will determine the applicable discounted price (the “Applicable Discounted Price”) for the Auction, which will be (i) the lowest Reply Price for which such Purchasing Borrower Party can complete the Auction Purchase Offer at the Auction Amount or (ii) in the event that the aggregate amount of the Reply Amounts relating to such Auction Notice is insufficient to allow such Purchasing Borrower Party to purchase the entire Auction Amount, the highest Reply Price that is within the Discounted Range, so that such Purchasing Borrower Party can complete the purchase at such aggregate amount of Reply Amounts. Subject to the conditions contained in the Auction Notice, the applicable Purchasing Borrower Party shall purchase the Term Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or less than the Applicable Discounted Price (“Qualifying Bids”) at the Applicable Discounted Price; provided that if the aggregate amount required to pay the Qualifying Bids would exceed the Auction Amount for such Auction Purchase Offer, such Purchasing Borrower Party shall pay such Qualifying Bids at the Applicable Discounted Price ratably based on the respective principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Manager). Each participating Term Lender shall be given notice as to whether its bid is a Qualifying Bid as soon as reasonably practicable but in no case later than five (5) Business Days from the date the Return Bid was due.
Notification Procedures. The Auction Manager will calculate the Applicable Discounted Price and will cause the Administrative Agent to post the Applicable Discounted Price and proration factor, if applicable, onto an internet or intranet site (including an IntraLinks, SyndTrak or other electronic workspace) in accordance with the Auction Manager’s standard dissemination practices by 4:00 p.m., New York City time, on the Business Day during which the Expiration Time occurs. The Auction Manager will insert the principal amount of Term Loans of the applicable Class(es) to be assigned and the applicable settlement date into each applicable Affiliated Lender Assignment and Assumption received in connection with a Qualifying Bid. Upon the request of any submitting Lender, the Auction Manager will promptly return any Affiliated Lender Assignment and Assumption received in connection with a Return Bid that is not a Qualifying Bid.
Additional Procedures. After delivery of an Auction Notice, the applicable Purchasing Borrower Party may withdraw an Auction Purchase Offer only if no Qualifying Bid has been received by the Auction Manager at the time of withdrawal. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be withdrawn, modified, revoked, terminated or cancelled by a Lender. However, an Auction Purchase Offer may become void if the conditions to the purchase set forth in Section 9.04(e) of the Loan Agreement are not met. The purchase price in respect of each Qualifying Bid for which purchase by the applicable Purchasing Borrower Party is required in accordance with the foregoing provisions shall be paid directly by such Purchasing Borrower Party to the respective assigning Lender on a settlement date as determined jointly by such Purchasing Borrower Party and the Auction Manager (which shall be not later than ten Business Days after the date Return Bids are due). The applicable Purchasing Borrower Party shall execute each applicable Affiliated Lender Assignment and Assumption received in connection with a Qualifying Bid. All questions as to the form of documents and eligibility of Term Loans that are the subject of an Auction Purchase Offer will be determined by the Auction Manager, in consultation with the applicable Purchasing Borrower Party, and their determination will be final and binding so long as such determination is not inconsistent with the terms of Section 9.04(e) of the Loan Agreement or this Exhibit H-1. The Auction Manager’s interpretation of the terms and conditions of the offering document, in consultation with the applicable Purchasing Borrower Party, will be final and binding so long as such interpretation is not inconsistent with the terms of Section

~~4878-5947-9875.2~~
Exhibit H-1
~~US-DOCS\137844235.6~~

9.04(e) of the Loan Agreement or this Exhibit H-1. None of the Administrative Agent, the Auction Manager or any of their respective Affiliates assumes any responsibility for the accuracy or completeness of the information concerning the applicable Purchasing Borrower Party, the Loan Parties or any of their respective Affiliates (whether contained in an offering document or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information. This Exhibit H-1 shall not require any Purchasing Borrower Party to initiate any Auction Purchase Offer.

~~4878-5947-9875.2~~
Exhibit H-1
~~US-DOCS\137844235.6~~

EXHIBIT H-2
[FORM OF]
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION
This Affiliated Lender Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:

3.	Borrower:	Lifetime Brands, Inc.
4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Loan Agreement
5.	Loan Agreement:	The Loan Agreement dated as of March 2, 2018 among Lifetime Brands, Inc., the other Loan Parties parties thereto, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent
6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans~~914~~
	$	$	%
~~9~~14 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.
~~19~~Exhibit H-2

~~4878-5947-9875.2~~
~~US-DOCS\137844235.6~~

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR

[NAME OF ASSIGNOR]

By    :
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By    :
Title:

~~20~~Exhibit H-2

~~4878-5947-9875.2~~
~~US-DOCS\137844235.6~~

ANNEX I
STANDARD TERMS AND CONDITIONS FOR
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION
1. ~~1.~~ Representations and Warranties.
1.1~~1.1.~~ Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1~~1.2.~~ Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest, (iii) it is a Purchasing Borrower Party (as defined in the Loan Agreement); (iv) as of the date hereof the Assignee does not have any MNPI with respect to any Loan Party that either (A) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to any of the Loan Parties) on or prior to the date of any initiation of an Auction by such Purchasing Borrower Party or (B) if not disclosed to the Lenders, could reasonably be expected to have a material effect upon, or otherwise be material (1) to a Lender’s decision to assign its Term Loans to the Assignee or (2) to the market price of the Term Loans; (v) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that it will, independently and without reliance on the Administrative Agent, the Assignor or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.
~~21~~Exhibit H-2

~~4878-5947-9875.2~~
~~US-DOCS\137844235.6~~

2~~2.~~ Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3~~3.~~ General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic ~~System~~Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York, but giving effect to federal laws applicable to national banks.

~~22~~Exhibit H-2

~~4878-5947-9875.2~~
~~US-DOCS\137844235.6~~